    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 1999
                                                       REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

Carrols Corporation                           Delaware                            5800                     16-0958146
Carrols Realty Holdings Corp.                 Delaware                            6511                     16-1443701
Carrols Realty I Corp.                        Delaware                            6511                     16-1440018
Carrols Realty II Corp.                       Delaware                            6511                     16-1440017
Carrols J.G. Corp.                            Delaware                            6749                     16-1440019
Quanta Advertising Corp.                      New York                            7310                     16-1033405
Pollo Franchise, Inc.                         Florida                             5800                     65-0446291
Pollo Operations, Inc.                        Florida                             5800                     65-0446289
(EXACT NAME OF EACH REGISTRANT    (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL       (IRS EMPLOYER
AS SPECIFIED IN ITS CHARTER)       INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

                                968 James Street
                            Syracuse, New York 13203
                                 (315) 424-0513
(ADDRESS AND TELEPHONE NUMBER OF EACH REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                     Joseph A. Zirkman, Esq.                                                    Copy to:
          Vice President, General Counsel and Secretary                                  David H. Landau, Esq.
                       Carrols Corporation                                               Rosenman & Colin LLP
                         968 James Street                                                  575 Madison Avenue
                     Syracuse, New York 13203                                           New York, New York 10022
                        ------------------
    (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF SECURITIES TO           AMOUNT TO BE      OFFERING PRICE          AGGREGATE             AMOUNT OF
                  BE REGISTERED                       REGISTERED        PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE(2)
-------------------------------------------------    -------------    -----------------    -----------------    --------------------
9 1/2% Senior Subordinated Notes due 2008........    $170,000,000           100%             $170,000,000             $47,260
Subsidiary Guarantees of the 9 1/2% Senior
  Subordinated Notes Due 2008(3).................         (3)                (3)                  (3)                   (3)
Total............................................    $170,000,000           100%             $170,000,000             $47,260

------------------

(1) Estimated, solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2) Each Registrant other than Carrols Corporation is a subsidiary of Carrols Corporation and is guaranteeing payment of the Notes. Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to these guarantees.

(3) No separate consideration will be received from purchasers of the Notes with respect to these guarantees.
                               ------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
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

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 2, 1999

PROSPECTUS
                  , 1999

                              CARROLS CORPORATION
                      OFFER TO EXCHANGE UP TO $170,000,000
                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2008
                          FOR ANY AND ALL OUTSTANDING
             $170,000,000 9 1/2% SENIOR SUBORDINATED NOTES DUE 2008

                          TERMS OF THE EXCHANGE NOTES

 o The Exchange Notes will mature on December 1, 2008.

 o We may redeem the Exchange Notes at any time after December 1, 2003. Before December 1, 2001, we may redeem up to $59.5 million of the Exchange Notes with the proceeds of certain types of public offerings of equity in our company that we make.

 o The Exchange Notes are identical in all material respects to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

 o Interest will be paid:

     -- every six months on June 1 and December 1

     -- at a fixed annual rate of 9 1/2%.

 o If we cannot make payments on the Exchange Notes when due, our guarantor subsidiaries must make them instead.

 o The Exchange Notes are unsecured.

 o The Exchange Notes and subsidiary guarantees are subordinated to all of our and our guarantor subsidiaries' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to the Exchange Notes and the subsidiary guarantees or that expressly provides that it is subordinate to any other of our indebtedness.

 o No public market currently exists for the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange, and, therefore, no active public market is anticipated.

                          TERMS OF THE EXCHANGE OFFER

o All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

o Expires at 5:00 p.m., New York City time, on [            ], 1999, unless we
  extend the offer.

o Subject to customary conditions.

o Tenders may be withdrawn at any time before the expiration of the Exchange Offer.

o The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

o We will not receive any proceeds from the Exchange Offer.

YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

Prospectus Summary..........................................................................................     1
Risk Factors................................................................................................    14
Use of Proceeds.............................................................................................    21
Capitalization..............................................................................................    22
Unaudited Pro Forma Combined Financial Information..........................................................    23
Selected Historical Financial Information of Carrols........................................................    28
Selected Historical Financial Information of Pollo Tropical.................................................    29
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................    30
The Exchange Offer..........................................................................................    41
Business....................................................................................................    50
Management..................................................................................................    62
Principal Stockholders......................................................................................    73
Certain Relationships and Related Transactions..............................................................    74
Description of the Senior Credit Facility...................................................................    75
Description of the Exchange Notes...........................................................................    76
Book-Entry; Delivery and Form...............................................................................   102
Certain U.S. Federal Income Tax Considerations..............................................................   105
Plan of Distribution........................................................................................   109
Legal Matters...............................................................................................   109
Experts.....................................................................................................   109

                          CERTAIN INTRODUCTORY MATTERS

     Burger King(Registered) is a registered trademark and service mark and Whopper(Registered) is a registered trademark of Burger King Brands, Inc., a wholly owned subsidiary of Burger King Corporation ("BKC"). Neither BKC nor any of its subsidiaries, affiliates, officers, directors, agents, employees, accountants or attorneys are in any way participating in, approving or endorsing this Exchange Offer, any of the distribution or accounting procedures used in this Exchange Offer, or any representations made in connection with the Exchange Offer. BKC's grant of any franchise or other rights to us is not intended as, and should not be interpreted as, an express or implied approval, endorsement or adoption of any statement regarding actual or projected financial or other performance which may be contained in this Prospectus. All financial and other projections have been prepared by us, and are our sole responsibility.

     BKC's review of this Prospectus or the information included in this Prospectus has been conducted solely for BKC to determine conformance with BKC internal policies, and not to benefit or protect any other person. As an investor you should not interpret BKC's review as an internal approval, endorsement, acceptance or adoption of any representation, warranty, covenant or projection contained in this Prospectus.

     The enforcement or waiver of any of our obligations under any agreement between us and BKC or BKC affiliates is a matter of BKC or BKC affiliates' sole discretion. As an investor you should not rely on any representation, assumption or belief that BKC or BKC affiliates will enforce or waive particular obligations of the Company under such agreements.

     Pollo Tropical(Registered), Tropigrill(Registered) and
Tropichops(Registered) are registered trademarks of ours.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and the subsidiary guarantors have filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), covering the Exchange Notes. This Prospectus does not contain all of the information included in the Registration Statement. Any statement made in this Prospectus concerning the contents of any contract, agreement or document is not necessarily complete. If we have filed any such contract, agreement or document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

     We file periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Indenture provides that even if we are not subject to the reporting requirements of the Exchange Act, we will file with the SEC the periodic reports and other information that a reporting company is required to file. In addition, the Indenture requires us to deliver to you and to IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company), copies of all reports that we file with the SEC without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

     You may read and copy the Registration Statement, including the attached exhibits, and any reports, statements or other information that are on file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be available to the public on the SEC Internet site (http://www.sec.gov).

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements about our financial condition, results of operations and business. All statements, other than statements of historical facts included in this Prospectus, that address activities, events or developments that we believe, intend or anticipate will or may occur in the future are forward-looking statements.

     Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Actual results may differ materially from those expressed or implied by the forward-looking statements for various reasons, including those discussed under the "Risk Factors" section of this Prospectus. You are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Prospectus.

                               PROSPECTUS SUMMARY

     In this Prospectus, the words "Company", "we", "ours", and "us" refer to Carrols Corporation and its subsidiaries both before and after giving effect to the acquisition of Pollo Tropical, Inc. ("Pollo Tropical"). The term "Carrols" refers to Carrols Corporation and its subsidiaries prior to the acquisition of Pollo Tropical. The following summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. This Prospectus includes specific terms of the Exchange Notes, as well as information regarding our business and detailed financial data. We encourage you to read this Prospectus in its entirety.

     Carrols and Pollo Tropical each use a 52/53 week fiscal year ending on the Sunday closest to December 31. For convenience, the dating of the financial information in this Prospectus has been labeled as of, and for the years ended, December 31, 1993, 1994, 1995, 1996 and 1997, and as of, and for the nine months ended September 30, 1997 and 1998 for Carrols, and the six months ended
June 30, 1997 and 1998 for Pollo Tropical, as the case may be, rather than the actual fiscal year end or fiscal period end dates.

                               THE EXCHANGE OFFER

     On November 24, 1998, we completed the private offering of $170,000,000 aggregate original principal amount at maturity of 9 1/2% Senior Subordinated Notes due 2008. The Exchange Notes are guaranteed by all of our existing and future direct and indirect subsidiaries other than certain subsidiaries which currently do not conduct business operations.

     We entered into an Exchange and Registration Rights Agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this Prospectus and to complete the Exchange Offer on or prior to May 24, 1999. You are entitled to exchange in the Exchange Offer your notes for registered notes with substantially identical terms. If the Exchange Offer is not completed on or prior to May 24, 1999, you will receive liquidated damages in the amount of $0.192 per week per $1,000 of notes that you hold until the time that the Exchange Offer is completed. You should read the discussion under the heading "Description of the Exchange Notes" for further information regarding the Exchange Notes.

     We believe that, subject to certain conditions, you may resell the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act. You should read the discussion under the heading "The Exchange Offer" for further information regarding the Exchange Offer and resale of notes.

                                  THE COMPANY

OVERVIEW

     Who We Are

     Our company is the largest Burger King(Registered) franchisee in the world, and we have operated Burger King restaurants since 1976. As of September 30, 1998, we operated 338 Burger King restaurants located in 13 Northeastern, Midwestern and Southeastern states. Over the last five years, we expanded our operations through the acquisition and construction of additional Burger King restaurants while also enhancing the quality of operations, the competitive position and financial performance of our existing restaurants.

     As a result of our growth strategy, we increased the total number of restaurants we operate by over 70% from 1993 to 1997, and over 40% in 1997 alone. From fiscal 1993 to fiscal 1997, we grew our revenues from $171.1 million to $394.4 million and EBITDA from $20.2 million to $49.2 million. In July 1998, we completed our purchase of Pollo Tropical for a cash purchase price of approximately $97 million (the "Pollo Acquisition"). Pollo Tropical is a regional quick-service restaurant chain featuring grilled marinated chicken and authentic "made from scratch" side dishes. Before its acquisition by us, for the twelve months ended June 30, 1998, Pollo Tropical had revenues of $69.6 million and EBITDA of $13.0 million. Assuming the Pollo Acquisition had occurred on October 1, 1997, for the twelve months ended September 30, 1998 our revenues were $449.3 million and our EBITDA was $60.2 million.

     The Burger King System

     Burger King is the second largest quick-service hamburger restaurant chain in the world, with approximately 9,800 restaurants throughout the U.S. and in 56 foreign countries. In fiscal 1997, BKC reported systemwide sales of approximately $7.9 billion from its restaurants in the U.S. From 1993 to 1997, BKC increased its market share of the domestic quick-service hamburger market from 16.2% to 19.4%. Burger King restaurants are quick-service restaurants of distinctive design which feature flame-broiled hamburgers and serve several widely-known, trademarked products, the most popular being the WHOPPER(Registered) sandwich. Burger King restaurants are generally located in high traffic areas throughout the U.S. We believe that the primary competitive advantages of Burger King restaurants are:

     o convenience of location;

     o speed of service;

     o quality; and

     o price.

     Pollo Tropical

     As a result of the Pollo Acquisition, we operate and franchise Pollo Tropical quick-service restaurants featuring fresh grilled chicken marinated in a proprietary blend of tropical fruit juices and spices and authentic "made from scratch" side dishes. The menu emphasizes freshness and quality, with a focus on flavorful chicken served "hot off the grill." Pollo Tropical restaurants combine high quality, distinctive menu items and an inviting tropical setting with the convenience and value of quick-service restaurants.

     Pollo Tropical opened its first company-owned restaurant in Miami, and its first international franchised restaurant in 1995 in Puerto Rico. As of September 30, 1998, we owned and operated 37 Pollo Tropical restaurants, all of which are located in south and central Florida, and we franchised 20 Pollo Tropical restaurants located in Puerto Rico, the Dominican Republic, Ecuador, Netherlands Antilles and Miami. For the fiscal year ended December 31, 1997, Pollo Tropical's average comparable restaurant sales were approximately $1.9 million, which we believe is among the highest in the quick-service restaurant industry. We believe that the strategic acquisition of Pollo Tropical will allow us to:

     o broaden our restaurant concepts;

     o expand our geographic presence;

     o diversify our revenue base;

     o increase our cash flow; and

     o enhance our operating margins.

     The Industry

     The quick-service restaurant industry, which includes hamburgers, pizza, chicken, various types of sandwiches, Mexican and other ethnic foods, has experienced consistent growth. The National Restaurant Association estimates that sales at quick-service restaurants will reach approximately $105.7 billion in 1998, compared with approximately $61.4 billion in 1988.

     This growth in the quick-service restaurant industry reflects consumers' increasing desire for a convenient, reasonably priced restaurant experience. In addition, consumer need for meals and snacks prepared outside the home has increased as a result of the greater numbers of working women and single parent families. According to the National Restaurant Association, the percentage of the average family's food budget spent on meals consumed "away from home" grew from approximately 25% of the food budget in 1955 to approximately 44% in 1995.

COMPETITIVE STRENGTHS

     We attribute our success in the quick-service restaurant industry to the following competitive strengths:

     Largest Burger King Franchisee

     We are the largest Burger King franchisee in the world. We believe that our leadership position, together with our experienced management team, effective management information systems, an extensive infrastructure and a proven track record for integrating acquisitions and new restaurants, provide us with attractive opportunities to build and acquire additional restaurants. In addition, we believe that these factors enable us to enhance restaurant margins and overall performance and allow us to operate more efficiently than other Burger King franchisees.

     Strong Brand Names

     Since the formation of BKC in 1954, the Burger King brand has become one of the most recognized brands in the restaurant industry. BKC spends between 4% and 5% of total system sales on advertising per year (approximately $390 million in 1997 and approximately $1.5 billion over the past five years). The strong Burger King brand, coupled with the quality and value of the food and convenience of its restaurants has provided the Burger King system with consistent growth. According to Technomic, Inc., from 1992 to 1997, Burger King increased its share of the domestic quick-service hamburger market from approximately 16.2% to 19.4%.

     The Pollo Acquisition provides us with one of the most recognized quick-service restaurant brands in Pollo Tropical's core markets of south and central Florida. We believe that the following factors have lead to the success of the Pollo Tropical concept:

     o strong brand awareness in Pollo Tropical's markets;

     o loyalty among our Hispanic customers; and

     o positioning of our menu to capitalize on the growing consumer preference for both healthier and ethnic foods.

     Stable Cash Flows

     We believe that the stability of our operating cash flow is due to the proven success of the Burger King concept and our consistent focus on restaurant operations. During the past five years, our restaurant level EBITDA (EBITDA before general and administrative expenses) margins for our Burger King restaurants ranged between 15.4% and 18.3% and averaged 16.9%. In addition, over the same period, restaurant level EBITDA margins for Pollo Tropical restaurants ranged between 19.5% and 25.8% and averaged 23.7%. We believe that the strength of our cash flow provides us with liquidity to pursue our growth strategy.

     Diversified Locations and Restaurant Concepts

     Since August 1993, we have increased the number of Burger King restaurants we own by over 70% and we have increased our geographic presence from nine states to 13 states. The Pollo Acquisition further expands our geographic presence through the location of Pollo Tropical restaurants in Florida, the Caribbean and Central and South America. We believe that this geographic expansion enables us to capitalize on a region with a rapidly growing population and further reduce our dependence on the economic performance of any one particular region. In addition, the Pollo Acquisition enables us to further diversify our revenue and cash flow base to another concept within the quick-service restaurant industry.

     Experienced Management Team with a Significant Equity Stake

     Our senior management team, headed by Chairman and Chief Executive Officer Alan Vituli and President and Chief Operating Officer Daniel T. Accordino, has a long and successful history of developing, acquiring and operating quick-service restaurants. Under their leadership and direction, we have become the largest Burger King franchisee. Mr. Vituli and Mr. Accordino lead a team of six regional operating directors who have an average of 22 years of restaurant industry experience and 44 district managers who have an average of 16 years of restaurant management experience in the Burger King system.

     We believe that the combination of our existing management team, together with the continuity of leadership provided by Pollo Tropical President and Chief Operating Officer Nicholas A. Castaldo, enhances our ability to capitalize on future growth opportunities in the quick-service restaurant industry. Our management owns (on a fully diluted basis) approximately 12% of Carrols Holdings Corporation ("Holdings"), which owns 100% of our stock. Our regional and district managers also hold options to acquire equity in Holdings.

BUSINESS STRATEGY

     Our business strategy is to continue to increase revenues and cash flow through the construction of new restaurants, acquisitions, franchising and increasing operating efficiencies. Based on our historical performance, we believe our business strategy represents a low-risk growth plan. Our strategy is based on the following components:

     Leverage Brand Names

     We realize significant benefits as a Burger King franchisee. These benefits are the result of the following:

     o widespread recognition of the Burger King brand;

     o the size and penetration of BKC's advertising;

     o BKC's management of the Burger King brand, including new product development; and

     o the continued growth of the Burger King system.

We believe that the Burger King brand provides significant opportunities to expand our operations both within and outside our existing geographic markets, and that the Pollo Tropical brand provides us with significant growth opportunities within south and central Florida.

     Develop Additional Restaurants in Existing Markets

     We believe that our existing Burger King markets will continue to provide opportunities for the development of new restaurants. We look to develop restaurants in those of our markets we believe are underpenetrated and where the demographic characteristics are favorable for the development of new restaurants. Our own staff of real estate and construction professionals conduct our new restaurant development, with support provided by BKC's development field personnel. Before developing a new restaurant, we conduct an extensive site selection and evaluation process which includes in-depth demographic, market and financial analysis. By selectively increasing the number of restaurants we operate in a particular market, we can effectively leverage our management, corporate infrastructure and local marketing while increasing brand awareness.

     We believe that we are well positioned to develop new Pollo Tropical restaurants in Pollo Tropical's core markets of south and central Florida, which will take advantage of Hispanic customers' high frequency of visits and strong acceptance of Pollo Tropical's menu items. We believe that the continued population growth in our Florida markets will provide significant opportunity to develop additional Pollo Tropical restaurants. We also expect to continue franchising Pollo Tropical restaurants in parts of Central and South America and the Caribbean.

     Selectively Acquire Burger King Restaurants

     The Burger King system is highly fragmented in the U.S., with approximately 7,200 Burger King restaurants being operated by approximately 1,600 franchisees. We expect to continue to participate as a buyer in the consolidation of the Burger King system and we believe that opportunities for selective acquisitions will continue in both existing and new geographic markets as smaller franchisees seek liquidity through the sale of their restaurants. As the largest Burger King franchisee with a demonstrated ability to effectively integrate acquisitions, we believe that we are better positioned to capitalize on this consolidation than other Burger King franchisees. We believe that by acquiring additional Burger King restaurants, we can achieve operating efficiencies from our ability to improve controls over restaurant food costs, more efficiently utilize labor, and achieve economies of scale by leveraging our corporate infrastructure.

     Achieve Operating Efficiencies

     We maintain a disciplined commitment to increasing the profitability of our existing restaurants. Our large base of restaurants, centralized management structure and management information systems enable us to optimize operating efficiencies for our new and existing restaurants. We are able to control restaurant and corporate level costs, capture economies of scale by leveraging our existing corporate infrastructure and use our sophisticated management information and point-of-sale systems to more efficiently manage our restaurant operations and to ensure consistent application of operating controls. Our size enables us to realize benefits with improved bargaining power for purchasing and cost management activities. We believe these factors provide the basis for increased unit and Company profitability. We intend to reduce certain operating expenses after the Pollo Acquisition by eliminating duplicative costs. In addition, we expect to realize further operating efficiencies by leveraging our existing infrastructure and restaurant operating experience.

     Consistently Provide Superior Customer Satisfaction

     Our operations are focused on achieving a high level of customer satisfaction through quick, accurate and high-quality customer service. We and BKC have uniform operating standards and specifications relating to the following:

     o quality;

     o preparation and selection of menu items;

     o maintenance and cleanliness; and

     o employee conduct.

We closely supervise the operation of all our restaurants to help ensure that standards and policies are followed and that product quality, customer service and cleanliness of the restaurants are maintained at high levels.

OWNERSHIP

     Carrols Holdings Corporation

     The Company's management, headed by Alan Vituli, owns approximately 12% of Holdings (on a fully diluted basis). Holdings owns 100% of our stock. Holdings' other equity investors (who each own approximately 44% of Holdings' fully diluted capital stock) are Atlantic Restaurants, Inc., an affiliate of Dilmun Investments, Inc., and funds managed by Madison Dearborn Partners, Inc.

     An indirect wholly-owned subsidiary of Bahrain International Bank, an international financial institution whose equity investors include members of the Kuwaiti and Saudi Royal families, owns both Atlantic Restaurants, Inc. and Dilmun Investments, Inc. Since its formation in 1982, Bahrain International Bank has invested more than $600 million in U.S. companies, with a particular focus on companies with strong brand awareness. Madison Dearborn Partners, Inc. is one of the largest and most experienced private equity investment firms in the U.S., with $3.5 billion of capital under management and having invested over $1.8 billion in more than 125 companies in a variety of industries since 1980.

THE POLLO ACQUISITION AND THE PRIVATE OFFERING

     Pursuant to an Agreement and Plan of Merger, dated June 3, 1998, we commenced a tender offer to purchase all the outstanding shares of common stock of Pollo Tropical for a price of $11.00 per share. We completed our merger with Pollo Tropical on July 20, 1998. The aggregate consideration paid, including fees and expenses, to effect the Pollo Acquisition was approximately
$97 million, which we financed under our credit facility. We used the proceeds from the private offering of the outstanding notes to repay a portion of our indebtedness under our credit facility, to repay all of our then outstanding
11 1/2% Senior Notes due 2003 and to pay related fees and expenses.

                               THE EXCHANGE OFFER

The Exchange Offer...........................  We are offering to exchange up to $170,000,000 principal amount of
                                               9 1/2% Senior Subordinated Notes Due 2008 of Carrols Corporation
                                               which have been registered under the Securities Act, for
                                               $170,000,000 principal amount of our outstanding 9 1/2% Senior
                                               Subordinated Notes Due 2008 which were issued in November 1998 in a private offering.

                                               The terms of the Exchange Notes are identical in all material respects to the terms of the outstanding notes, except that the
                                               Exchange Notes are freely transferable by their holders (other than as provided in this document), and are not subject to any covenant regarding registration under the Securities Act. See "The
                                               Exchange Offer."

Minimum Condition............................  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

Expiration Date; Withdrawal of
Tender.......................................  The Exchange Offer will expire at 5:00 p.m., New York City time,
                                               on [            ], 1999. We do not currently intend to extend the
                                               expiration date. You may withdraw any notes you tender pursuant to the Exchange Offer before 5:00 p.m., New York City time, on
                                               [            ], 1999. See "The Exchange Offer--Expiration Date;
                                               Extension; Termination; Amendment" and "--Withdrawal Rights."

Conditions to the Exchange Offer.............  This Exchange Offer is subject to certain customary conditions, which we may waive. See "The Exchange Offer--Certain Conditions to the Exchange Offer."

Resales......................................  We believe that the Exchange Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the
                                               Securities Act provided that:

                                                    o the Exchange Notes are being acquired in the ordinary
                                                      course of your business;

                                                    o you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes; and

                                                    o you are not an "affiliate" of ours.

                                               If our belief is inaccurate and you transfer any Exchange Note without delivering a prospectus meeting the requirements of the
                                               Securities Act or without an exemption from the registration of your notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

Procedures for Tendering Outstanding
Notes........................................  If you wish to accept the Exchange Offer, you must complete, sign and date the Letter of Transmittal in accordance with the
                                               instructions, and deliver the Letter of Transmittal, along with the outstanding notes and any other required documentation, to the exchange agent.

Special Procedures for Beneficial
Owners.......................................  If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes in the Exchange Offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the Letter of
                                               Transmittal and delivering your notes, either arrange to have your notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange
                                               Offer--Procedures for Tendering Old Notes."

Guaranteed Delivery Procedures...............  If you wish to tender your notes and time will not permit your required documents to reach the exchange agent by
                                               [            ], 1999, or the procedure for book-entry transfer
                                               cannot be completed on time or certificates for registered notes cannot be delivered on time, you may tender your notes pursuant to the procedures described in this Prospectus under the heading "The
                                               Exchange Offer--Guaranteed Delivery Procedure."

Acceptance of Outstanding Notes and
Delivery of the Exchange Notes...............  We will accept for exchange any and all outstanding notes which are properly tendered (and not withdrawn) in the Exchange Offer
                                               before 5:00 p.m., New York City time, on [            ], 1999. The
                                               Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the expiration date.

Effect on the Holders of Outstanding
Notes........................................  Upon acceptance for exchange of all validly tendered outstanding notes pursuant to the Exchange Offer, we and the guarantor subsidiaries will have fulfilled the covenant contained in the
                                               Registration Rights Agreement. Accordingly, under the Registration
                                               Rights Agreement, the interest rate on the outstanding notes will not increase, and you will have no further rights under the
                                               Registration Rights Agreement other than those which survive the
                                               Exchange Offer.

                                               You will continue to hold your notes if you do not tender them. In addition, you will be entitled to all the rights and subject to all the applicable limitations under the Indenture, except for any rights under the Registration Rights Agreement that terminate or cease to have further effectiveness as a result of the exchange of all validly tendered outstanding notes in this Exchange Offer. All untendered outstanding notes will continue to be subject to the restrictions on transfer provided for in the outstanding notes and the Indenture. To the extent that the outstanding notes are tendered and accepted in this Exchange Offer, the trading market for untendered outstanding notes could be adversely affected.

Consequence of Failure to Exchange...........  If you are eligible to participate in the Exchange Offer and you do not tender your outstanding notes, your notes will continue to be subject to certain restrictions on transfer. We and the guarantor subsidiaries do not anticipate that we will register any outstanding notes and the related guarantees which are not exchanged in the Exchange Offer under the Securities Act, after
                                               [            ], 1999.

Federal Income Tax Consequences..............  The exchange of outstanding notes should not result in gain or loss to you or us for federal income tax purposes. See "Certain
                                               U.S. Federal Income Tax Considerations."

Use of Proceeds..............................  We will not receive any proceeds from the issuance of the Exchange
                                               Notes.

Exchange Agent...............................  IBJ Whitehall Bank & Trust Company is serving as exchange agent in connection with the Exchange Offer. IBJ Whitehall Bank & Trust
                                               Company also serves as the Trustee under the Indenture. See "The
                                               Exchange Offer--Exchange Agent."

                                           TERMS OF THE EXCHANGE NOTES

Aggregate Amount of Notes....................  $170,000,000 principal amount of 9 1/2% Senior Subordinated Notes
                                                 Due 2008.

Issuer.......................................  Carrols Corporation.

Maturity.....................................  December 1, 2008.

Interest.....................................  Annual rate--9 1/2%

                                               Payment frequency--every six months on June 1 and December 1

                                               First payment--June 1, 1999

Guarantees...................................  The Exchange Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, by all of our subsidiaries which conduct business operations.

Ranking......................................  The Exchange Notes and the subsidiary guarantees are senior subordinated debts. They rank behind all of our and our guarantor subsidiaries' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to the Exchange Notes and the subsidiary guarantees or that expressly provides that it is subordinate to any other of our indebtedness or that of our subsidiary guarantors.

                                               Assuming we had completed the private offering of the outstanding notes on September  30, 1998 and applied the proceeds as intended, the Exchange Notes and the subsidiary guarantees would have been subordinated to $84.3 million of indebtedness (excluding unused commitments of $25.0 million under our credit facility).

Optional Redemption..........................  On or after December 1, 2003, we may redeem the Exchange Notes in cash at our option, in whole or in part, at the redemption prices described in this Prospectus under the heading "Description of the
                                               Exchange Notes", plus accrued and unpaid interest to the date of redemption. Before December 1, 2001, we may redeem up to
                                               $59.5 million of the Exchange Notes with the proceeds of certain public offerings of equity in our company, at the redemption prices described in this Prospectus, provided that at least 65% of the originally issued principal amount of the Exchange Notes remains outstanding after each such redemption. See "Description of the Exchange Notes--Redemption."

Change of Control............................  Upon the occurrence of a change of control of the Company, we will be required to offer to repurchase the Exchange Notes from you at a price equal to 101% of their principal amount, together with accrued and unpaid interest to the date of repurchase. See
                                               "Description of the Exchange Notes--Change of Control."

Restrictive Covenants........................  The Indenture will limit, among other things, our ability and the ability of our guarantor subsidiaries to:

                                                    o incur additional indebtedness;

                                                    o make certain payments and redemptions;

                                                    o make certain investments;

                                                    o sell assets and subsidiary guarantor stock;

                                                    o enter into transactions with affiliates; and

                                                    o consolidate, merge, transfer or sell all or substantially all of our assets.

Absence of Public Market.....................  There is no established trading market for the Exchange Notes. We do not currently intend to list the Exchange Notes on any
                                               securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, we cannot assure you of the development or liquidity of any market for the Exchange Notes.
                                               The certificates representing the Exchange Notes will be issued in fully registered form.

RISK FACTORS

     You should carefully consider the matters set forth under "Risk Factors", as well as the other information and financial statements included in this Prospectus before you tender outstanding notes in the Exchange Offer.

PRINCIPAL OFFICES

     We are a Delaware corporation. Our principal offices are located at 968 James Street, Syracuse, New York 13203, and our telephone number is
(315) 424-0513.

     You should rely only on the information provided in this Prospectus. No person has been authorized to provide you with different information. The information in this Prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this Prospectus is accurate as of any other date.

           SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following tables set forth summary unaudited pro forma combined financial information of our company. Such financial information has been derived from Carrols' audited financial statements for its fiscal year ended December 31, 1997 and its unaudited financial statements for the nine months ended September 30, 1997 and September 30, 1998 and from Pollo Tropical's audited financial statements for its fiscal year ended December 31, 1997 and its unaudited financial statements for the six months ended June 30, 1997 and June 30, 1998.

     It is important that you read the summary financial information presented below along with the historical consolidated financial statements of Carrols and the historical consolidated financial statements of Pollo Tropical, the notes thereto and the other information contained elsewhere in this Prospectus.

     The Unaudited Pro Forma Combined Statement of Operations Data and Other Financial Data presented below is intended to give you a better picture of what our business might have looked like if the following transactions had occurred at the beginning of the applicable periods presented:

     o our acquisition of Pollo Tropical in July 1998;

     o our acquisition of 23 and 63 Burger King restaurants in March 1997 and August 1997, respectively; and

     o the private offering of the outstanding notes.

     The Unaudited Pro Forma Combined Balance Sheet Data presented below gives you a better picture of what our business would have looked like if the private offering of the outstanding notes occurred at September 30, 1998. See "Unaudited Pro Forma Combined Financial Information," "Selected Historical Financial Information of Carrols," "Selected Historical Financial Information of Pollo Tropical," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Index to Financial Statements."

                                                                                   PRO FORMA COMBINED
                                                                         --------------------------------------
                                                                                            NINE MONTHS ENDED
                                                                         YEAR ENDED           SEPTEMBER 30,
                                                                         DECEMBER 31,      --------------------
                                                                            1997             1997        1998
                                                                         ------------      --------    --------
                                                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenues........................................................     $407,819        $302,648    $344,114
Costs and expenses:
  Cost of sales.......................................................      120,862          89,248     102,577
  Restaurant wages and related expenses...............................      117,983          88,197      97,477
  Other restaurant operating expenses.................................       80,480          59,521      65,503
  Advertising expenses................................................       19,629          15,011      15,779
  General and administrative expenses.................................       18,732          13,857      15,906
  Depreciation and amortization.......................................       20,985          15,402      16,473
                                                                           --------        --------    --------
     Total costs and expenses.........................................      378,671         281,236     313,715
                                                                           --------        --------    --------
Operating income......................................................     $ 29,148        $ 21,412    $ 30,399
                                                                           --------        --------    --------
                                                                           --------        --------    --------
OTHER FINANCIAL DATA:
EBITDA(1).............................................................     $ 50,133        $ 36,814    $ 46,872
EBITDA margin.........................................................         12.3%           12.2%       13.6%
Interest expense......................................................     $ 27,469        $ 21,338    $ 18,187
Capital expenditures..................................................       20,555          12,052      23,522
Ratio of earnings to fixed charges(2).................................          1.1x            1.0x        1.3x

                                                                                                  AS OF
                                                                                              SEPTEMBER 30, 1998
                                                                                              ------------------
BALANCE SHEET DATA:
Cash.......................................................................................        $  2,442
Total assets...............................................................................         312,828
Working capital (deficiency)...............................................................         (26,092)
Total long-term debt(3)....................................................................         254,276
Stockholders' equity.......................................................................          14,427

                                                                                        HISTORICAL
                                                                           ------------------------------------
                                                                                            NINE MONTHS ENDED
                                                                           YEAR ENDED         SEPTEMBER 30,
                                                                           DECEMBER 31,    --------------------
                                                                              1997           1997        1998
                                                                           ------------    --------    --------
                                                                                  (DOLLARS IN THOUSANDS)
OPERATING STATISTICS(4):
Number of restaurants (at end of period):
  Burger King units.....................................................          335           329         338
  Pollo Tropical units..................................................           36            36          37
                                                                             --------      --------    --------
     Total..............................................................          371           365         375
Average annual sales per restaurant:
  Burger King units.....................................................     $  1,055            --          --
  Pollo Tropical units..................................................        1,843            --          --
Percentage change in comparable restaurant sales:
  Burger King units(5)..................................................         (1.4)%        (1.2)%       7.2%
  Pollo Tropical units(6)...............................................          4.2%          4.4%        8.4%

(1) EBITDA is defined as income (loss) from continuing operations before income taxes, extraordinary items, interest, refinancing expenses, depreciation and amortization and acquisition related expenses pertaining to the sale of Pollo Tropical to Carrols. EBITDA is presented because we believe it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(2) For the purpose of determining the ratio of earnings to fixed charges, earnings included earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor.

(3) Includes approximately $3.1 million of capital lease obligations and other debt.

(4) Data presented reflects our owned restaurants only and does not include Pollo Tropical franchised units, which totaled 20 at September 30, 1998.

(5) The nine months ended September 30, 1998 contains 40 weeks. The percentage change in comparable restaurant sales for this period has been calculated using a comparable number of weeks from the prior year. The percentage change in comparable restaurant sales using the actual number of weeks in the nine months ended September 30, 1998 is 10.2%. The percentage change in comparable restaurant sales is calculated using only those restaurants that have been open since the beginning of the earliest period being compared.

(6) The percentage change in comparable restaurant sales is calculated using only those restaurants that have been open for seven full calendar quarters prior to the beginning of the latest period compared.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

    The following summary historical information at the end of and for each of the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997 with respect to Carrols and Pollo Tropical have been derived from audited financial statements of the respective companies. The summary historical financial information at the end of and for the nine month periods ended September 30, 1997 and 1998 with respect to Carrols and the six month periods ended June 30, 1997 and 1998 of Pollo Tropical has been derived from unaudited financial statements contained elsewhere in this Prospectus.

    The Pollo Acquisition was completed in July 1998, and as a result, Carrols' unaudited financial statements as of and for the nine month period ended September 30, 1998 include the results of operations for the Pollo Tropical restaurants since July 10, 1998. Interim period results are not necessarily indicative of results to be expected for a complete fiscal year. See "Selected Historical Financial Information of Carrols," "Selected Historical Financial Information of Pollo Tropical," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements."

                                    CARROLS

                                                                                                                   NINE
                                                                                                                  MONTHS
                                                                                                                  ENDED
                                                                                                                 SEPTEMBER
                                                                  YEAR ENDED DECEMBER 31,                        30,(1)
                                                ------------------------------------------------------------     --------
                                                  1993         1994         1995         1996         1997         1997
                                                --------     --------     --------     --------     --------     --------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
Restaurant sales..............................  $171,137     $203,927     $226,257     $240,809     $295,436     $207,113
Franchise revenues............................        --           --           --           --           --           --
                                                --------     --------     --------     --------     --------     --------
 Total revenues...............................   171,137      203,927      226,257      240,809      295,436      207,113
Costs and expenses:
 Cost of sales................................    48,502       57,847       63,629       68,031       85,542       59,600
 Restaurant wages and related expenses........    51,739       59,934       65,932       70,894       89,447       63,539
 Other restaurant operating expenses..........    35,192       42,390       45,635       48,683       61,691       43,005
 Advertising expenses.........................     7,930        8,785        9,764       10,798       13,122        9,093
 General and administrative...................     7,534        9,122       10,434       10,387       13,121        9,337
 Depreciation and amortization................    12,143       11,259       11,263       11,015       15,102       10,578
 Other costs(2)...............................        --        1,800           --          509           --           --
                                                --------     --------     --------     --------     --------     --------
   Total costs and expenses...................   163,040      191,137      206,657      220,317      278,025      195,152
                                                --------     --------     --------     --------     --------     --------
Income from operations........................     8,097       12,790       19,600       20,492       17,411       11,961
Refinancing expenses..........................        --           --           --           --           --           --
Interest expense, net.........................    12,505       14,456       14,500       14,209       14,598       11,059
                                                --------     --------     --------     --------     --------     --------
Income (loss) before income taxes and
 extraordinary loss...........................    (4,408)      (1,666)       5,100        6,283        2,813          902
Provision (benefit) for income taxes..........        --          165       (9,826)       3,100          655          181
                                                --------     --------     --------     --------     --------     --------
Income (loss) before extraordinary loss.......    (4,408)      (1,831)      14,926        3,183        2,158          721
Extraordinary loss on extinguishment of debt,
 net of tax...................................    (4,883)          --           --           --           --           --
                                                --------     --------     --------     --------     --------     --------
Net income (loss).............................  $ (9,291)    $ (1,831)    $ 14,926     $  3,183     $  2,158     $    721
                                                --------     --------     --------     --------     --------     --------
                                                --------     --------     --------     --------     --------     --------

OTHER FINANCIAL DATA:
EBITDA(3).....................................  $ 20,240     $ 25,849     $ 30,863     $ 32,016     $ 32,513     $ 22,539
EBITDA margin.................................      11.8%        12.7%        13.6%        13.3%        11.0%        10.9%
Capital expenditures..........................  $  3,863     $  6,024     $  8,022     $ 15,255     $ 18,210     $ 10,952
Ratio of earnings to fixed charges(4).........        --           --          1.3x         1.3x         1.1x         1.1x
OPERATING STATISTICS:
Number of Burger King restaurants (at end of
 period)......................................       195          219          219          232          335          329
Average number of Burger King restaurants.....       185          207          219          225          280          263
Average annual sales per Burger King
 restaurant...................................  $    925     $    985     $  1,033     $  1,070     $  1,055           --
Percentage change in comparable Burger King
 restaurant sales(1)..........................      (1.3)%        5.1%         3.8%         3.2%        (1.4)%       (1.2)%

BALANCE SHEET DATA (AT PERIOD END):
Total assets..................................  $119,735     $125,317     $135,064     $138,588     $215,328     $220,970
Working capital (deficiency)..................   (13,806)     (16,456)     (13,602)     (15,004)     (18,273)     (12,668)
Total long-term debt(5).......................   119,667      125,519      120,578      121,265      160,287      177,232
Stockholders' equity (deficit)................   (22,404)     (27,208)     (12,916)     (11,662)      17,447       18,059

                                                  NINE
                                                 MONTHS
                                                 ENDED
                                                SEPTEMBER
                                                30,(1)
                                                --------
                                                  1998
                                                --------
                                                (DOLLARS IN THOUSANDS)

STATEMENT OF OPERATIONS DATA:
Revenues:
Restaurant sales..............................  $305,866
Franchise revenues............................       161
                                                --------
 Total revenues...............................   306,027
Costs and expenses:
 Cost of sales................................    89,829
 Restaurant wages and related expenses........    89,014
 Other restaurant operating expenses..........    60,685
 Advertising expenses.........................    13,920
 General and administrative...................    13,364
 Depreciation and amortization................    14,294
 Other costs(2)...............................        --
                                                --------
   Total costs and expenses...................   281,106
                                                --------
Income from operations........................    24,921
Refinancing expenses..........................     1,639
Interest expense, net.........................    14,716
                                                --------
Income (loss) before income taxes and
 extraordinary loss...........................     8,566
Provision (benefit) for income taxes..........     3,850
                                                --------
Income (loss) before extraordinary loss.......     4,716
Extraordinary loss on extinguishment of debt,
 net of tax...................................        --
                                                --------
Net income (loss).............................  $  4,716
                                                --------
                                                --------
OTHER FINANCIAL DATA:
EBITDA(3).....................................  $ 39,215
EBITDA margin.................................      12.8%
Capital expenditures..........................  $ 21,963
Ratio of earnings to fixed charges(4).........       1.4x
OPERATING STATISTICS:
Number of Burger King restaurants (at end of
 period)......................................       338
Average number of Burger King restaurants.....       339
Average annual sales per Burger King
 restaurant...................................        --
Percentage change in comparable Burger King
 restaurant sales(1)..........................       7.2%
BALANCE SHEET DATA (AT PERIOD END):
Total assets..................................  $306,898
Working capital (deficiency)..................   (28,692)
Total long-term debt(5).......................   241,613
Stockholders' equity (deficit)................    18,285

------------------
(1) The nine month periods ended September 30, 1997 and 1998 include 39 weeks and 40 weeks, respectively. The percentage change in comparable restaurant sales for the nine months ended September 30, 1998 has been calculated using a comparable number of weeks from the prior year. The percentage change in comparable restaurant sales using the actual number of weeks in the nine months ended September 30, 1998 and 1997 is 10.2%. The percentage change in comparable restaurant sales is calculated using only those restaurants that have been open since the beginning of the earliest period being compared.

(2) Other costs represent restaurant closure expenses of $1,800 in 1994 and costs associated with a change in control of $509 in 1996 associated with our sale to Atlantic Restaurants, Inc.

(3) EBITDA is defined as income (loss) from continuing operations before income taxes, extraordinary items, interest, refinancing expenses, depreciation and amortization and other costs. EBITDA is presented because we believe it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(4) For the purpose of determining the ratio of earnings to fixed charges, earnings included earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor. For 1993 and 1994, earnings were insufficient to cover fixed charges by $4,808 and $1,666, respectively.

(5) Includes capital lease obligations and other debt which was $3.1 million at September 30, 1998.

                                 POLLO TROPICAL

                                                                                                    SIX MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                       JUNE 30,
                                            ---------------------------------------------------    ------------------
                                             1993       1994       1995       1996       1997       1997       1998
                                            -------    -------    -------    -------    -------    -------    -------
                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Restaurant sales.......................   $19,305    $41,114    $55,489    $63,735    $65,118    $31,817    $35,448
  Franchise revenues.....................        --         41        555        499        812        420        454
                                            -------    -------    -------    -------    -------    -------    -------
    Total revenues.......................    19,305     41,155     56,044     64,234     65,930     32,237     35,902
Costs and expenses:
  Cost of sales..........................     6,961     14,849     20,065     24,037     22,533     11,164     11,999
  Restaurant wages and related expenses..     4,481      9,710     13,661     15,695     15,178      7,472      7,994
  Other restaurant operating expenses....     2,325      4,812      7,362      9,159      8,427      4,106      4,694
  Advertising expenses...................       764      1,383      2,103      2,978      2,987      1,563      1,702
  General and administrative.............     1,528      3,702      5,178      5,371      5,538      2,903      2,805
  Depreciation and amortization..........       635      2,301      3,397      2,962      2,355      1,208      1,133
  Other (income) expense, net(1).........       (16)       (22)     1,623      6,250        (32)        (8)       488
                                            -------    -------    -------    -------    -------    -------    -------
    Total costs and expenses.............    16,678     36,735     53,389     66,452     56,986     28,408     30,815
                                            -------    -------    -------    -------    -------    -------    -------
Income (loss) from operations............     2,627      4,420      2,655     (2,218)     8,944      3,829      5,087
Interest (income) expense, net...........       (14)        32        758        976        490        363        (31)
                                            -------    -------    -------    -------    -------    -------    -------
Income (loss) before income taxes and
  extraordinary loss.....................     2,641      4,388      1,897     (3,194)     8,454      3,466      5,118
Provision (benefit) for income taxes.....       963      1,590        720     (1,213)     3,212      1,316      2,242
                                            -------    -------    -------    -------    -------    -------    -------
Income (loss) before extraordinary
  loss...................................     1,678      2,798      1,177     (1,981)     5,242      2,150      2,876
Extraordinary loss on extinguishment of
  debt, net of tax.......................        --         --        (63)        --         --         --         --
                                            -------    -------    -------    -------    -------    -------    -------
Net income (loss)........................   $ 1,678    $ 2,798    $ 1,114    $(1,981)   $ 5,242    $ 2,150    $ 2,876
                                            -------    -------    -------    -------    -------    -------    -------
                                            -------    -------    -------    -------    -------    -------    -------
OTHER FINANCIAL DATA:
EBITDA(2)................................   $ 3,262    $ 6,721    $ 7,544    $ 7,068    $11,299    $ 5,037    $ 6,723
EBITDA margin............................      16.9%      16.3%      13.5%      11.0%      17.1%      15.6%      18.7%
Capital expenditures.....................   $11,479    $24,179    $ 9,599    $ 4,621    $ 1,451    $   659    $ 1,749
Ratio of earnings to fixed charges(3)....       6.7x       5.2x       2.2x        --        8.8x       6.4x      18.3x
OPERATING STATISTICS:
Number of restaurants (at end of
  period)................................        14         33         36         35         36         35         36
Average number of restaurants............         9         21         33         38         35         35         36
Average annual sales per restaurant......   $ 2,145    $ 1,958    $ 1,681    $ 1,677    $ 1,861         --         --
Percentage change in comparable
  restaurant sales(4)....................       7.8%      (0.7)%     (5.6)%      7.9%       4.2%       6.0%       7.9%
BALANCE SHEET DATA (AT PERIOD END):
Total assets.............................   $28,336    $42,255    $46,825    $48,501    $40,354    $45,309    $43,333
Working capital (deficiency).............     6,979     (2,685)    (4,407)    (7,381)    (4,906)    (6,666)    (3,368)
Total long-term debt.....................     2,500     11,402     12,049     11,375      1,214      6,632         95
Stockholders' equity.....................    21,409     24,619     25,959     24,142     29,731     26,442     32,877

------------------
(1) Other (income) expense for 1995 and 1996 includes restaurant closure expenses of $1,492 and $6,324, respectively, and, for the six months ended June 30, 1998, acquisition related expenses of $503 pertaining to the sale of Pollo Tropical to Carrols.

(2) EBITDA is defined as income (loss) from operations before income taxes, extraordinary items, interest, depreciation and amortization, restaurant closure expenses and acquisition related expenses pertaining to the sale of Pollo Tropical to us. EBITDA is presented because we believe it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(3) For the purposes of determining the ratio of earnings to fixed charges, earnings included earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor. For 1996, earnings were insufficient to cover fixed charges by $3,194.

(4) The percentage change in comparable restaurant sales is calculated using only those restaurants that have been open for seven full calendar quarters prior to the beginning of the latest period compared.

                                  RISK FACTORS

     In addition to the other information set forth in this Prospectus, you should carefully consider the following information before participating in the Exchange Offer.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH.

     We have a significant amount of indebtedness. The following chart shows certain important credit statistics and is presented assuming we had completed the private offering of the outstanding notes as of the dates or at the beginning of the periods specified below and applied the proceeds as intended:

                                                              AT SEPTEMBER 30, 1998
                                                              ---------------------
Total indebtedness.........................................      $254.3 million
Stockholders' equity.......................................      $ 14.4 million
Debt to total capitalization...............................                94.6%

                                                            FOR THE YEAR ENDED    FOR THE NINE MONTHS
                                                            DECEMBER 31, 1997     ENDED SEPTEMBER 30, 1998
                                                            ------------------    ------------------------
Ratio of earnings to fixed charges.......................          1.1x                     1.3x

     In addition to the foregoing, please be aware that our interest expense will be higher compared to previous years because of our financing of the Pollo Acquisition.

     Such a large amount of indebtedness could have negative consequences for us. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to the Exchange Notes;

     o increase our vulnerability to general adverse economic and industry conditions, as well as increases in interest rates;

     o limit our ability to fund future working capital, capital expenditures and other general corporate requirements;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     o place us at a competitive disadvantage compared to our competitors that have less debt; and

     o limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS JUNIOR TO OUR CREDIT FACILITY AND POSSIBLY TO ALL OF OUR FUTURE BORROWINGS.

     The Exchange Notes and the subsidiary guarantees rank behind all of our guarantor subsidiaries' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to the Exchange Notes and the subsidiary guarantees or that expressly provides that it is subordinate to any other of our indebtedness. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our and the subsidiary guarantors' senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the Exchange Notes or the subsidiary guarantees.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the Exchange Notes will participate with trade creditors and all other holders of our subordinated indebtedness and the guarantors in the assets remaining after we and the subsidiary guarantors have paid all senior debt. However, because the Indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Exchange Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of the Exchange Notes may receive less, ratably, than holders of senior debt.

     In addition, the Exchange Notes will not be secured by any of our assets or the assets of our subsidiaries. Obligations under our credit facility and any guarantees of those obligations are secured by substantially all of our assets and the assets of our subsidiaries. If we become insolvent or are liquidated, or if payment under our credit facility is accelerated, the lenders under our credit facility would have a prior claim with respect to our assets and would be entitled to exercise remedies available to them under applicable laws.

     Assuming we had completed the private offering of the outstanding notes on September 30, 1998, the Exchange Notes and the subsidiary guarantees would have been subordinated to $84.3 million of senior debt. See "Description of the Exchange Notes--Ranking and Subordination of the Exchange Notes."

ADDITIONAL BORROWINGS AVAILABLE--WE AND OUR SUBSIDIARIES MAY BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Indenture do not fully prohibit us or our subsidiaries from doing so. Our credit facility would permit additional borrowing of up to $25.0 million and all of those borrowings would be senior to the Exchange Notes and the subsidiary guarantees. See "Capitalization" and "Description of the Senior Credit Facility."

ABILITY TO SERVICE DEBT--WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS.

     Our ability to make payments on our indebtedness, including the Exchange Notes, and to fund operating and capital expenditures will depend on our ability to generate cash in the future. We believe based on current circumstances that our cash flow, together with available borrowings under our credit facility, will be adequate to permit us to meet our operating expenses and to service our debt requirements for the foreseeable future. Significant assumptions underlie this belief including that we will be successful in implementing our business strategy and that there is no material adverse change in our business, liquidity or capital requirements. We cannot assure you that we will generate sufficient cash flow to meet our operating expenses and to service our debt requirements. We may need to adopt alternative strategies, including:

     o reducing or delaying capital expenditures;

     o selling assets;

     o restructuring or refinancing our indebtedness; or

     o seeking additional equity capital.

We cannot assure you, however, that any of these alternative strategies would be completed on satisfactory terms.

RESTRICTIONS IMPOSED BY OUR CREDIT FACILITY AND THE INDENTURE--OUR CREDIT FACILITY AND THE INDENTURE IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS.

     Our credit facility and the Indenture impose significant operating and financial restrictions on us and our subsidiaries. These restrictions may significantly limit or prohibit us from engaging in certain transactions, including:

     o disposing of assets;

     o incurring additional indebtedness;

     o repaying other indebtedness;

     o paying dividends;

     o entering into certain investments or acquisitions;

     o repurchasing or redeeming capital stock;

     o engaging in mergers or consolidations; and

     o engaging in certain transactions with subsidiaries and affiliates.

     Our credit facility requires us to maintain specified financial ratios and satisfy certain financial tests. Our ability to meet these financial ratios and tests may be affected by events beyond our control and, as a result, we cannot guarantee to you that we will be able to meet such tests. In addition, the restrictions contained in our credit facility could limit our ability to finance future operations or capital needs or engage in other business activities that may be in the interests of us or our subsidiaries. Our failure to comply with the restrictions in the Indenture and our credit facility could lead to a default under the terms our credit facility. In the event of such a default, the lenders under our credit facility could declare all amounts borrowed due and payable, including all interest that is accrued and unpaid. In addition, the lenders under our credit facility could terminate their commitments to lend to us. If that does occur, we cannot assure you that we would be able to make the necessary payments to the lenders and we cannot give you any assurance that we would be able to find additional alternative financing. Even if we could obtain additional alternative financing, we cannot assure you that it would be on terms that are favorable or acceptable to us.

     You should also be aware that the existing indebtedness under our credit facility is secured by substantially all of our and our subsidiaries' assets. Should a default or acceleration of such indebtedness occur, the holders of such indebtedness could seize these assets securing the indebtedness and sell the assets to satisfy all or a part of what is owed.

WE ARE HIGHLY DEPENDENT ON THE BURGER KING SYSTEM AND OUR ABILITY TO RENEW OUR FRANCHISES WITH BURGER KING CORPORATION

     Our success is, to a large extent, directly related to the success of the nationwide Burger King system. In turn, the ability of the nationwide Burger King system to compete effectively depends upon the success of the management of the Burger King system by BKC. We cannot assure you that BKC will be able to compete effectively with other quick-service restaurants.

     Under our franchise agreements with BKC (the "BKC Franchise Agreements"), we are required to comply with operational programs established by BKC. In addition, although not required, we may not be able to avoid adopting menu price discount promotions instituted by BKC which may be unprofitable.

     BKC's consent is required for us to expand and acquire additional Burger King restaurants. BKC has a right of first refusal to acquire existing Burger King restaurants which we may seek to acquire. Although BKC has historically granted its approval to most of our acquisition requests, we cannot assure you that it will continue to do so. In addition, BKC must consent to renew our franchise agreements when the BKC Franchise Agreements expire. The BKC Franchise Agreements typically have 20-year terms and are set to expire as follows:

     o 55 BKC Franchise Agreements are due to expire within five years from September 30, 1998; and

     o an additional 123 BKC Franchise Agreements are due to expire within ten years from September 30, 1998.

     Although BKC has granted each of our requests for successor franchise agreements, we cannot assure you that it will continue to do so. In addition, we may be obligated to remodel particular restaurants in connection with obtaining successor franchise agreements and thus incur substantial costs.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE QUICK-SERVICE RESTAURANT
INDUSTRY

     The quick-service restaurant industry is highly competitive and can be materially affected by many factors, including:

     o changes in local, regional or national economic conditions;

     o changes in demographic characteristics;

     o changes in consumer tastes;

     o changes in traffic patterns;

     o consumer concerns about nutrition;

     o increases in the number of, and particular locations of, competing quick-service restaurants and other competitors;

     o inflation;

     o increases in the cost of food and packaging;

     o increased labor costs, including health care and minimum wage requirements;

     o regional weather conditions; and

     o the availability of experienced management and hourly-paid employees.

     In addition, publicity from food quality, illness, injury or other health concerns or alleged discrimination or other operating issues stemming from one location or a limited number of locations could substantially affect us, regardless of whether they pertain to our own restaurants. For a short period during August 1997, negative publicity related to a recall of beef furnished by a Burger King system supplier affected our sales, although none of our restaurants purchased beef from this supplier. See "Business."

RISKS RELATED TO INCREASED LABOR COSTS

     Wage rates for a substantial number of our employees are at or slightly above the minimum wage. Recent legislation increasing the minimum wage has resulted in higher wage rates for us. As federal and/or state minimum wage rates increase, we may need to increase not only the wage rates of our minimum wage employees but also the wages paid to the employees at wage rates which are above the minimum wage. Although we anticipate that increases in the minimum wage may be offset through pricing and other cost control efforts, we cannot assure you that we will be able to do so. See "Business--Government Regulation."

COMPETITION IS INTENSE IN THE QUICK-SERVICE RESTAURANT INDUSTRY

     The quick-service restaurant industry is highly competitive. Our restaurants compete with a large number of national quick-service restaurant chains, as well as regional quick-service restaurant chains, convenience stores and other purveyors of moderately priced and quickly served foods. Our largest competitor is McDonald's restaurants. According to publicly available information, McDonald's restaurants had aggregate U.S. revenues of $17.1 billion for the year ended December 31, 1997 and operated 12,380 restaurants in the U.S. at that date.

     To remain competitive, we, as well as certain of the other major quick-service restaurant chains, have increasingly offered selected food items and combination meals at discounted prices. These such changes in pricing and other marketing strategies have had, and in the future may continue to have, a negative impact on our sales and earnings. See "Business--Competition."

RISKS RELATING TO THE POLLO ACQUISITION

     The Pollo Acquisition has increased the size of our operations which will increase the demands placed upon our management, including demands resulting from the need to integrate the accounting systems, management information systems and other operations of Pollo Tropical with our own. Successful integration of Pollo Tropical's operations will depend primarily on our ability to effectively manage Pollo Tropical's operations. The integration of Pollo Tropical may result in unforeseen difficulties that require a disproportionate amount of our management's attention and our resources. We cannot assure you that we will be able to integrate effectively the operations of Pollo Tropical. A failure to integrate its operations effectively could have a material adverse effect on us.

RISKS ASSOCIATED WITH GROWTH AND DEVELOPMENT

     Our growth strategy is to acquire and develop additional Burger King restaurants and, to a lesser extent, develop and franchise additional Pollo Tropical restaurants. Development involves substantial risks, including the risk:

     o that development costs will exceed budgeted amounts;

     o of delays in completion of construction;

     o of the inability to obtain all necessary zoning and construction permits;

     o of the inability to identify, or the unavailability of, suitable sites on acceptable leasing or purchase terms;

     o that developed properties will not achieve desired revenue or cash flow levels once opened;

     o of incurring substantial unrecoverable costs in the event a development project is abandoned prior to completion;

     o of changes in governmental rules, regulations and interpretations; and

     o of changes in general economic and business conditions.

Although we intend to manage our growth and development to reduce these risks, we cannot assure you that newly developed, acquired or franchised restaurants will perform in accordance with our expectations.

     Our development plans also will require additional management, operation and financial resources. For example, we will be required to recruit and train managers and other personnel for each new restaurant. We cannot assure you that we will be able to manage our expanding operations effectively.

THE LOCATION OF RESTAURANTS IS IMPORTANT TO THEIR SUCCESS

     The location of our restaurants has significant influence on their success. We cannot assure you that current locations will continue to be economically viable or that additional locations can be acquired at reasonable costs. In addition, economic conditions where restaurants are located could decline in the future, resulting in potentially reduced sales in those locations. We cannot assure you that new sites will produce the same results as existing sites.

OUR SUCCESS DEPENDS ON CERTAIN SENIOR EXECUTIVES

     Our success depends to a large extent upon the continued services of our senior management, including Alan Vituli, Chairman of the Board and Chief Executive Officer and Daniel T. Accordino, President and Chief Operating Officer. We have employment agreements with Mr. Vituli and Mr. Accordino which expire in March 2001. The loss of the services of Mr. Vituli or Mr. Accordino could have a material adverse effect on our business, financial condition or results of operations. Our success also depends upon our ability to develop additional senior level operating management. See "Management."

GOVERNMENT REGULATION

     As is the case with most businesses, we are subject to extensive laws and regulations relating to the development and operation of restaurants, including the following:

     o zoning;

     o the preparation and sale of food; and

     o employer/employee relationships.

     In the event that legislation having a negative impact on our business is adopted, you should be aware that it could have a material adverse impact on us. For example, substantial increases in the minimum wage could adversely affect our financial condition and results of operations. Local zoning or building codes or regulations can cause substantial delays in our ability to build and open new restaurants.

POTENTIAL INABILITY TO REPURCHASE EXCHANGE NOTES UPON A CHANGE OF CONTROL

     Upon the occurrence of certain specific kinds of change of control events, we may be required to offer to repurchase all or a portion of the Exchange Notes. We would be required to purchase the Exchange Notes at 101% of their principal amount, plus accrued interest to the date of repurchase. If a change of control occurs, we cannot be sure that we would have enough funds to pay for all of the Exchange Notes. If we are required to purchase the Exchange Notes, we would need to secure third-party financing if we do not have available funds to meet our purchase obligations. However, we cannot assure you that we would be able to secure such financing on favorable terms, if at all.

     A change of control will result in an event of default under our credit facility and may lead to an acceleration of other senior debt, if any. Such events may permit the holders under such debt instruments to reduce the borrowing base thereunder or accelerate the debt and, if the debt is not paid, to enforce security interests on, or commence litigation that could ultimately result in a sale of, substantially all of our assets. This would further reduce our ability to raise cash to purchase the Exchange Notes.

FRAUDULENT CONVEYANCE

     Various fraudulent conveyance laws protect creditors. These laws may be applied by a court to subordinate or avoid the Exchange Notes or the guarantees in favor of our other existing or future creditors or those of the guarantors. If in a lawsuit on behalf of one of our unpaid creditors or a representative of one of our creditors a court were to find that, at the time we issued the outstanding notes, we:

     o intended to hinder, delay or defraud any existing or future unpaid creditors or contemplated insolvency with the intent to favor one or more creditors over others; or

     o did not receive fair consideration or reasonably equivalent value for issuing the outstanding notes and we, at such time:

     o were insolvent,

     o were made insolvent by issuing the outstanding notes,

     o were engaged or about to engage in a business or transaction for which our remaining assets would be unreasonably small to carry on our business, or

     o intended to take on, or believed that we would take on, more debts than we could pay,

such court could void our obligations under the Exchange Notes.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the laws of the jurisdiction that is being applied in any such proceeding. Generally, however, we would be considered insolvent if, at the time we incurred the indebtedness, either:

     o the sum of our debts (including contingent liabilities) is greater than our assets, at a fair valuation; or

     o the present fair saleable value of our assets is less than the amount required to pay the probable liability on our total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

     We believe that at the time we incurred the indebtedness constituting the Exchange Notes, we:

     o were not insolvent nor rendered insolvent as a result;

     o were in possession of sufficient capital to run our business effectively;

     o were incurring debts within our ability to pay them as they become due;
       and

     o had sufficient assets to satisfy any probable money judgment against us in any pending action.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." In reaching these conclusions, we have relied upon various valuations and estimations of future cash flows that necessarily involve a number of assumptions and choices of methodology. We cannot give any assurances, however, as to what standards a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

CONSEQUENCES OF A FAILURE TO EXCHANGE OUTSTANDING NOTES

     The outstanding notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from those laws or in a transaction not subject to those laws. Outstanding notes that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting these restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of outstanding notes that remain outstanding will not be entitled to certain registration rights under the Registration Rights Agreement. We do not currently anticipate that we will register the outstanding notes under the Securities Act.

     The outstanding notes were issued to and are currently owned by, a small number of beneficial owners. Although the outstanding notes have been designated for trading in the PORTAL market, to the extent that outstanding notes are tendered and accepted in connection with the Exchange Offer, any trading market for outstanding notes that remain outstanding after the Exchange Offer could be adversely affected.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     Currently, there is no public market for the Exchange Notes. We do not intend to apply for listing of the notes on any securities exchange or on any automated dealer quotation system. We can make no assurances to you as to the development or liquidity of any market for the Exchange Notes, your ability to sell the exchange notes, or the price at which you may be able to sell the notes. General declines in the market for securities similar to the Exchange Notes may adversely affect the liquidity of, and trading market for, the Exchange Notes independent of our financial performance and prospects.

                                   USE OF PROCEEDS

     We will not receive any proceeds from the Exchange Offer. We applied the gross proceeds of $170.0 million from the private offering of the outstanding notes (the "Private Offering") to:

     o pay approximately $116.6 million to redeem our 11 1/2% Senior Notes due 2003 (the "11 1/2% Senior Notes"), consisting of the payment of
       $107.6 million aggregate principal amount, a redemption premium of approximately $4.6 million and interest accrued to December 24, 1998 of $4.4 million;

     o repay a portion of the borrowings under our credit facility in an amount equal to $47.9 million; and

     o pay fees and expenses of approximately $5.5 million.

     Our credit facility consists of term loans which mature on June 30, 2003 and a revolving credit facility which matures on December 31, 2001. At September 30, 1998, the term loans generally bore interest at a rate of 7.82% and loans under the revolving credit facility bore interest at a weighted average rate of 7.97%.

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of the Company as of September 30, 1998 and the pro forma capitalization of the Company, adjusted to give effect to the Private Offering of the outstanding 9 1/2% Senior Subordinated Notes due 2008 (the "Old Notes") and the application of the proceeds therefrom as if it had occurred at September 30, 1998. The information presented below should be read in conjunction with the historical and pro forma financial statements and related notes appearing elsewhere herein.

                                                                     AS OF SEPTEMBER 30, 1998
                                                                ----------------------------------
                                                                        ACTUAL           PRO FORMA
                                                                ------------------------ ---------
                                                                       (DOLLARS IN THOUSANDS)
Long-term debt (including current portion):
  Senior Credit Facility:
     Revolving Credit Facility(1).......................                $ 11,300         $     --
     Term Loans.........................................                 119,609          81,209
  11 1/2% Senior Notes..................................                 107,637               --
  9 1/2% Senior Subordinated Notes......................                      --          170,000
  Capital leases and other..............................                   3,067            3,067
                                                                        --------         --------
     Total long-term debt...............................                 241,613          254,276
Stockholders' equity(2).................................                  18,285           14,427
                                                                        --------         --------
     Total capitalization...............................                $259,898         $268,703
                                                                        --------         --------
                                                                        --------         --------

------------------
(1) Pro forma for the Private Offering, the Company would have full availability under its $25.0 million revolving credit facility.

(2) Pro forma stockholders' equity reflects extraordinary charges to record the redemption premium of approximately $4.6 million associated with the prepayment of the Company's 11 1/2% Senior Notes and to record the write off of deferred financing costs of approximately $2.4 million, net of the related income tax benefits.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Statement of Operations and Other Financial Data of the Company gives effect to the Pollo Acquisition, the acquisition of 23 and 63 Burger King restaurants in March 1997 and August 1997, respectively (the "Burger King Acquisitions") and the Private Offering as if they occurred at the beginning of each of the applicable periods presented. Such financial information has been derived from Carrols' audited financial statements for its fiscal year ended December 31, 1997 and its unaudited financial statements for the nine months ended September 30, 1997 and 1998 and from Pollo Tropical's audited financial statements for its fiscal year ended December 31, 1997 and its unaudited financial statements for the six months ended June 30, 1997 and 1998. The Pollo Acquisition was completed in July 1998, and as a result, Carrols' unaudited financial statements as of and for the nine month period ended September 30, 1998 include the results of operations for the Pollo Tropical restaurants since July 10, 1998.

     The Pollo Acquisition was accounted for using the purchase method of accounting. The total cost of the Pollo Acquisition has been allocated to the assets acquired and liabilities assumed based upon their respective fair values as determined through appraisals and internal estimates that the Company believes are reasonable.

     The following unaudited pro forma combined financial information is presented for illustrative purposes only, does not purport to be indicative of the Company's financial position or results of operations as of the date hereof, or as of or for any other future date, and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the foregoing transactions occurred on January 1, 1998, October 1, 1997 or January 1, 1997, nor does it give effect to (i) any transactions other than the foregoing transactions and those described in the accompanying notes to unaudited pro forma combined financial information of the Company or
(ii) Carrols' results of operations since September 30, 1998.

     The following unaudited pro forma combined financial information is based upon the historical financial statements of Carrols and Pollo Tropical and should be read in conjunction with such historical financial statements, the notes thereto and the other information contained elsewhere in this Prospectus. See "Selected Historical Financial Information of Carrols," "Selected Historical Financial Information of Pollo Tropical," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements."

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                        PRO FORMA                                            PRO FORMA
                                          HISTORICAL    BURGER KING    PRO FORMA    HISTORICAL        -----------------------
                                           CARROLS      ACQUISITIONS    CARROLS     POLLO TROPICAL    ADJUSTMENTS    COMBINED
                                          ----------    -----------    ---------    --------------    -----------    --------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Restaurant sales.....................    $295,436       $46,453      $341,889        $ 65,118                      $407,007
  Franchise revenues...................          --                                         812                           812
                                           --------       -------      ---------       --------                      --------
    Total revenues.....................     295,436        46,453       341,889          65,930                       407,819
Costs and expenses:
  Cost of sales........................      85,542        12,787        98,329          22,533                       120,862
  Restaurant wages and related
    expenses...........................      89,447        13,358       102,805          15,178                       117,983
  Other restaurant operating expenses..      61,691        10,362        72,053           8,427                        80,480
  Advertising expense..................      13,122         3,520        16,642           2,987                        19,629
  General and administrative...........      13,121         1,013        14,134           5,506        $    (908)(1)   18,732
  Depreciation and amortization........      15,102         1,694        16,796           2,355              240 (2)   20,985
                                                                                                           1,594 (3)
                                           --------       -------      ---------       --------        ---------     --------
    Total costs and expenses...........     278,025        42,734       320,759          56,986              926      378,671
                                           --------       -------      ---------       --------        ---------     --------
Income from operations.................      17,411         3,719        21,130           8,944             (926)      29,148
Interest expense.......................      15,581         2,664        18,245             545            8,679(4)    27,469
Interest income........................        (983)           --          (983)            (55)              --       (1,038)
                                           --------       -------      ---------       --------        ---------     --------
Income before income taxes and
  extraordinary loss...................       2,813         1,055         3,868           8,454           (9,605)       2,717
Provision (benefit) for income taxes...         655           384         1,039           3,212           (3,204)(6)    1,047
                                           --------       -------      ---------       --------        ---------     --------
Income before extraordinary loss.......       2,158           671         2,829           5,242           (6,401)       1,670
Extraordinary loss on extinguishment of
  debt, net of taxes...................          --            --            --              --           (4,173)(7)   (4,173)
                                           --------       -------      ---------       --------        ---------     --------
Net income (loss)......................    $  2,158       $   671      $  2,829        $  5,242        $ (10,574)    $ (2,503)
                                           --------       -------      ---------       --------        ---------     --------
                                           --------       -------      ---------       --------        ---------     --------

OTHER FINANCIAL DATA:
EBITDA(8)..............................    $ 32,513       $ 5,413      $ 37,926        $ 11,299        $     908     $ 50,133
                                           --------       -------      ---------       --------        ---------     --------
                                           --------       -------      ---------       --------        ---------     --------

       See Notes to Unaudited Pro Forma Combined Statement of Operations

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                     PRO FORMA        PRO                                PRO FORMA
                                       HISTORICAL    BURGER KING     FORMA      HISTORICAL        -----------------------
                                        CARROLS      ACQUISITIONS   CARROLS     POLLO TROPICAL    ADJUSTMENTS    COMBINED
                                       ----------    -----------    --------    --------------    -----------    --------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Restaurant sales...................   $207,113       $46,453      $253,566       $ 48,502                      $302,068
  Franchise revenues.................         --            --            --            580                           580
                                        --------       -------      --------       --------                      --------
    Total revenues...................    207,113        46,453      $253,566         49,082                       302,648
Costs and expenses:
  Cost of sales......................     59,600        12,787        72,387         16,861                        89,248
  Restaurant wages and related
    expenses.........................     63,539        13,358        76,897         11,300                        88,197
  Other restaurant operating
    expenses.........................     43,005        10,362        53,367          6,154                        59,521
  Advertising expense................      9,093         3,520        12,613          2,398                        15,011
  General and administrative.........      9,337         1,013        10,350          4,199         $  (692)(1)    13,857
  Depreciation and
    amortization.....................     10,578         1,694        12,272          1,752             181 (2)    15,402
                                                                                                      1,197 (3)
                                        --------       -------      --------       --------         -------      --------
    Total costs and expenses.........    195,152        42,734       237,886         42,664             686       281,236
                                        --------       -------      --------       --------         -------      --------
Income from operations...............     11,961         3,719        15,680          6,418            (686)       21,412
Interest expense.....................     11,059         2,664        13,723            502           7,113 (4)    21,338
                                        --------       -------      --------       --------         -------      --------
Income before income taxes
  and extraordinary loss.............        902         1,055         1,957          5,916          (7,799)           74
Provision (benefit) for income
  taxes..............................        181           384           565          2,247          (2,641)(6)       171
                                        --------       -------      --------       --------         -------      --------
Income (loss) before extraordinary
  loss...............................        721           671         1,392          3,669          (5,158)          (97)
Extraordinary loss on extinguishment
  of debt, net of taxes..............         --            --            --             --          (4,173)(7)    (4,173)
                                        --------       -------      --------       --------         -------      --------
  Net income (loss)..................   $    721       $   671      $  1,392       $  3,669         $(9,331)     $ (4,270)
                                        --------       -------      --------       --------                      --------
                                        --------       -------      --------       --------         -------      --------
                                                                                                    -------

OTHER FINANCIAL DATA:
EBITDA(8)............................   $ 22,539       $ 5,413      $ 27,952       $  8,170         $   692      $ 36,814
                                        --------       -------      --------       --------                      --------
                                        --------       -------      --------       --------         -------      --------
                                                                                                    -------

       See Notes to Unaudited Pro Forma Combined Statement of Operations

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                 HISTORICAL POLLO TROPICAL
                                                                 --------------------------
                                                                 JANUARY 1,
                                                                   1998
                                                                    TO         JULY 1, 1998            PRO FORMA
                                                   HISTORICAL    JUNE 30,         TO           --------------------------
                                                    CARROLS        1998        JULY 9, 1998    ADJUSTMENTS       COMBINED
                                                   ----------    ----------    ------------    -----------       --------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Restaurant sales..............................    $305,866      $ 35,448        $2,161                         $343,475
  Franchise revenues............................         161           454            24                              639
                                                    --------      --------        ------                         --------
    Total revenues..............................     306,027        35,902         2,185                          344,114
Costs and expenses:
  Cost of sales.................................      89,829        11,999           749                          102,577
  Restaurant wages and related expenses.........      89,014         7,994           469                           97,477
  Other restaurant operating expenses...........      60,685         4,694           124                           65,503
  Advertising expense...........................      13,920         1,702           157                           15,779
  General and administrative....................      13,364         2,790           268         $  (516)(1)       15,906
  Depreciation and amortization.................      14,294         1,133            68             151 (2)       16,473
                                                                                                     827 (3)
                                                    --------      --------        ------         -------         --------
    Total costs and expenses....................     281,106        30,312         1,835             462          313,715
                                                    --------      --------        ------         -------         --------
Income from operations..........................      24,921         5,590           350            (462)          30,399
Refinance expense...............................       1,639            --            --              --            1,639
Interest expense................................      14,716           (31)            1           3,501 (4)       18,187
Acquisition expense.............................          --           503         1,396          (1,899)(5)           --
                                                    --------      --------        ------         -------         --------
Income (loss) before income taxes and
  extraordinary loss............................       8,566         5,118        (1,047)         (2,064)          10,573
Provision (benefit) for income taxes............       3,850         2,242          (424)         (1,254)(6)        4,414
                                                    --------      --------        ------         -------         --------
Income (loss) before extraordinary loss.........       4,716         2,876          (623)           (810)           6,159
Extraordinary loss on extinguishment of debt,
  net of taxes..................................          --            --            --          (4,002)(7)       (4,002)
                                                    --------      --------        ------         -------         --------
Net income (loss)...............................    $  4,716      $  2,876        $ (623)        $(4,812)        $  2,157
                                                    --------      --------        ------         -------         --------
                                                    --------      --------        ------         -------         --------
OTHER FINANCIAL DATA:
EBITDA(8).......................................    $ 39,215      $  6,723        $  418         $   516         $ 46,872
                                                    --------      --------        ------         -------         --------
                                                    --------      --------        ------         -------         --------

       See Notes to Unaudited Pro Forma Combined Statement of Operations

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     (1) General and administrative expenses have been adjusted to eliminate non-continuing expenses of Pollo Tropical subsequent to its acquisition, for the respective periods as follows:

                                                                                           NINE MONTHS
                                                                                              ENDED
                                                                          YEAR ENDED      SEPTEMBER 30,
                                                                          DECEMBER 31,    --------------
                                                                            1997          1997      1998
                                                                          ------------    ----      ----
Executive salaries and related costs...................................       $723        $523      $356
Directors fees.........................................................         77          56        87
Public company expenses................................................        108         113        73
                                                                              ----        ----      ----
                                                                              $908        $692      $516
                                                                              ----        ----      ----
                                                                              ----        ----      ----

     (2) Adjustment reflects the incremental amortization related to the net additional deferred financing costs.

     (3) Reflects the amortization of goodwill resulting from the Pollo Acquisition, amortized over a 40 year period.

     (4) Adjustment reflects interest expense resulting from the Private Offering less the reduction for the repayment of existing debt, assuming all of the transactions had been effected at the beginning of the respective period. Reflects an interest rate of 9.50% on the Old Notes.

     (5) Adjustment reflects the elimination of the acquisition expenses incurred by Pollo Tropical.

     (6) The income tax expense (benefit) rate, related to the effects of pro forma adjustments, is 40% before the effect of non-deductible goodwill and acquisition expenses incurred by Pollo Tropical.

     (7) Reflects an extraordinary charge related to the redemption premium on the 11 1/2% Senior Notes, and the write off of deferred financing expenses associated with refinanced debt, net of related tax benefits of $3,414 for the year ended December 31, 1997 and the nine months ended September 30, 1997 and $3,275 for the nine months ended September 30, 1998.

     (8) EBITDA is defined as income (loss) from continuing operations before income taxes, extraordinary items, interest, refinancing expenses, depreciation and amortization and acquisition related expenses pertaining to the sale of Pollo Tropical to Carrols. EBITDA is presented because the Company believes it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF CARROLS

    The selected financial information presented below at the end of and for each of the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997 has been derived from the audited consolidated financial statements of Carrols. The selected financial information for the nine months ended September 30, 1997 and 1998 has been derived from unaudited financial statements of Carrols and, in the opinion of the Company, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data on a basis consistent with that of the audited data presented herein. The Pollo Acquisition was completed in July 1998, and as a result, Carrols' unaudited financial statements as of and for the nine month period ended September 30, 1998 include the results of operations for the Pollo Tropical restaurants since July 10, 1998. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The following selected financial information should be read in conjunction with Carrols' Consolidated Financial Statements and Notes thereto as of and for the fiscal years ended December 31, 1995, 1996 and 1997 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                                                                                      NINE
                                                                                                                     MONTHS
                                                                                                                     ENDED
                                                                                                                    SEPTEMBER
                                                                        YEAR ENDED DECEMBER 31,                     30, (1)
                                                        --------------------------------------------------------    --------
                                                          1993        1994        1995        1996        1997        1997
                                                        --------    --------    --------    --------    --------    --------
                                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
Restaurant sales.....................................   $171,137..  $203,927    $226,257    $240,809    $295,436    $207,113
Franchise revenues...................................         --          --          --          --          --          --
                                                        --------    --------    --------    --------    --------    --------
    Total revenues...................................    171,137     203,927     226,257     240,809     295,436     207,113
Costs and expenses:
  Cost of sales......................................     48,502      57,847      63,629      68,031      85,542      59,600
  Restaurant wages and related expenses..............     51,739      59,934      65,932      70,894      89,447      63,539
  Other restaurant operating expenses................     35,192      42,390      45,635      48,683      61,691      43,005
  Advertising expenses...............................      7,930       8,785       9,764      10,798      13,122       9,093
  General and administrative.........................      7,534       9,122      10,434      10,387      13,121       9,337
  Depreciation and amortization......................     12,143      11,259      11,263      11,015      15,102      10,578
  Other costs(2).....................................         --       1,800          --         509          --          --
                                                        --------    --------    --------    --------    --------    --------
    Total costs and expenses.........................    163,040     191,137     206,657     220,317     278,025     195,152
                                                        --------    --------    --------    --------    --------    --------
Income from operations...............................      8,097      12,790      19,600      20,492      17,411      11,961
Refinancing expenses.................................         --          --          --          --          --          --
Interest expense, net................................     12,505      14,456      14,500      14,209      14,598      11,059
                                                        --------    --------    --------    --------    --------    --------
Income (loss) before income taxes and extraordinary
  loss...............................................     (4,408)     (1,666)      5,100       6,283       2,813         902
Provision (benefit) for income taxes.................         --         165      (9,826)      3,100         655         181
                                                        --------    --------    --------    --------    --------    --------
Income before extraordinary loss.....................     (4,408)     (1,831)     14,926       3,183       2,158         721
Extraordinary loss on extinguishment of debt, net of
  tax................................................     (4,883)         --          --          --          --          --
                                                        --------    --------    --------    --------    --------    --------
Net income (loss)....................................   $ (9,291)   $ (1,831)   $ 14,926    $  3,183    $  2,158    $    721
                                                        --------    --------    --------    --------    --------    --------
                                                        --------    --------    --------    --------    --------    --------
OTHER FINANCIAL DATA:
EBITDA(3)............................................   $ 20,240    $ 25,849    $ 30,863    $ 32,016    $ 32,513    $ 22,539
EBITDA margin........................................       11.8%       12.7%       13.6%       13.3%       11.0%       10.9%
Capital expenditures.................................   $  3,863    $  6,024    $  8,022    $ 15,255    $ 18,210    $ 10,952
Ratio of earnings to fixed charges(4)................         --          --         1.3x        1.3x        1.1x        1.1x
Operating Statistics:
Number of Burger King restaurants (at end of
  period)............................................        195         219         219         232         335         329
Average number of Burger King restaurants............        185         207         219         225         280         263
Average annual sales per Burger King restaurant......   $    925    $    985    $  1,033    $  1,070    $  1,055          --
Percentage change in comparable Burger King
  restaurant sales(1)................................       (1.3)%       5.1%        3.8%        3.2%       (1.4)%      (1.2)%
BALANCE SHEET DATA (AT PERIOD END):
Total assets.........................................   $119,735    $125,317    $135,064    $138,588    $215,328    $220,970
Working capital (deficiency).........................    (13,806)    (16,456)    (13,602)    (15,004)    (18,273)    (12,668)
Total long-term debt(5)..............................    119,667     125,519     120,578     121,265     160,287     177,232
Stockholders' equity (deficit).......................    (22,404)    (27,208)    (12,916)    (11,662)     17,447      18,059

                                                         NINE
                                                        MONTHS
                                                        ENDED
                                                       SEPTEMBER
                                                       30, (1)
                                                       --------
                                                         1998
                                                       --------
                                                       (DOLLARS IN THOUSANDS)

STATEMENT OF OPERATIONS DATA:
Revenues:
Restaurant sales.....................................  $305,866
Franchise revenues...................................       161
                                                       --------
    Total revenues...................................   306,027
Costs and expenses:
  Cost of sales......................................    89,829
  Restaurant wages and related expenses..............    89,014
  Other restaurant operating expenses................    60,685
  Advertising expenses...............................    13,920
  General and administrative.........................    13,364
  Depreciation and amortization......................    14,294
  Other costs(2).....................................        --
                                                       --------
    Total costs and expenses.........................   281,106
                                                       --------
Income from operations...............................    24,921
Refinancing expenses.................................     1,639
Interest expense, net................................    14,716
                                                       --------
Income (loss) before income taxes and extraordinary
  loss...............................................     8,566
Provision (benefit) for income taxes.................     3,850
                                                       --------
Income before extraordinary loss.....................     4,716
Extraordinary loss on extinguishment of debt, net of
  tax................................................        --
                                                       --------
Net income (loss)....................................  $  4,716
                                                       --------
                                                       --------
OTHER FINANCIAL DATA:
EBITDA(3)............................................  $ 39,215
EBITDA margin........................................      12.8%
Capital expenditures.................................  $ 21,693
Ratio of earnings to fixed charges(4)................       1.4x
Operating Statistics:
Number of Burger King restaurants (at end of
  period)............................................       338
Average number of Burger King restaurants............       339
Average annual sales per Burger King restaurant......        --
Percentage change in comparable Burger King
  restaurant sales(1)................................       7.2%
BALANCE SHEET DATA (AT PERIOD END):
Total assets.........................................  $306,898
Working capital (deficiency).........................   (28,692)
Total long-term debt(5)..............................   241,613
Stockholders' equity (deficit).......................    18,285

------------------
(1) The nine months ended September 30, 1997 and 1998 included 39 weeks and 40 weeks, respectively. The percentage change in comparable restaurant sales for the nine months ended September 30, 1998 has been calculated using a comparable number of weeks from the prior year. The percentage change in comparable restaurant sales using the actual number of weeks in the nine months ended September 30, 1998 and 1997 is 10.2%. The percentage change in comparable restaurant sales is calculated using only those restaurants that have been open since the beginning of the earliest period being compared.
(2) Other costs represent restaurant closure expenses of $1,800 in 1994 and costs associated with a change in control of $509 in 1996 associated with the sale of the Company to Atlantic Restaurants, Inc.
(3) EBITDA is defined as income (loss) from continuing operations before income taxes, extraordinary items, interest, refinancing expenses, depreciation and amortization and other costs. EBITDA is presented because the Company believes it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.
(4) For the purpose of determining the ratio of earnings to fixed charges, earnings included earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor. For 1993 and 1994, earnings were insufficient to cover fixed charges by $4,808 and $1,666, respectively.
(5) Includes capital lease obligations and other debt, which was $3.1 million at September 30, 1998.

          SELECTED HISTORICAL FINANCIAL INFORMATION OF POLLO TROPICAL

     The selected financial information presented below at the end of and for each of the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997 has been derived from the audited consolidated financial statements of Pollo Tropical. The selected information for the six months ended June 30, 1997 and 1998 has been derived from unaudited financial statements of Pollo Tropical and, in the opinion of the Company, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data on a basis consistent with that of the audited data presented herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The following selected financial information should be read in conjunction with Pollo Tropical's Consolidated Financial Statements and Notes thereto as of and for the fiscal years ended December 31, 1995, 1996 and 1997 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                                                                                       SIX
                                                                                                                     MONTHS
                                                                                                                      ENDED
                                                                                                                      JUNE
                                                                           YEAR ENDED DECEMBER 31,                     30,
                                                             ----------------------------------------------------    -------
                                                              1993       1994       1995        1996       1997       1997
                                                             -------    -------    -------    --------    -------    -------
                                                                                            (DOLLARS IN
                                                                                             THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
 Restaurant sales..........................................  $19,305    $41,114    $55,489    $ 63,735    $65,118    $31,817
 Franchise revenues........................................       --         41        555         499        812        420
                                                             -------    -------    -------    --------    -------    -------
   Total revenues..........................................   19,305     41,155     56,044      64,234     65,930     32,237
Costs and expenses:
 Cost of sales.............................................    6,961     14,849     20,065      24,037     22,533     11,164
 Restaurant wages and related expenses.....................    4,481      9,710     13,661      15,695     15,178      7,472
 Other restaurant operating expenses.......................    2,325      4,812      7,362       9,159      8,427      4,106
 Advertising expenses......................................      764      1,383      2,103       2,978      2,987      1,563
 General and administrative................................    1,528      3,702      5,178       5,371      5,538      2,903
 Depreciation and amortization.............................      635      2,301      3,397       2,962      2,355      1,208
 Other (income) expense, net(1)............................     (16)       (22)      1,623       6,250       (32)        (8)
                                                             -------    -------    -------    --------    -------    -------
   Total costs and expenses................................   16,678     36,735     53,389      66,452     56,986     28,408
                                                             -------    -------    -------    --------    -------    -------
Income (loss) from operations..............................    2,627      4,420      2,655     (2,218)      8,944      3,829
Interest (income) expense, net.............................     (14)         32        758         976        490        363
                                                             -------    -------    -------    --------    -------    -------
Income (loss) before income taxes and extraordinary loss...    2,641      4,388      1,897     (3,194)      8,454      3,466
Provision (benefit) for income taxes.......................      963      1,590        720     (1,213)      3,212      1,316
                                                             -------    -------    -------    --------    -------    -------
Income (loss) before extraordinary loss....................    1,678      2,798      1,177     (1,981)      5,242      2,150
Extraordinary loss on extinguishment of debt, net of tax...       --         --       (63)          --         --         --
                                                             -------    -------    -------    --------    -------    -------
 Net income (loss).........................................  $ 1,678    $ 2,798    $ 1,114    $(1,981)    $ 5,242    $ 2,150
                                                             -------    -------    -------    --------    -------    -------
                                                             -------    -------    -------    --------    -------    -------
OTHER FINANCIAL DATA:
EBITDA(2)..................................................  $ 3,262    $ 6,721    $ 7,544    $  7,068    $11,299    $ 5,037
EBITDA margin..............................................     16.9%      16.3%      13.5%       11.0%      17.1%      15.6%
Capital expenditures.......................................  $11,479    $24,179    $ 9,599    $  4,621    $ 1,451    $   659
Ratio of earnings to fixed charges(3)......................     6.7x       5.2x       2.2x          --       8.8x       6.4x
OPERATING STATISTICS:
Number of restaurants (at end of period)...................       14         33         36          35         36         35
Average number of restaurants..............................        9         21         33          38         35         35
Average annual sales per restaurant........................  $ 2,145    $ 1,958    $ 1,681    $  1,677    $ 1,861         --
Percentage change in comparable restaurant sales(4)              7.8%     (0.7)%     (5.6)%        7.9%       4.2%       6.0%
BALANCE SHEET DATA (AT PERIOD END):
Total assets...............................................  $28,336    $42,255    $46,825    $ 48,501    $40,354    $45,309
Working capital (deficiency)...............................    6,979    (2,685)    (4,407)     (7,381)    (4,906)    (6,666)
Total long-term debt.......................................    2,500     11,402     12,049      11,375      1,214      6,632
Stockholders' equity.......................................   21,409     24,619     25,959      24,142     29,731     26,442

                                                               SIX
                                                             MONTHS
                                                             ENDED
                                                             JUNE
                                                             30,
                                                             1998
                                                             -------
STATEMENT OF OPERATIONS DATA:
Revenues:
 Restaurant sales..........................................  $35,448
 Franchise revenues........................................      454
                                                             -------
   Total revenues..........................................   35,902
Costs and expenses:
 Cost of sales.............................................   11,999
 Restaurant wages and related expenses.....................    7,994
 Other restaurant operating expenses.......................    4,694
 Advertising expenses......................................    1,702
 General and administrative................................    2,805
 Depreciation and amortization.............................    1,133
 Other (income) expense, net(1)............................      488
                                                             -------
   Total costs and expenses................................   30,815
                                                             -------
Income (loss) from operations..............................    5,087
Interest (income) expense, net.............................     (31)
                                                             -------
Income (loss) before income taxes and extraordinary loss...    5,118
Provision (benefit) for income taxes.......................    2,242
                                                             -------
Income (loss) before extraordinary loss....................    2,876
Extraordinary loss on extinguishment of debt, net of tax...       --
                                                             -------
 Net income (loss).........................................  $ 2,876
                                                             -------
                                                             -------
OTHER FINANCIAL DATA:
EBITDA(2)..................................................  $ 6,723
EBITDA margin..............................................     18.7%
Capital expenditures.......................................  $ 1,749
Ratio of earnings to fixed charges(3)......................    18.3x
OPERATING STATISTICS:
Number of restaurants (at end of period)...................       36
Average number of restaurants..............................       36
Average annual sales per restaurant........................       --
Percentage change in comparable restaurant sales(4)              7.9%
BALANCE SHEET DATA (AT PERIOD END):
Total assets...............................................  $43,333
Working capital (deficiency)...............................  (3,368)
Total long-term debt.......................................       95
Stockholders' equity.......................................   32,877

------------------
(1) Other (income) expense for 1995 and 1996 includes restaurant closure expenses of $1,492 and $6,324, respectively, and for the six months ended June 30, 1998 acquisition related expenses of $503 pertaining to the sale of Pollo Tropical to Carrols.

(2) EBITDA is defined as income (loss) from operations before income taxes, extraordinary items, interest, depreciation and amortization, restaurant closure expenses and acquisition related expenses pertaining to the sale of Pollo Tropical to Carrols. EBITDA is presented because the Company believes it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(3) For the purposes of determining the ratio of earnings to fixed charges, earnings included earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor. For 1996, earnings were insufficient to cover fixed charges by $3,194.

(4) The percentage change in comparable restaurant sales is calculated using only those restaurants that have been open for seven full calendar quarters prior to the beginning of the latest period compared.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company is the largest Burger King franchisee in the world and has operated Burger King restaurants since 1976. As of September 30, 1998, the Company operated 338 Burger King restaurants located in 13 Northeastern, Midwestern and Southeastern states. Over the last five years, the Company has expanded its operations through the acquisition and construction of additional Burger King restaurants while also enhancing the quality of operations, the competitive position and financial performance of its existing restaurants. As a result of its growth strategy, the Company has increased the total number of restaurants it operates by over 70% from 1993 to 1997, and over 40% in 1997 alone. In July 1998, the Company completed its acquisition of Pollo Tropical for a cash purchase price of approximately $97 million. As a result, the operations of Pollo Tropical have been presented herein for the six months ended June 30, 1998 and 1997. Pollo Tropical is a regional quick-service restaurant chain featuring grilled marinated chicken and authentic "made from scratch" side dishes. At September 30, 1998, the Company owned and operated 37 Pollo Tropical restaurants in Florida and franchised an additional 20 restaurants in the Caribbean and Central and South America. Due to the acquisition of Pollo Tropical in July 1998, results of the Company for the nine months ended September 30, 1998 include the operations of Pollo Tropical from July 10, 1998.

RESULTS OF OPERATIONS OF CARROLS

     The following table sets forth, for fiscal year 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998, selected operating results of Carrols as a percentage of restaurant sales:

                                                                YEAR ENDED                     NINE MONTHS ENDED
                                                               DECEMBER 31,                      SEPTEMBER 30,
                                                          -----------------------    --------------------------------------
                                                          1995     1996     1997        1997                 1998
                                                          -----    -----    -----    -----------------    -----------------
Restaurant sales.......................................   100.0%   100.0%   100.0%         100.0%               100.0%
Costs and expenses:
  Cost of sales........................................    28.1     28.3     29.0           28.8                 29.4
  Restaurant wages and related expenses................    29.1     29.4     30.3           30.7                 29.1
  Other restaurant expenses including advertising......    24.5     24.7     25.3           25.2                 24.4
  General and administrative expenses..................     4.6      4.5      4.4            4.5                  4.4
  Depreciation and amortization........................     5.0      4.6      5.1            5.1                  4.7
                                                          -----    -----    -----          -----                -----
Operating income.......................................     8.7%     8.5%     5.9%           5.8%                 8.1%
                                                          -----    -----    -----          -----                -----
                                                          -----    -----    -----          -----                -----
EBITDA.................................................    13.6%    13.3%    11.0%          10.9%                12.8%
                                                          -----    -----    -----          -----                -----
                                                          -----    -----    -----          -----                -----

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     Fiscal 1998 will contain 53 weeks and the Company has historically included the extra week in its second fiscal quarter. Accordingly, the nine months results of operations and cash flows ending September 30, 1998 and 1997 include 40 and 39 weeks, respectively.

     Restaurant Sales.  Restaurant sales for the nine months ended
September 30, 1998, increased 47.7% to $305.9 million from $207.1 million in the nine months of 1997. Sales at the Company's 224 comparable restaurants (those units operating for the entirety of the compared periods) increased 10.2% for the nine months of 1998. Adjusted for the additional week in 1998, comparable restaurant sales increased 7.2%.

     Operating Costs and Expenses. Cost of sales, as a percentage of sales, were 29.4% for the nine months ended September 30, 1998 compared to 28.8% for the first nine months of 1997. The increase in 1998 was due to higher cost relationships at the Company's Pollo Tropical restaurants and higher food commodity costs associated with the introduction of a new french fry product in January 1998 offset, in part, by lower beef costs. In addition, the Company's food and paper cost relationships have been somewhat higher for its recently acquired Burger King units prior to these units becoming fully integrated into the Company's operating systems.

     Restaurant wages and related expenses, as a percentage of sales, during the nine months ended September 30, 1998 decreased from 30.7% in 1997 to 29.1% in 1998 due to restaurant labor efficiencies, the effect of increased sales on fixed management labor, and lower effective unemployment tax rates in New York State and Ohio, offset, in part, by an increase in the Federal minimum wage rate from $4.75 per hour to $5.15 per hour which took effect in September 1997.

     Other restaurant operating expenses including advertising decreased from 25.2% of sales for the first nine months of 1997 to 24.4% for the first nine months of 1998, due in part to reduced utility costs associated with a milder winter in the Company's operating areas, as well as the effect of higher sales on the fixed components of the Company's costs.

     Administrative expenses, as a percentage of sales, decreased from 4.5% in the first nine months of 1997 to 4.4% for the first nine months of 1998. The approximate $4.8 million increase in the first nine months of 1998 compared to 1997 is due to the addition of field supervision and corporate support as a result of the 1997 acquisition of 93 Burger King restaurants, the July 1998 acquisition of Pollo Tropical and to support the Company's plans for continued expansion.

     EBITDA. EBITDA increased from $22.5 million for the first nine months of 1997 to $39.2 million for the first nine months of 1998. As a percentage of total revenues, EBITDA increased from 10.9% in 1997 to 12.8% in 1998 as a result of the factors discussed above.

     Depreciation and Amortization. Depreciation and amortization increased $3.7 million in the first nine months of 1998 compared to 1997 due primarily to the increase in goodwill and purchased intangibles associated with the purchase of Pollo Tropical in July, 1998 and the purchase of Burger King restaurants in 1997.

     Interest Expense. Interest expense was $14.7 million for the first nine months of 1998 compared to $11.1 million for the first nine months of 1997. The increase in 1998 was due to higher average debt balances from funding the acquisition of Pollo Tropical in July, 1998 and the acquisition and construction of Burger King restaurants in 1997.

     Income Taxes. The provision for income taxes of $3.9 million for the nine months ended September 30, 1998 is based on an estimated effective income tax rate for 1998 of 45%. This rate is higher than the Federal statutory tax rate due to state franchise and income taxes and non-deductible amortization of certain franchise rights and intangible assets.

FISCAL 1997 COMPARED TO FISCAL 1996 COMPARED TO FISCAL 1995

     Restaurant Sales. Restaurant sales for the year ended December 31, 1997, increased 22.7% to $295.4 million from $240.8 million in 1996. The increase in sales was primarily the result of the growth in the number of Burger King restaurants operated by the Company which increased from 232 at the end of 1996 to 335 at the end of 1997. During 1997, the Company opened 11 new restaurants, acquired 93 restaurants in six transactions, and closed one underperforming restaurant. Sales at the Company's 214 comparable restaurants (those units operating for the entirety of the compared periods) decreased 1.4% during 1997. In general, the Company did not increase menu prices during 1997.

     Restaurant sales were $240.8 million and $226.3 million for 1996 and 1995, respectively, and increased 6.4% and 10.9% over the year-earlier periods. Comparable restaurant sales increased 3.2% in 1996 and 3.8% in 1995. The average number of restaurants operated by the Company was 280 in 1997, compared to 225 in 1996 and 219 in 1995.

     Operating Costs and Expenses. Cost of sales (food and paper costs), as a percentage of sales, were 29.0% in 1997 compared to 28.3% in 1996 and 28.1% in 1995. The increase in 1997, in part, reflected somewhat higher food costs including approximately a 2% increase in average beef prices from their 1996 level. The increase in 1996 was due to the effect of higher discount promotional activity over 1995, offset in part by lower commodity costs.

     Restaurant wages and related expenses have increased as a percentage of sales during the past three years, rising from 29.1% in 1995, to 29.4% in 1996, and to 30.3% in 1997. Wages have increased over this period due to higher labor rates including the effect of increases in the Federal minimum wage rates over the past two years. A 1996 amendment to the Federal Fair Labor Standards Act of 1938 (the "Federal Fair Labor Standards Act") mandated an increase from $4.25 per hour to $4.75 per hour which took effect in October 1996, and a second increase in September 1997 to $5.15 per hour.

     Other restaurant operating expenses were 25.3% of sales in 1997, compared to 24.7% in 1996 and 24.5% in 1995. In part, the increase in 1997 is reflective of general inflationary increases without a corresponding increase in comparable restaurant sales. In addition, the Company added a significant number of restaurants through acquisition during 1997, and, therefore, expense relationships have been somewhat higher as these new units become fully integrated into the business of the Company.

     Administrative expenses increased approximately $2.7 million, and, as a percentage of sales, were 4.4% in 1997 compared to 4.5% and 4.6% in 1996 and 1995, respectively. This increase reflects the addition of field supervision and corporate support as a result of the 1997 addition of over 100 restaurants and to support the Company's plans for continued expansion.

     EBITDA. EBITDA increased from $32.0 million in 1996 to $32.5 million in 1997. As a percentage of sales, EBITDA decreased from 13.3% in 1996 to 11.0% in 1997 as a result of the factors discussed above. EBITDA was $30.9 million in 1995.

     Depreciation and Amortization. Depreciation and amortization was $15.1 million in 1997, $11.0 million in 1996 and $11.3 million in 1995. These costs increased $4.1 million in 1997 which was due primarily to the increase in goodwill and purchased intangibles resulting from the purchase method of accounting for newly acquired restaurants.

     Interest Expense. Interest expense was $15.6 million in 1997 compared to $14.2 million and $14.5 million in 1996 and 1995, respectively. The increase in 1997 was the result of higher average debt balances brought about by the funding of the restaurants that were acquired during the year.

     Income Taxes. The provision for income taxes of $655,000 in 1997 resulted in an effective income tax rate of 23.2%. The low effective rate was primarily attributable to the favorable settlement of a Federal income tax claim that the Company has had outstanding for several years. As a result of the settlement, the Company's tax provision was reduced by $806,000 and the Company recorded interest income of $983,000. The higher than anticipated effective tax rate in 1996 was principally the result of the $.5 million of costs associated with a change of control of the Company which are not deductible. The income tax benefit reflected in 1995 resulted from the reversal of a valuation allowance for the net deferred income tax asset associated with the Company's tax loss carry forwards. This was based on a review of expected future earnings which concluded that it was more likely than not that the Company would fully realize the benefits of the net operating loss carry forwards.

RESULTS OF OPERATIONS OF POLLO TROPICAL

     The following table sets forth for the period indicated certain selected income statement data as a percentage of restaurant sales, except general and administrative expenses, which is shown as a percentage of total revenues, and certain restaurant data:

                                                                    YEAR ENDED                   SIX MONTHS ENDED
                                                                   DECEMBER 31,                      JUNE 30,
                                                               --------------------    ------------------------------------
                                                               1995    1996    1997       1997                1998
                                                               ----    ----    ----    ----------------    ----------------
INCOME STATEMENT DATA:
COSTS AND EXPENSES:
  Cost of sales.............................................   36.2%   37.7%   34.6%         35.1%               33.9%
  Restaurant payroll........................................   24.6    24.6    23.3          23.5                22.6
  Other restaurant operating expenses.......................   17.1    19.0    17.5          17.8                18.0
  General and administrative................................    9.2     8.4     8.4           9.0                 7.8
  Depreciation and amortization of property and equipment...    3.5     3.5     3.1           3.1                 2.9
  Amortization of deferred restaurant pre-opening costs.....    2.1     0.9     0.2           0.3                 0.1
  Other amortization........................................    0.5     0.3     0.3           0.4                 0.2
  Restaurant closure expenses...............................    2.7     9.9      --            --                  --
Income (loss) from operations...............................    5.0    (3.6)   13.7          12.0                14.4
Other expense, net(a).......................................   (1.6)   (1.4)   (0.7)         (1.1)               (1.3)
Net income (loss)...........................................    2.0    (3.1)    8.1           6.8                 8.1

------------------

(a) Includes interest expense, interest income, other (income) expense, net, and for the six months ended June 30, 1998, $503,000 of expenses related to the sale of Pollo Tropical; excludes restaurant closure expenses.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

  General

     Pollo Tropical's operating results continued to improve during the six months ended June 30, 1998 as Pollo Tropical posted its ninth consecutive quarter of positive same store sales. For the first six months of 1998, same store sales increased 7.9% compared with the same period of 1997. Pollo Tropical believes that the sustained improvement in same store sales is primarily due to the focused execution of its key marketing strategies, including every-day value pricing on selected menu items, separate advertising campaigns aimed toward its dual-target audiences, successful new product introductions and improved customer service. As a result of the continued emphasis on marketing, operational and cost control initiatives, Pollo Tropical's operating margins have improved to 15.7% as a percentage of restaurant sales for the first six months of 1998 compared with 12.0% for the same period of 1997.

     During the six months ended June 30, 1998, one franchise restaurant opened in Puerto Rico, one franchise restaurant opened in the Dominican Republic and one franchise restaurant opened in Ecuador, continuing Pollo Tropical's growth in the Caribbean and Central and South America through franchising. Pollo Tropical receives exclusivity fees upon signing of area development agreements. Such fees are recognized as revenue when franchise restaurants open or when such agreements terminate. Additionally, Pollo Tropical receives a franchise fee when franchise restaurants become operational, and Pollo Tropical receives continuing royalties based on sales. As Pollo Tropical does not control the timing of franchise openings and/or terminations of agreements, the recognition of franchise revenues cannot be accurately predicted and, therefore, may fluctuate significantly on a quarter to quarter basis.

     Restaurant Sales. Restaurant sales for the six months ended June 30, 1998 increased 11.4% to $35.4 million from $31.8 million for the comparable six months of 1997. This increase was primarily attributable to a sales increase in restaurants open during the entire six months for both years. Same store sales for the six months ended June 30, 1998 increased 7.9% from the comparable period of 1997. Restaurant sales were also positively affected by an increase in the number of restaurants open during the six months ended June 30, 1998, as compared to the same period of 1997. During the six months ended June 30, 1998, 36 restaurants operated for the full six months, compared to the six months ended June 30, 1997 when 34 restaurants operated for the full six months and one operated for part of the six months.

     Franchise Revenues. Franchise revenues for the six months ended June 30, 1998 increased $34,000 to $454,000 for the six months ended June 30, 1998, from $420,000 for the six months ended June 30, 1997. Franchise revenues generally consist of initial franchise fees which are recognized when a restaurant opens, continuing royalties and fees from operating franchised restaurants, and forfeiture of exclusivity fees when area development agreements are terminated. This increase in franchise revenues primarily relates to an increase in royalties from more franchise restaurants operating during the six months ended June 30, 1998, as compared to the same period of 1997. During the six months ended June 30, 1998, 16 franchise restaurants operated for the full six months and three franchise restaurants operated for part of the six months, compared to the first six months of 1997 when seven franchise restaurants operated for the full six months and seven franchise restaurants operated for part of the six months. The increase in royalty revenues was partially offset by a decrease in franchise fees related to fewer franchise restaurant openings during the six months ended June 30, 1998 as compared to the first six months of 1997.

     Cost of Sales. Cost of sales, which consists of food, beverage, and paper and supply costs, for the six months ended June 30, 1998 decreased to 33.9%, as a percentage of restaurant sales, from 35.1% for the comparable six months of 1997. This was primarily due to an overall decrease in the average market price of chicken as compared to the first six months of 1997, a sales mix change driven by the introduction of a new product during the first six months of 1997 and improved operating efficiencies and controls.

     Restaurant Payroll. Restaurant payroll expense, which consists of restaurant management and hourly employee wages, payroll taxes, workers' compensation insurance and group health insurance, for the six months ended June 30, 1998 decreased to 22.6%, as a percentage of restaurant sales, from 23.5% for the comparable period of 1997. This decrease was primarily due to efficiencies from the relative fixed cost nature of certain payroll costs resulting from higher sales volumes for the six months ended June 30, 1998, as compared to the first six months of 1997, as well as a reduction in workers' compensation insurance expense.

     Other Restaurant Operating Expenses. Other restaurant operating expenses consists of all restaurant operating costs other than payroll expenses and includes occupancy costs, utilities and advertising expenses. These expenses for the six months ended June 30, 1998 increased to 18.0%, as a percentage of restaurant sales, from 17.8% for the comparable period of 1997. The largest component of the increase is a $150,000 increase in restaurant closure expenses. The estimated expenses consist of $50,000 in net losses on disposal of fixed assets and $100,000 in estimated liabilities associated with the termination of the leases. Any difference between these estimated expenses and the actual amounts of such expense will be recorded during the period in which such differences become known.

     General and Administrative Expenses. General and administrative expenses for the six months ended June 30, 1998 decreased to 7.8%, as a percentage of total revenues, from 9.0% for the comparable period of 1997. This decrease was primarily due to savings associated with the outsourcing of certain management functions and the fixed cost nature of general and administrative costs relative to higher sales volume experienced during the six months ended June 30, 1998 as compared to the first six months of 1997.

     Depreciation and Amortization of Property and Equipment. Depreciation and amortization of property and equipment for the six months ended June 30, 1998 decreased to 2.9%, as a percentage of restaurant sales, from 3.1% for the comparable six month period in 1997. This decrease was primarily due to the fixed cost nature of depreciation costs relative to the higher sales volume experienced during the six months ended June 30, 1998, as compared to the comparable six month period in 1997.

     Other Amortization. Other amortization consists of amortization of intangibles such as trademarks, leasehold acquisition costs, deferred restaurant pre-opening costs and deferred franchise expenses. Other amortization for the six months ended June 30, 1998, decreased to 0.3% as a percentage of restaurant sales, from 0.7% for the comparable six month period of 1997. The decrease primarily relates to fewer new restaurants being opened during the 12 months ended June 30, 1998 as compared to the 12 months ended June 30, 1997 and less amortization of deferred franchise costs due to the opening of fewer franchise restaurants during the six months ended June 30, 1998, as compared to the first six months of 1997.

     Other Income (Expenses). Other income (expenses) for the six month period ended June 30, 1998, increased as a percentage of restaurant sales, to 1.3% from 1.1% for the comparable six month period of 1997. This increase was primarily due to approximately $503,000 in consulting and advisory services related to the merger of Pollo Tropical and Carrols, partially offset by lower interest costs due to the lower average balance of debt under the revolving line of credit during the six months ended June 30, 1998 as compared with the comparable six months of 1997. Pollo Tropical incurred interest costs of $29,340 during the six months ended June 30, 1998. Such interest cost was offset by $60,991 in interest income, which consisted primarily of interest income on invested cash balances. During the same six month period of 1997, Pollo Tropical incurred interest costs of $371,471, of which $1,034 was capitalized as construction cost and $7,578 was offset as interest income.

FISCAL 1997 COMPARED TO FISCAL 1996

  General

     Pollo Tropical's financial results showed significant improvement in Fiscal 1997 as a result of Pollo Tropical's focused strategy. In Fiscal 1996, Pollo Tropical revised its business strategy to concentrate on its ownership of restaurants in its core markets in south and central Florida with company restaurants and to utilize franchising to expand the concept internationally, targeting South and Central America and the Caribbean. As a result of this revised strategy, Pollo Tropical closed five unprofitable expansion market restaurants in the fourth quarter of 1996, and one in the first quarter of 1997. During Fiscal 1997, Pollo Tropical opened two new restaurants in the core market of south Florida, bringing the total company owned restaurants to 36 as of the end of Fiscal 1997, from the 35 restaurants open as of the end of Fiscal 1996. Restaurant sales increased approximately two percent as a result of positive same store sales, but were somewhat offset by Pollo Tropical operating fewer restaurants through most of 1997 as compared with 1996. Pollo Tropical's continued emphasis on marketing, operational, and cost control initiatives produced improved store level margins in 1997.

     During Fiscal 1997, a total of nine new franchises were opened during the year. This expansion occurred in three new international markets: the Dominican Republic, Netherlands Antilles and Ecuador, as well as continued expansion in the Puerto Rico market.

     Restaurant Sales.  Restaurant sales increased $1.4 million (2%) to
$65.1 million for Fiscal 1997 from $63.7 million for Fiscal 1996. This was primarily due to a sales increase in restaurants open for both years. This increase was offset by the effect of five restaurants closed in November 1996 and one restaurant closed in January 1997. During Fiscal 1997, 34 restaurants operated for the full year and three restaurants operated for only part of the year, of which one was closed during the year as compared to the prior year when 32 restaurants operated for the full year and eight restaurants operated for only part of the year, of which five were closed in November 1996. Same store sales for Fiscal 1997 increased 4.2%.

     Franchise Revenues. Franchise revenues increased $313,000 to $812,000 for Fiscal 1997 from $499,000 for Fiscal 1996. This revenue consisted of initial franchise fees which are recognized when a restaurant opens, continuing royalties, fees from operating franchised restaurants and forfeiture of exclusivity fees, which are recognized when area development agreements are terminated. This increase was primarily due to an increase in the number of restaurants opened and operating during Fiscal 1997. During Fiscal 1997, seven restaurants operated for the full year and nine opened during the year as compared to the prior year when one restaurant operated for the full year and six were opened during the year and five domestic franchised restaurants were closed. During Fiscal 1997, Pollo Tropical recognized $25,000 for forfeiture of exclusivity fees, as the area development agreement with Carrols was terminated. During Fiscal 1996, $112,500 was recognized for forfeitures of exclusivity fees. No area development agreements were entered into during Fiscal 1997.

     As of the fiscal year ended December 31, 1997, 16 franchised restaurants were in operation, as compared to seven franchised restaurants as of the fiscal year ended December 31, 1996. Of the nine franchised restaurants opened during Fiscal 1997, four were opened in Puerto Rico, two in the Dominican Republic, two in Ecuador and one in Netherlands Antilles.

     Cost of Sales. Cost of sales, which consists of food, beverage, paper and supply costs, decreased 310 basis points, as a percentage of restaurant sales, to 34.6% for Fiscal 1997 from 37.7% for Fiscal 1996. This decrease was due to a variety of factors including favorable new contract prices on certain food and paper items and distribution services, improved operating efficiencies and controls, a sales mix change driven by the introduction of a new product with relative lower food costs, the closing of six stores which had higher food cost relative to their low sales volumes, and the effect of other initiatives implemented during the previous twelve-month period.

     Restaurant Payroll. Restaurant payroll expense, which consists of restaurant management and hourly employee wages, payroll taxes, workers compensation insurance and group health insurance decreased 130 basis points, as a percentage of restaurant sales, to 23.3% for Fiscal 1997 as compared to 24.6% for Fiscal 1996. This decrease was primarily due to Pollo Tropical's strategy of concentrating growth in its core markets of south and central Florida which have lower payroll expenses relative to their sales. In addition, higher average sales volumes for Fiscal 1997 and increased controls placed on labor scheduling at the unit level further reduced payroll expense, as a percentage of restaurant sales, as compared to Fiscal 1996. These factors were slightly offset by the increases in the minimum wage which went into effect September 1, 1996 and 1997. During the next year Pollo Tropical expects that the higher minimum wage will have a slightly adverse effect on restaurant payroll expense, as a percentage of restaurant sales, when compared to the previous year.

     Other Restaurant Operating Expenses. Other restaurant operating expenses consist of all restaurant operating costs other than payroll expenses and include occupancy costs, utilities and advertising expenses. These expenses decreased 150 basis points, as a percentage of restaurant sales, to 17.5% for Fiscal 1997 from 19.0% for Fiscal 1996. The largest component of this change was occupancy and utilities costs which decreased 90 basis points, as a percentage of restaurant sales, to 8.6% for Fiscal 1997 from 9.5% during Fiscal 1996. This decrease was due to Pollo Tropical's strategy of concentrating growth in its core markets of south and central Florida which have lower occupancy and utilities costs relative to their sales.

     General and Administrative Expenses. General and administrative expenses remained level at 8.4%, as a percentage of total revenues, for the year ended December 31, 1997, as compared to the same period of the prior year.

     Depreciation and Amortization of Property and Equipment. Depreciation and amortization of property and equipment decreased 40 basis points, as a percentage of restaurant sales, to 3.1% for Fiscal 1997 from 3.5% for Fiscal 1996. This decrease was primarily due to the Company's strategy of concentrating growth in its core markets of South and Central Florida which have lower depreciation costs relative to their sales volumes. This decrease was partially offset by the two new restaurants opened during Fiscal 1997.

     Amortization of Deferred Restaurant Pre-Opening Costs. Amortization of deferred restaurant pre-opening costs decreased 70 basis points, as a percentage of restaurant sales, to 0.2% for Fiscal 1997 from 0.9% for Fiscal 1996. This decrease was the result of fewer new restaurants being opened during the 12 months ended December 31, 1997, as compared to the 12 month period ended December 31, 1996.

     Other Amortization. Other amortization consists of amortization of intangibles such as trademarks, organization costs, leasehold acquisition costs and deferred franchise expenses. Other amortization as a percentage of restaurant sales remained level at 0.3% for Fiscal 1997, as compared to Fiscal 1996.

     Restaurant Closure Expense. In the fourth quarter of Fiscal 1996, Pollo Tropical accrued estimated expenses in the amount of $6.5 million associated with the closing of six restaurants. The estimated expenses consist of $5.7 million in net losses on disposal of property and equipment, $670,000 in estimated liabilities associated with termination of leases and $115,000 associated with employee termination benefits.

     During Fiscal 1997, Pollo Tropical disposed of four of the six restaurants for which it had established a reserve in Fiscal 1996. Three of the restaurants were sold and one was subleased. As part of the sale of one of the restaurants, Pollo Tropical received a note receivable in the amount of $880,000. Subsequent to December 31, 1997, the mortgagee defaulted on the note. During Fiscal 1997, Pollo Tropical incurred $3.5 million in net losses on disposal of fixed assets, $583,000 in expenses associated with termination of leases and $108,000 associated with employee termination benefits which were applied to the closure reserve established in Fiscal 1996. The remaining closure reserve in management's estimate represents amounts expected to be incurred, net of amounts realized upon the disposition of the remaining two restaurants. Any difference between these estimated expenses and the actual amounts of such expenses will be recorded during the period in which such differences become known.

     Other Income (Expenses). Pollo Tropical incurred interest costs of $549,000 during Fiscal 1997 of which $4,000 was capitalized as construction costs. Such interest was further offset by $55,000 in interest income, $46,000 of which was interest income on the note receivable for the sale of a restaurant. During Fiscal 1996, Pollo Tropical incurred interest costs of $1,035,000, of which $44,000 was capitalized as construction cost, and generated interest income of $15,000. This decrease in interest costs was primarily the result of the lower average balance of debt outstanding under the revolving line of credit during Fiscal 1997, as compared to Fiscal 1996.

FISCAL 1996 COMPARED TO FISCAL 1995

     Restaurant Sales. Restaurant sales for Fiscal 1996 increased $8.2 million (15%) to $63.7 million for Fiscal 1996 from $55.5 million for Fiscal 1995. This was due to an increased number of restaurants being opened during the year ended December 31, 1996, as compared to the same period of the prior year and to a sales increase in restaurants open for both years. During Fiscal 1996, 32 restaurants operated for the full year and eight restaurants operated for only part of the year, of which five were closed during the year as compared to the prior year when 31 restaurants operated for the full year and seven restaurants operated for only part of the year, of which two were closed during the year. Same store sales for Fiscal 1996 increased 7.9%.

     Franchise Revenues. Franchise revenues for Fiscal 1996 decreased $55,000 to $499,000 for Fiscal 1996 from $554,000 for Fiscal 1995. This revenue consists of initial franchise fees which are recognized when a restaurant opens, continuing royalties, fees from operating franchised restaurants and forfeiture of exclusivity fees when area development agreements are terminated. During Fiscal 1996, Pollo Tropical recognized $112,500 for forfeiture of exclusivity fees as compared to $197,000 for the same period of the prior year.

     During the year ended December 31, 1996, five domestic franchised restaurants were closed, five franchised restaurants were opened in Puerto Rico, and one domestic franchised restaurant opened in a non-traditional site in South Florida.

     Cost of Sales. Cost of sales, which consists of food, beverage, paper and supply costs, increased 150 basis points, as a percentage of restaurant sales, to 37.7% for Fiscal 1996 from 36.2% for the comparable period of the prior year. This increase was due to higher relative food costs resulting from several factors including the continued higher market price for chicken, the value pricing strategy implemented in the first quarter, the successful launch of the new pork product line in the core market at introductory pricing, and the greater waste experienced in the lower volume restaurants in the expansion markets. The market price for chicken averaged 12% higher for Fiscal 1996 as compared to the same period of the prior year. During the third and fourth quarters of Fiscal 1996, Pollo Tropical implemented several cost savings programs as well as selective price increases on several menu items.

     Restaurant Payroll. Restaurant payroll expense, which consists of restaurant management and hourly employee wages, payroll taxes, workers compensation insurance and group health insurance remained level, as a percentage of restaurant sales, at 24.6% for Fiscal 1996 as compared to Fiscal 1995. Higher sales volumes as well as increased controls placed on labor scheduling at the unit level helped to offset the higher relative payroll costs in the expansion markets and the impact of the minimum wage increase which was effective in the quarter ended December 31, 1996.

     Other Restaurant Operating Expenses. Other restaurant operating expenses consist of all restaurant operating costs other than payroll expenses and include occupancy costs, utilities and advertising expenses. These expenses increased 190 basis points, as a percentage of restaurant sales, to 19.0% for Fiscal 1996 from 17.1% for the same period of the prior year. The largest component of this change was advertising expense which increased 90 basis points to 4.7% from 3.8% during the same period of the prior year. This increase was due to the new marketing strategies and initiatives as well as expenditures in supporting the expansion markets. The increase in operating expenses was also a result of an increase in occupancy costs of 30 basis points to 4.7% from 4.4% for the same period of the prior year. This increase was primarily due to the full year effect for the two restaurants that were part of sale-leaseback transactions in September 1995.

     General and Administrative Expenses. General and administrative expenses for Fiscal 1996 decreased 80 basis points to 8.4% from 9.2% for the same period of the prior year. This decrease was primarily due to the fixed cost nature of the general and administrative expenses relative to the higher sales volumes experienced during the year. Pollo Tropical has reduced the number of support staff and several operations positions as a result of the decrease in the number of openings of new company-owned restaurants in Fiscal 1996 and Fiscal 1997.

     Depreciation and Amortization of Property and Equipment. Depreciation and amortization of property and equipment remained level, as a percentage of restaurant sales, at 3.5% for the year ended December 31, 1996 as compared to the same period of the prior year.

     Amortization of Deferred Restaurant Pre-Opening Costs. Amortization of deferred restaurant pre-opening costs decreased 120 basis points, as a percentage of restaurant sales, to 0.9% for Fiscal 1996 from 2.1% for Fiscal 1995. This decrease was the result of fewer new restaurants being opened during the latest 12 months as compared to the 12 month period ended December 31, 1995.

     Other Amortization. Other amortization consists of amortization of intangibles such as trademarks, organization costs, leasehold acquisition costs and deferred franchise expenses. Other amortization decreased slightly 20 basis points, as a percentage of restaurant sales, to 0.3% for Fiscal 1996 from 0.5% for Fiscal 1995. This decrease was primarily due to the higher cost associated with franchised restaurants opened during Fiscal 1995 as compared to Fiscal 1996.

     Restaurant Closure Expenses. During 1995, Pollo Tropical accrued estimated expenses in the amount of $1.6 million for two restaurants closed in October 1995. The estimated expenses consisted of $1.2 million in net losses on disposal of fixed assets and $321,000 in estimated liabilities associated with termination of leases. The assets related to the Fiscal 1995 closed restaurants were disposed of during Fiscal 1996 resulting in a gain in the amount of $174,000. This gain was primarily attributable to the sale of the one restaurant site and the reversal of an accrual due to a more favorable economic transaction than originally estimated associated with the subleasing of the other restaurant site.

     In the fourth quarter of Fiscal 1996, Pollo Tropical accrued estimated expenses in the amount of $6.5 million associated with the closing of six restaurants. The estimated expenses consist of $5.7 million in net losses on disposal of fixed assets, $670,000 in estimated liabilities associated with termination of leases and $115,000 associated with employee termination benefits. Any difference between these estimated expenses and the actual amounts of such expenses will be recorded during the period in which such differences become known.

     Other Income (Expense).  Pollo Tropical incurred interest costs of
$1.0 million during Fiscal 1996 of which $44,000 was capitalized as construction costs. Such interest was further offset by $15,000 in interest income. During Fiscal 1995, Pollo Tropical incurred interest costs of $991,000, of which $206,000 was capitalized as construction cost, and generated interest income of $28,000. Other expense for Fiscal 1995, included a write-off of approximately $166,000 of deferred costs associated with Pollo Tropical's efforts in obtaining certain private financing.

     Extraordinary Charge. During Fiscal 1995, Pollo Tropical incurred an extraordinary charge of $63,000 net of income tax benefit of $38,000, related to the write-off of charges associated with the refinancing of Pollo Tropical's debt which occurred during the third quarter of Fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The Company does not have significant receivables or inventory and receives trade credit based upon negotiated terms in purchasing food products and other supplies. The Company is able to operate with a substantial working capital deficit because (i) restaurant operations are conducted on a cash basis,
(ii) rapid turnover allows a limited investment in inventories, and (iii) cash from sales is usually received before related accounts for food, supplies and payroll become due. The Company's cash requirements arise primarily from the need to finance the opening and equipping of new restaurants, for ongoing capital reinvestment in its existing restaurants, for the acquisition of existing Burger King restaurants, and for debt service.

     The Company generated cash flow from operations in the first nine months of 1998 of approximately $22.3 million, compared with $7.1 million for the first nine months of 1997.

     The Company's capital expenditures include acquisitions of $97.3 million and $78.1 million for the nine months ended September 30, 1998 and 1997, respectively. The Company acquired Pollo Tropical in July 1998 for approximately $97 million. For the first nine months of 1998 and 1997, the Company acquired two and 91 Burger King restaurants, respectively, for $.6 million and $78.1 million, respectively.

     Capital expenditures, excluding acquisitions, for the first nine months of 1998 totaled $22.0 million, which included construction costs for twelve new Burger King restaurants, six of which were open at September 30, 1998. Capital expenditures, excluding acquisitions, for the same period in 1997 totaled

$11.0 million, which included construction costs for seven new Burger King restaurants. The Company's capital expenditures also include remodeling costs and capital maintenance projects for the ongoing reinvestment and enhancement of its restaurants. These expenditures have increased in 1998 due to growth in the number of restaurants and investments being made to enhance the operations of the 95 Burger King restaurants the Company acquired since the beginning of 1997. Carrols also has projects underway to upgrade its corporate information and decision support systems along with its restaurant point-of-sale and management systems. These systems projects have resulted in incremental capital investments which totaled approximately $2.9 million for the first nine months of 1998.

     The Company generated $18.5 million from the sale and leaseback of two Burger King restaurant properties and 12 Pollo Tropical restaurant properties during the first nine months of 1998, the proceeds of which were used to reduce outstanding debt. Carrols also paid dividends to its parent totaling
$3.9 million for its parent's payment of dividends on its preferred stock and for the early redemption of the remaining $3.6 million in preferred stock which was scheduled for mandatory redemption in December 1998 and December 1999.

     Carrols' 1997 operations generated approximately $19.9 million in cash, compared to $14.3 million during 1996 and $16.7 million in 1995.

     Capital expenditures totaled $96.7 million, $23.2 million and $8.5 million, in 1997, 1996 and 1995, respectively. The 1997 capital expenditures included $78.5 million for the acquisition of 93 existing Burger King restaurants (including real estate for three of the restaurants), as well as $9.7 million for the construction of 15 new restaurants. The balance of the 1997 capital expenditures went toward restaurant capital maintenance and remodeling. During 1997, Carrols completed 23 remodels in conjunction with the renewal of franchises that were scheduled to expire between 1997 and 1999. During the past three years, Carrols has completed 68 remodels.

     On March 27, 1997, Madison Dearborn acquired 283,334 shares, and senior management acquired 10,810 shares, of common stock of Holdings which resulted in Carrols receiving net proceeds of $30.4 million. On May 12, 1997 Carrols also entered into a senior credit facility which established a $25.0 million revolving loan facility and a $127.0 million advance loan facility (the "Senior Credit Facility"). During 1997, Carrols used the net proceeds from the sale of stock along with borrowings under its Senior Credit Facility to fund the acquisition of 93 Burger King restaurants.

     The sale and leaseback of 15 restaurant properties in December 1997 generated $13.0 million, the proceeds of which were used to reduce amounts which had been borrowed under the Senior Credit Facility. In 1997, Carrols also paid dividends to Holdings totaling $4.3 million for the payment by Holdings of dividends on its preferred stock and for the redemption of $3.6 million of the preferred stock.

     At September 30, 1998, the Company had $130.9 million outstanding under the Senior Credit Facility. The Pollo Acquisition was funded using the Company's Senior Credit Facility which was amended on July 9, 1998 to modify, among other things, certain financial covenants with respect to debt to cash flow ratios. The Company is in compliance with its debt covenants at September 30, 1998. See "Description of the Senior Credit Facility."

     At September 30, 1998, after giving pro forma effect to the Private Offering and the application of the proceeds therefrom, the Company would have had approximately $254.3 million of indebtedness outstanding. Such indebtedness would primarily have consisted of $170.0 million principal amount of the Old Notes and $84.3 million of Senior Indebtedness.

     Interest payments under the Old Notes and the Exchange Notes (after the consummation of the Exchange Offer) and existing debt obligations will represent significant liquidity requirements for the Company. The Company believes that its operations and capital resources will provide sufficient cash availability to cover its working capital, capital expenditures, planned development and debt service requirements for the foreseeable future.

     In 1998, the Company anticipates capital expenditures of approximately
$33 million, excluding the cost of acquisitions. These amounts include approximately $15 million for construction of new Burger King restaurants (including certain real estate) and $8 million for ongoing reinvestment and remodeling of its existing Burger King restaurants. In 1998, the Company began to upgrade its restaurant point-of-sale and in-restaurant support systems, and has also undertaken an upgrade of its corporate information and decision support systems. During 1998 and 1999 the Company estimates that it will incur total expenditures for these systems projects of $11 to $12 million. The Company anticipates total capital expenditures in 1998 of approximately $5 million for Pollo Tropical, consisting primarily of costs related to the construction of new restaurants.

INFLATION

     The inflationary factors which have historically affected the Company's results of operations include increases in food and paper costs, labor and other operating expenses. Wages paid in the Company's restaurants are impacted by changes in the Federal or state minimum hourly wage rates. Accordingly, changes in the Federal or states minimum hourly wage rate directly affect the Company's labor cost. The Company and the restaurant industry typically attempt to offset the effect of inflation, at least in part, through periodic menu price increases and various cost reduction programs. However, no assurance can be given that the Company will be able to offset such inflationary cost increases in the future.

YEAR 2000

     The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. Carrols has addressed this risk to the availability and integrity of financial systems and the reliability of operation systems. Carrols has projects underway for the installation of new point-of-sale systems in its restaurants and for the replacement of a substantial portion of its corporate financial and decision support systems.

     The primary purpose of these projects is to improve the efficiency of Carrols' restaurant and support operations, however, they will also provide the additional benefit of making its systems Year 2000 compliant. The Company has purchased point-of-sale hardware and software, and a suite of corporate financial software applications all of which are designed and warranted to be Year 2000 compliant. The total cost of these capital projects is anticipated to be approximately $12 million to $13 million. Through September 30, 1998 the Company has expended $3.2 million associated with these projects. The majority of the remaining expenditures pertain to restaurant point-of-sale hardware.

     As of November 13, 1998, the Company has successfully implemented certain corporate financial applications including general ledger, accounts payable and asset management as well as a portion of its payroll processing. The remaining significant corporate support systems to be implemented are restaurant payroll and human resources, which is anticipated to be implemented by March 31, 1999, and sales and inventory accounting systems which are anticipated to be implemented by the third quarter of 1999.

     The Company believes that all of its computer systems will be Year 2000 compliant by the end of the third quarter of Fiscal 1999. The Company has not developed a detailed contingency plan due to the anticipated implementation dates of the projects above. The Company is evaluating its implementation progress on an ongoing basis and will develop contingency plans as needed should its scheduled implementation dates be modified. This is a forward looking statement and is subject to risks and uncertainties, including the ability of third party vendors and software provided by third parties to effectively satisfy the requirements of being Year 2000 compliant.

                               THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal") (which together constitute the Exchange Offer), to exchange up to $170,000,000 aggregate principal amount of Exchange Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to
[            ] (the "Expiration Date") and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes.

     As of the date of this Prospectus, the aggregate principal amount of the Old Notes outstanding is $170,000,000. This Prospectus, together with the Letter
of Transmittal, is first being sent on or about [            ], to all holders
of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "--Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

     The Old Notes were issued on November 24, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless registered under the Securities Act or any applicable securities law or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Old Notes, the Company and all of its subsidiaries which conduct business operations (the "Guarantors") entered into the Exchange and Registration Rights Agreement dated November 24, 1998 among the Company, the Guarantors and Chase Securities Inc. and NationsBanc Montgomery Securities LLC (the "Registration Rights Agreement"), which requires the Company and the Guarantors to file with the Commission a registration statement relating to the Exchange Offer (the "Registration Statement") not later than 75 days after the date of original issuance of the Old Notes, and to use their best efforts to cause the Registration Statement to become effective under the Securities Act not later than 150 days after the date of original issuance of the Old Notes and the Exchange Offer to be consummated not later than 30 business days after the date of the effectiveness of the Registration Statement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

     The term "holder" with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company ("DTC"). Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

TERMS OF THE EXCHANGE

     The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

     The Company is making the Exchange Offer in reliance on the position of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letters, and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Notes. Based on these interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. See "--Resale of Exchange Notes" and "Plan of Distribution."

     Interest on the Exchange Notes shall accrue from the last Interest Payment Date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Notes, from November 24, 1998.

     Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
[            ] (the "Expiration Date"). The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to IBJ Whitehall Bank & Trust Company, as Exchange Agent (the "Exchange Agent") and by giving written notice of such extension to the holders thereof or by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn. The Company does not anticipate extending the Expiration Date.

     The Company expressly reserves the right to (i) terminate the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day excluding Saturday, Sunday or any other day which is a legal holiday under the laws of New York, New York, or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the

Exchange Offer must transmit either (i) a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent, at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date, or (ii) if such Old Notes are tendered pursuant to the procedures for book-entry transfer set forth below under "--Book-Entry Transfer," a holder tendering Old Notes may transmit an Agent's Message (as defined herein) to the Exchange Agent in lieu of the Letter of Transmittal, in either case on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, along with the Letter of Transmittal or an Agent's Message, as the case may be, must be received by the Exchange Agent prior to the Expiration date, or (iii) the holder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted to the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering holder that such holder has received and agrees to be bound by the Letter of Transmittal and the Company may enforce the Letter of Transmittal against such holder. The method of delivery of Old Notes, Letters of Transmittal or Agent's Message and all other required documents is at the election and risk of the Holder. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Notes should be sent to the Company.

     If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange for such Old Notes are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in the Book-Entry Transfer Facility's systems whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly executed Letter of Transmittal accompanied by the Old Notes is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal or Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered and not to accept any particular Old Notes for exchange which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities as to any particular Old Notes or conditions of the Exchange Offer either before or after the Expiration Date (including the fight to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. None of the Company, the Guarantors, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company that, among other things, (a) Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (b) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (c) neither the holder nor any such other person is an "affiliate" of the Company as defined under Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the Extent applicable. Any holder of Old Notes using the Exchange Offer to participate in a distribution of the Exchange Notes (i) cannot rely on the position of the staff of the Commission set forth in a certain no-action and interpretive letters and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURE

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below, on or prior to the Expiration Date, a letter by hand or mail, or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer or a Book-Entry Confirmation, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers of such Old Notes and the principal amount of each such Old Note), (iii) specify the principal amount of Old Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Old Notes exchanged,
(v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee") under the indenture ,dated as of November 24, 1998 by and among the Company, the Guarantors and the Trustee (the "Indenture"), a copy of which has been filed as an exhibit to the Registration Statement, register the transfer of such Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes or otherwise comply with the Book-Entry Transfer Facility procedure. All questions as to the validity, form and eligibility of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by Book-Entry Transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the Book-Entry Transfer procedures described above, such Old Notes will be credited to an account with such Book-Entry Transfer Facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after such acceptance. See "--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to the principal amount (or portion thereof) of the Old Note surrendered for tender.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the

Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents, or, in the case of a Book-Entry Confirmation, an Agent's Message in lieu thereof. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Notes will he credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, any of the following events occur:

          (a) if, in the sole judgment of the Company, the Exchange Offer would violate any law, statute, rule or regulation or an interpretation thereof of the Staff of the Commissions; or

          (b) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

          (c) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any governmental authority on, or other event having reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or
     (v) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.

     The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first fives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event, the

Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

     IBJ Whitehall Bank & Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below.

                       BY HAND/OVERNIGHT COURIER OR MAIL:
                       IBJ Whitehall Bank & Trust Company
                                 1 State Street
                            New York, New York 10004
                   Attention: Corporate Trust Administration

                          BY FACSIMILE: (212) 858-2952
                   Attention: Corporate Trust Administration

                          BY TELEPHONE: (212) 858-2000

Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal

     Delivery to an address other than as set forth above, or transmissions of instructions via a facsimile to a number other than as set forth above, will not constitute a valid delivery.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and the Guarantors and are estimated in the aggregate to be approximately $200,000, which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal printing and related fees and expenses.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person than the registered holder of the Old Notes tendered, or if tendered Old Notes, are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Old Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon and in the Indenture. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company and the Guarantors will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

RESALE OF EXCHANGE NOTES

     The Company is making the Exchange Offer in reliance on the position of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter, and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than any Holder that is a broker-dealer or an "affiliate" of the

Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of the Exchange Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company and the Guarantors have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations herein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests in writing. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

                                      BUSINESS

     The Company is the largest Burger King franchisee in the world and has operated Burger King restaurants since 1976. As of September 30, 1998, the Company operated 338 Burger King restaurants located in 13 Northeastern, Midwestern and Southeastern states. Over the last five years, the Company has expanded its operations through the acquisition and construction of additional Burger King restaurants while also enhancing the quality of operations, the competitive position and financial performance of its existing restaurants. As a result of its growth strategy, the Company has increased the total number of restaurants it operates by over 70% from 1993 to 1997, and over 40% in 1997 alone. From fiscal 1993 to the last 12 months ending September 30, 1998, the Company grew its revenues from $171.1 million to $394.4 million and EBITDA from $20.2 million to $49.2 million. In July 1998, the Company completed its purchase of Pollo Tropical for a cash purchase price of approximately $97 million. Pollo Tropical is a regional quick-service restaurant chain featuring grilled marinated chicken and authentic "made from scratch" side dishes. Prior to its acquisition by the Company, for the twelve months ended June 30, 1998, Pollo Tropical had revenues of $69.6 million and EBITDA of $13.0 million. Pro forma for the Pollo Acquisition, the Company's revenues and EBITDA for the twelve months ended September 30, 1998 were $449.3 million and $60.2 million, respectively.

     Burger King is the second largest quick-service hamburger restaurant chain in the world, with approximately 9,800 restaurants throughout the U.S. and in 56 foreign countries. In fiscal 1997, BKC reported systemwide sales of approximately $7.9 billion from its restaurants in the U.S. and from 1993 to 1997 increased its market share of the domestic quick-service hamburger market from 16.2% to 19.4%. Burger King restaurants are quick-service restaurants of distinctive design which feature flame-broiled hamburgers and serve several widely-known, trademarked products, the most popular being the WHOPPER(Registered)sandwich. Burger King restaurants are generally located in high traffic areas throughout the U.S. The Company believes that convenience of location, speed of service, quality and price are the primary competitive advantages of Burger King restaurants.

     As a result of the Pollo Acquisition, the Company operates and franchises Pollo Tropical quick-service restaurants featuring fresh grilled chicken marinated in a proprietary blend of tropical fruit juices and spices and authentic "made from scratch" side dishes. The menu's emphasis is on freshness and quality, with a focus on flavorful chicken served "hot off the grill." Pollo Tropical restaurants combine high quality, distinctive menu items and an inviting tropical setting with the convenience and value of quick-service restaurants. Pollo Tropical opened its first company-owned restaurant in 1988 in Miami, and its first international franchised restaurant in 1995 in Puerto Rico. As of September 30, 1998, the Company owned and operated 37 Pollo Tropical restaurants, all of which are located in south and central Florida, and franchised 20 Pollo Tropical restaurants located in Puerto Rico, the Dominican Republic, Ecuador, Netherlands Antilles and Miami. For the fiscal year ended December 31, 1997, Pollo Tropical's average comparable restaurant sales were approximately $1.9 million, which the Company believes is among the highest in the quick-service restaurant industry. The Company believes that the strategic acquisition of Pollo Tropical will allow the Company to (i) broaden its restaurant concepts; (ii) expand its geographic presence; (iii) diversify its revenue base; (iv) increase its cash flow; and (v) enhance its operating margins.

     The quick-service restaurant industry, which includes hamburgers, pizza, chicken, various types of sandwiches, Mexican and other ethnic foods, has experienced consistent growth. The National Restaurant Association estimates that sales at quick-service restaurants will reach approximately $105.7 billion in 1998, compared with approximately $61.4 billion in 1988. This growth in the quick-service restaurant industry is a reflection of consumers' increasing desire for a convenient, reasonably priced restaurant experience. In addition, factors such as the greater numbers of working women and single parent families have led to an increased need for meals and snacks prepared outside the home. According to the National Restaurant Association, the percentage of the average family's food budget spent on meals consumed "away from home" has grown from approximately 25% of the food budget in 1955 to approximately 44% in 1995.

COMPETITIVE STRENGTHS

     The Company believes its success in the quick-service restaurant industry is attributable to the following competitive strengths:

     Largest Burger King Franchisee. The Company is the largest Burger King franchisee in the world. The Company believes that this leadership position, together with its experienced management team, effective management information systems, an extensive infrastructure and a proven track record for integrating acquisitions and new restaurants, will provide it with attractive opportunities to build and acquire additional restaurants. In addition, the Company believes that these factors enable it to enhance restaurant margins and overall performance, thereby allowing it to operate more efficiently than other Burger King franchisees.

     Strong Brand Names. The Burger King brand has developed significant equity since the formation of BKC in 1954, and is one of the most recognized brands in the restaurant industry. BKC spends between 4% and 5% of total system sales on advertising per year (approximately $390 million in 1997 and approximately
$1.5 billion over the past five years). The strong Burger King brand, coupled with the quality and value of the food and convenience of its restaurants, has provided the Burger King system with consistent growth. According to Technomic Inc., from 1992 to 1997, Burger King increased its share of the domestic quick-service hamburger market from approximately 16.2% to approximately 19.4%. The acquisition of Pollo Tropical provides the Company with one of the most recognized quick-service restaurant brands in Pollo Tropical's core markets of south and central Florida. The Company believes that the success of the Pollo Tropical concept is due in large part to a strong brand awareness in its markets, loyalty among its Hispanic customers, and the distinctive positioning of its menu to cater to the growing consumer preference for both healthier and ethnic foods.

     Stable Cash Flows. The Company believes that the stability of its operating cash flow is due to the proven success of the Burger King concept and the Company's consistent focus on restaurant operations. During the past five years, the Company's restaurant level EBITDA (EBITDA before general and administrative expenses) margins for its Burger King restaurants ranged between 15.4% and 18.3% and averaged 16.9%. In addition, over the same period, restaurant level EBITDA margins for Pollo Tropical restaurants ranged between 19.5% and 25.8% and averaged 23.7%. The Company believes that the strength of its cash flow provides it with liquidity to pursue its growth strategy.

     Diversified Locations and Restaurant Concepts. Since August 1993, the Company has increased the number of Burger King restaurants it owns by over 70% and has increased its geographic presence from nine states to 13 states. The Pollo Acquisition has further expanded the geographic presence of the Company through the location of Pollo Tropical restaurants in Florida, the Caribbean and Central and South America. The Company believes that this geographic expansion will enable it to capitalize on a region with a rapidly growing population and further reduce the Company's dependence on the economic performance of any one particular region. In addition, the Pollo Acquisition has enabled it to further diversify its revenue and cash flow base to another concept within the quick-service restaurant industry.

     Experienced Management Team with a Significant Equity Stake. The Company's senior management team, led by Chairman and Chief Executive Officer Alan Vituli and President and Chief Operating Officer Daniel T. Accordino, has a long and successful history of developing, acquiring and operating quick-service restaurants. Under their leadership and direction, the Company has become the largest Burger King franchisee. Mr. Vituli and Mr. Accordino lead a team of six regional operating directors who have an average of 22 years of restaurant industry experience and 44 district managers who have an average of 16 years of restaurant management experience in the Burger King system. The Company believes that the combination of its existing management team, together with the continuity of leadership provided by Pollo Tropical President and Chief Operating Officer Nicholas A. Castaldo, will enhance its ability to capitalize on future growth opportunities in the quick-service restaurant industry. Management owns (on a fully diluted basis) approximately 12% of Holdings, which owns 100% of the Company and all regional and district managers have options to acquire equity in the Company.

BUSINESS STRATEGY

     The Company's business strategy is to continue to increase revenues and cash flow through the construction of new restaurants, acquisitions, franchising and increasing operating efficiencies. Based on its historical performance, the Company believes its business strategy represents a low-risk growth plan. The Company's strategy is based on the following components:

     Leverage Brand Names. The Company realizes significant benefits as a Burger King franchisee. These benefits are the result of the widespread recognition of the Burger King brand, the size and penetration of BKC's advertising, BKC's management of the Burger King brand, including new product development, and the continued growth of the Burger King system. The Company believes that the Burger King brand provides significant opportunities to expand the Company's operations both within and outside its existing geographic markets, and that the Pollo Tropical brand provides it with significant growth opportunities within south and central Florida.

     Develop Additional Restaurants in Existing Markets. The Company believes that its existing Burger King markets will continue to provide opportunities for the development of new restaurants. The Company looks to develop restaurants in those of its markets it believes are underpenetrated and where the demographic characteristics are favorable for the development of new restaurants. The Company's new restaurant development is conducted by its own staff of real estate and construction professionals with support provided by BKC's development field personnel. Prior to developing a new restaurant, the Company conducts an extensive site selection and evaluation process which includes in-depth demographic, market and financial analysis. By selectively increasing the number of restaurants it operates in a particular market, the Company can effectively leverage its management, corporate infrastructure and local marketing while increasing brand awareness.

     The Company believes that it is well positioned to develop new Pollo Tropical restaurants in Pollo Tropical's core markets of south and central Florida, which will take advantage of the strong acceptance of its menu items and the high frequency of visits by its Hispanic customers. The Company believes that the continued population growth in its Florida markets will provide significant opportunity to develop additional Pollo Tropical restaurants. The Company also expects to continue franchising Pollo Tropical restaurants in parts of Central and South America and the Caribbean.

     Selectively Acquire Burger King Restaurants. The Burger King system is highly fragmented in the U.S., with approximately 7,200 Burger King restaurants being operated by approximately 1,600 franchisees. The Company expects to continue to participate as a buyer in the consolidation of the Burger King system and believes that there will continue to be opportunities for selective acquisitions in both existing and new geographic markets as smaller franchisees seek liquidity through the sale of their restaurants. As the largest Burger King franchisee with a demonstrated ability to effectively integrate acquisitions, the Company believes that it is better positioned to capitalize on this consolidation than other Burger King franchisees. The Company believes that by acquiring additional Burger King restaurants, it will be able to achieve operating efficiencies from its ability to improve controls over restaurant food costs, more efficiently utilize labor, and achieve economies of scale by leveraging its corporate infrastructure.

     Achieve Operating Efficiencies. The Company maintains a disciplined commitment to increasing the profitability of its existing restaurants. The Company's large base of restaurants, centralized management structure and management information systems enable the Company to optimize operating efficiencies for its new and existing restaurants. The Company is able to control restaurant and corporate level costs, capture economies of scale by leveraging its existing corporate infrastructure and use its sophisticated management information and point-of-sale systems to more efficiently manage its restaurant operations and to ensure consistent application of operating controls. Due to its size, the Company also realizes benefits from its improved bargaining power with respect to purchasing and cost management activities. The Company believes these factors provide the basis for increased unit and Company profitability. The Company intends to reduce certain operating expenses following the Pollo Acquisition by eliminating duplicative costs and, in addition, expects to realize further operating efficiencies by leveraging the Company's existing infrastructure and restaurant operating experience.

     Consistently Provide Superior Customer Satisfaction. The Company's operations are focused on achieving a high level of customer satisfaction through quick, accurate and high-quality customer service. The Company and BKC have uniform operating standards and specifications relating to the quality, preparation and selection of menu items, maintenance and cleanliness and employee conduct. The Company closely supervises the operation of all its restaurants to help ensure that standards and policies are followed and that product quality, customer service and cleanliness of the restaurants are maintained at high levels.

OVERVIEW OF RESTAURANT CONCEPTS

  Burger King Restaurants

     The Burger King system marketing strategy is characterized by its "Have It Your Way(Registered)" service, flame-broiling, generous portions and competitive prices. Burger King restaurants feature flame-broiled hamburgers, the most popular of which is the WHOPPER(Registered) sandwich. The WHOPPER(Registered) is a large, flame-broiled hamburger on a toasted bun garnished with a combination of mayonnaise, lettuce, onions, pickles and tomatoes. The basic menu of all Burger King restaurants consists of hamburgers, cheeseburgers, chicken and fish sandwiches, breakfast items, french fried potatoes, salads, shakes, desserts, soft drinks, milk and coffee. In addition, promotional menu items are introduced periodically for limited periods. BKC continually seeks to develop new products as it endeavors to enhance the menu and service of Burger King restaurants.

     The Company's Burger King restaurants are typically open seven days per week with minimum operating hours from 6:00 AM to 11:00 PM. Burger King restaurants are quick-service restaurants of distinctive design and are generally located in high-traffic areas throughout the U.S. The Company believes that convenience of location, quality, price and speed of service are the primary competitive advantages of Burger King restaurants. Burger King restaurants appeal to a broad spectrum of consumers, with multiple day-part meal segments appealing to different groups of consumers.

     The Company's Burger King restaurants consist of one of several building types with various seating capacities. BKC's traditional restaurant contains approximately 2,800 to 3,200 square feet with seating capacity for 90 to 100 customers, has drive-thru service windows, and has adjacent parking areas. Of the Company's 338 Burger King restaurants at September 30, 1998, 320 are free-standing.

  Pollo Tropical Restaurants

     Pollo Tropical restaurants combine high quality, distinctive taste and an inviting tropical setting with the convenience and value pricing of quick-service restaurants. Pollo Tropical restaurants offer a unique selection of food items reflecting tropical and Caribbean influences and feature grilled fresh chicken marinated in a proprietary blend of tropical fruit juices and spices. Chicken is grilled in view of customers on large, custom, open-flame grills. In 1996, Pollo Tropical broadened the selection by adding "island" pork to the menu. In 1997, a line of "TropiChops," a bowl containing rice, black beans, chicken or pork and other ingredients at an attractive price point, was added to the menu. In 1998, the Company added grilled shrimp to the menu. Also featured is an array of distinctive and popular side dishes, including black beans and rice, yucatan fries and sweet plantains, as well as more traditional fare such as french fries, corn, and tossed and caesar salads. The Company also offers freshly prepared tropical desserts, such as flan and tres leches.

     The Company's Pollo Tropical restaurants incorporate high ceilings, large windows, tropical plants, light colored woods, decorative tiles, a visually distinctive exterior entrance tower, lush landscaping and other signature architectural features, all designed to create an airy, inviting and tropical atmosphere. Restaurants are designed to conveniently serve a high volume of customer traffic while retaining an inviting, casual atmosphere.

     The Company's Pollo Tropical restaurants are open for lunch and dinner seven days a week from 11:00 AM to 10:00 PM (11:00 PM on Friday and Saturday) and offer sit-down dining, counter take-out and drive-thru service to accommodate the varied schedules of families, business people, students and other time-sensitive individuals. The menu offers a variety of portion sizes to accommodate a single customer, family or large group. Pollo Tropical restaurants also offer an economical catering menu, with special prices and portions to serve 25 to 500 persons.

     The Company's Pollo Tropical restaurants typically provide seating for 80 to 100 customers and provide drive-thru service. All of Pollo Tropical's restaurants are free-standing buildings except for three end-cap locations in strip shopping centers and one street-level storefront in an office building. The Company's current prototypical free-standing Pollo Tropical restaurant ranges between 2,800 and 3,200 square feet in size.

RESTAURANT ECONOMICS

  Burger King Restaurants

     For Fiscal 1997, the Company's Burger King restaurants generated average sales of approximately $1,055,000 and average restaurant level EBITDA of $163,000. Drive-thru sales contributed 56.2% of restaurant sales. In all but 24 locations, which are primarily in malls, the Company's Burger King restaurants have a drive-thru window. Of total sales, breakfast accounted for 13.0% of sales, lunch accounted for 34.7% of sales, dinner accounted for 26.7% of sales and late afternoon and late night snacks accounted for the remainder of sales. The average sales transaction was $3.85 in 1997.

     The cost of the franchise fee, equipment, seating, signage and other interior costs of a standard new Burger King restaurant is approximately $265,000 (excluding the cost of the land, building, and site improvements). The cost of land generally ranges from $200,000 to $500,000. The cost of building and site improvements generally ranges from $500,000 to $550,000. The Company typically leases the building and land components of its restaurants.

  Pollo Tropical Restaurants

     For Fiscal 1997, Company-owned Pollo Tropical restaurants generated average sales of approximately $1,861,000 and average restaurant level EBITDA of $453,000. Pollo Tropical restaurant sales are well balanced by method of service and by day part. For 1997, drive-thru sales contributed 35.1% of restaurant sales and take-out sales accounted for 22.3% of total sales. Of total sales, lunch accounted for 45.8% of restaurant sales, and dinner accounted for 54.2% of restaurant sales. The average sales transaction was $7.62.

     The cost of equipment, seating signage and other interior costs of a standard new Pollo Tropical restaurant is approximately $200,000 (excluding the cost of the land, building, and site improvements). The cost of land generally ranges from $500,000 to $800,000. The cost of building and site improvements generally ranges from $550,000 to $650,000. Pollo Tropical has historically financed the building and land costs of its Pollo Tropical restaurants through internally generated cash flow, however, in the future, the Company intends to lease its Pollo Tropical restaurants.

RESTAURANT LOCATIONS

  Burger King

     The following table sets forth the locations of the 338 Burger King restaurants in the Company's system at September 30, 1998.

                                                                                               TOTAL
STATE                                                                                         RESTAURANTS
-------------------------------------------------------------------------------------------   -----------
Connecticut................................................................................         1
Indiana....................................................................................         5
Kentucky...................................................................................         6
Maine......................................................................................         4
Massachusetts..............................................................................         2
Michigan...................................................................................        23
New Jersey.................................................................................         2
New York...................................................................................       153
North Carolina.............................................................................        40
Ohio.......................................................................................        70
Pennsylvania...............................................................................        11
South Carolina.............................................................................        20
Vermont....................................................................................         1
                                                                                                  ---
Total......................................................................................       338
                                                                                                  ---
                                                                                                  ---

Of the Company's Burger King restaurants, 6% are owned and 94% are leased. The Company typically enters into leases (including options to renew) from 20 to 40 years. The average remaining term on all leases, including options, is approximately 25 years. Generally, the Company has been able to renew leases, upon or prior to their expiration, at the prevailing market rates. As part of its continuing program to upgrade its restaurants, the Company remodeled 68 of its restaurants in the three years ended December 31, 1997.

  Pollo Tropical

     The success of the Pollo Tropical restaurants has been due in large part to the base of Hispanic customers who are a critical component in achieving the high average store volumes that Pollo Tropical has experienced in its core markets. As of September 30, 1998, Pollo Tropical owned and operated 37 restaurants, all of which are located in Florida, and franchised 20 restaurants, 12 of which are located in Puerto Rico, three in the Dominican Republic, three in Ecuador, one in Netherlands Antilles and one in Miami.

COMPANY OPERATIONS

     Management Structure. Substantially all of the Company's executive management, finance, marketing and operations support functions are conducted from either the Company's corporate headquarters in Syracuse, New York or the Pollo Tropical headquarters in Miami, Florida. With respect to the Company's Burger King operations, the Company currently has six regional directors with an average of 22 years of restaurant industry experience, five of whom are vice presidents of the Company. Each of the regional directors are responsible for the operations of the Company's Burger King restaurants in their assigned region. Three of the regional directors have been employed by the Company for over 20 years. The regional directors are supported by 44 district supervisors who have an average of 16 years restaurant management experience in the Burger King system. Each district supervisor is responsible for the direct oversight of the day-to-day operations of an average of seven restaurants. Typically, district supervisors have previously served as restaurant managers at one of the Company's restaurants or at an acquired restaurant. Both regional directors and district supervisors are compensated with a fixed salary plus an incentive bonus based upon the performance of the restaurants under their supervision and are eligible to participate in the Company's incentive stock option plan. A typical Company operated restaurant is staffed with hourly employees who are supervised by a salaried manager and two or three salaried assistant managers.

     Training. The Company maintains a comprehensive training and development program for all of its personnel and provides both classroom and in-restaurant training for its salaried and hourly personnel. For the Burger King restaurants, this program emphasizes system-wide operating procedures, food preparation methods and customer service standards. In addition, BKC's training and development programs are also available to the Company.

     Management Information Systems. The Company believes that its management information systems, which are typically more sophisticated than those utilized by smaller Burger King franchisees and other smaller quick-service restaurant operators, provide it with the ability to more efficiently manage its restaurants and to ensure consistent application of operating controls. The Company also believes that its size affords it the ability to maintain an in-house staff of information systems professionals dedicated to continuously enhancing its existing systems. These capabilities also allow the Company to quickly integrate newly acquired restaurants and to leverage its investments in information technology over a large base of restaurants.

     The Company's Burger King restaurant systems, which consist of point-of-sale cash register systems and PC-based restaurant support systems, transmit data on a daily basis to the Company's headquarters, which house mainframe, PC and server-based application and decision support systems. These systems facilitate financial and management control of restaurant operations and provide management with the ability to analyze sales and product mix data, to minimize shrinkage using inventory control and centralized standard costing systems, and to manage and control labor costs through the use of computerized labor systems.

     The Company's systems provide daily tracking and reporting of customer traffic counts, menu item sales, payroll data, food and labor cost analyses and other operating information for each restaurant. This information is available daily to the restaurant manager, who is expected to react quickly to trends or situations in his or her restaurant. The district supervisors also receive daily information for all restaurants under their respective control and have access to key operating data on a remote basis using laptop computers. Key restaurant performance indicators are monitored at each management level from district supervisor through senior management.

     The Company also has a number of projects underway, principally based on existing commercially available software, that are designed to further enhance its capabilities and to upgrade its restaurant and corporate information systems. The Company is implementing state-of-the-art, touch-screen point-of-sale systems in its restaurants which are designed to facilitate accuracy and speed of order-taking while providing systems that are user-friendly and that reduce training. The Company is also enhancing its labor scheduling and inventory management modules at the restaurant to further automate these functions. In addition, the Company's corporate financial systems are being upgraded to a client/server architecture in order to enhance the functionality of these systems, to take advantage of work-flow technologies and to provide the foundation for the future deployment of web-based applications to its restaurants.

     The Company's Pollo Tropical restaurants utilize in-store computerized point-of-sale systems to control cash, collect customer and sales statistics and to track labor and other restaurant data. It is the Company's intention to further enhance Pollo Tropical's operations by integrating its systems with the Company's existing management information systems. The Company believes that it will be able to improve the operating efficiencies of the Pollo Tropical restaurants by employing tools and resources available in its existing management information systems.

     Site Selection. The Company believes that the location of its restaurants is a critical component of each restaurant's success. Potential new development sites are evaluated based upon accessibility, visibility, costs, surrounding traffic patterns, competition and demographic characteristics. The Company's senior management determines the acceptability of all acquisition and new development sites, based upon analysis prepared by its real estate professionals and operations personnel.

BURGER KING FRANCHISE AGREEMENTS

     Each of the Company's Burger King restaurants operates under a separate franchise agreement entered into between the Company and BKC. The BKC Franchise Agreements require, among other things, that all restaurants be of standardized design and be operated in a prescribed manner, including utilization of the standard Burger King menu. The BKC Franchise Agreements generally provide for an initial term of 20 years and have an initial fee of $40,000. A successor BKC Franchise Agreement may be granted by BKC for an additional 20-year term, provided the restaurant meets the then-current BKC operating standards and the Company is not in default under its current BKC Franchise Agreement. Currently, the successor BKC Franchise Agreement fee is $40,000. The BKC Franchise Agreements are non-cancelable except for failure to abide by the terms thereof.

     In order to obtain a successor BKC Franchise Agreement, a franchisee is typically required to make capital improvements to the Burger King restaurant to bring the Burger King restaurant up to BKC's then-current design standards. The required capital improvements will vary widely depending upon the magnitude of the required changes and the degree to which the Company has made interim changes to the restaurant. Although the Company estimates that a substantial remodeling can cost in excess of $250,000, the Company's average remodeling cost over the past five years has been approximately $135,000 per restaurant.

     The Company believes that it enjoys a good relationship with BKC and that it will satisfy BKC's normal successor BKC Franchise Agreement policies and, accordingly, believes that successor BKC Franchise Agreements will be granted in due course by BKC at the expiration of its existing BKC Franchise Agreements. Historically, BKC has granted each of the Company's requests for a successor BKC Franchise Agreement for its restaurants. There can be no assurance, however, that BKC will continue to grant each of the Company's requests for successor BKC Franchise Agreements.

     In addition to the initial franchise fee, the Company currently pays a monthly royalty of 3 1/2% of the gross revenues from its Burger King restaurants to BKC. The Company currently also contributes 4% of gross revenues from its Burger King restaurants to fund BKC's national and regional advertising. BKC engages in substantial national advertising and promotional activities and other efforts to maintain and enhance the Burger King brand. The Company supplements BKC's marketing with local advertising and promotional campaigns. See "Business--Advertising and Promotion."

     The Company's BKC Franchise Agreements do not give the Company exclusive rights to operate a Burger King restaurant in any defined territory. The Company believes that BKC generally seeks to ensure that newly granted franchises do not materially adversely affect the operations of existing Burger King restaurants. There can be no assurance, however, that a franchise given by BKC to a third party will not adversely effect any single Company-operated Burger King restaurant.

     The Company is required to obtain BKC's consent prior to the acquisition or development of new Burger King restaurants. BKC also has the right of first refusal to purchase any Burger King restaurant which is the subject of a contract of sale. BKC has granted its approval to all of the Company's historic acquisitions of Burger King restaurants, except for one instance when it exercised its right of first refusal with respect to a six restaurant acquisition that the Company proposed in 1997.

POLLO TROPICAL FRANCHISE PROGRAM

     As part of the Company's growth strategy for its Pollo Tropical restaurants, the Company intends to complement the development of additional Company-owned restaurants in the U.S. with a multi-unit area development franchise program as a means of accelerating its penetration into international markets. The Company intends to offer certain market areas to qualified and experienced area developers in the Caribbean and Central and South American markets who are committed to the development of multiple units in such areas on an expedited basis.

     The Company's standard franchise agreement under which it franchises Pollo Tropical restaurants to independent restaurant operators (a "Pollo Tropical Franchise Agreement") has a 15-year term (with one 15-year renewal option) and provides for an initial payment by the franchisee of a portion of all franchise fees upon signing of the area development and franchise agreements, with the remainder due prior to the opening of the franchisee's Pollo Tropical restaurants. The franchisee also pays a continuing royalty, based upon gross sales. The terms and conditions of the Pollo Tropical Franchise Agreement will vary depending upon a number of factors, including the experience and resources of the franchisee, the size and density of the covered territory, the number of units to be developed, the schedule for development, capital requirements, fee and royalty arrangements and other matters. All franchisees are required to operate their restaurants in compliance with certain methods, standards and specifications developed by Pollo Tropical regarding such matters as menu items, recipes, food preparation, materials, supplies, services, fixtures, furnishings, decor and signs, although the franchisee has discretion to determine the prices to be charged to customers. In addition, all franchisees are required to purchase substantially all food, ingredients, supplies and materials from suppliers approved by the Company.

ADVERTISING AND PROMOTION

     Quick-service restaurant businesses can be significantly affected by the efficiency and quality of advertising and promotional programs. The Company believes that one of the major advantages of being a Burger King franchisee is the value of the extensive regional and national advertising and promotional programs conducted by BKC. In addition to the benefits derived from BKC's advertising spending, which according to information published by BKC was approximately $390 million for 1997, the Company supplements BKC's advertising and promotional activities with local advertising and promotions, including the purchase of additional television, radio and print advertising. The Company's concentration of restaurants in many of its markets permits it to leverage advertising in those markets. The Company also utilizes promotional programs, such as combination value meals and discounted prices, targeted to its customers, thereby enabling the Company to create a flexible and directed marketing program.

     The Company is generally required to contribute 4% of gross revenues from restaurant operations to an advertising fund, utilized by BKC for its advertising, promotional programs and public relations activities. BKC's advertising programs consist of national campaigns supplemented by local advertising. BKC's advertising campaigns are generally carried on television, radio and in circulated print media (national and regional newspapers and magazines).

     The Company believes that brand awareness for its Pollo Tropical restaurants is extremely high because of the concentration of its restaurants in the south Florida markets. Pollo Tropical restaurants are also clustered in its target markets in order to maximize the effectiveness of its advertising efforts. Pollo Tropical advertises in both English and Spanish media throughout the year, including television, radio and print advertising. Pollo Tropical also has marketed at the individual restaurant level through special price offerings, coupon discounts and unique promotional and public relations programs. Pollo Tropical spent approximately 4.6% of revenues from restaurant sales on advertising in Fiscal 1996 and 1997.

SUPPLIES AND DISTRIBUTION

     The Company is a member of a national purchasing cooperative created for the Burger King system known as Restaurant Services, Inc. ("RSI"). RSI is a non-profit independent cooperative which acts as the purchasing agent for approved distributors to the system and serves to negotiate the lowest cost for the Burger King system. The Company uses its purchasing power to negotiate directly with certain other vendors, to obtain favorable pricing and terms for supplying its restaurants.

     As a Burger King franchisee, the Company is required to purchase all of its foodstuffs, paper goods and packaging materials from BKC approved suppliers. Non-food items such as kitchen utensils, equipment maintenance tools and other supplies may be purchased from any suitable source provided that such items meet BKC product uniformity standards. The Company currently obtains substantially all of its foodstuffs for its Burger King restaurants (other than bread products which it purchases from local bakeries), paper goods, promotional premiums and packaging materials from ProSource Distribution Services, Inc. ("ProSource") under a five-year supply agreement which expires on March 31, 1999. The Company believes that ProSource's services are competitive with alternatives available to the Company.

     There are other BKC approved supplier/distributors which compete with ProSource. The Company believes that reliable alternative sources for all restaurant supplies are readily available at competitive prices should the arrangements with ProSource or any other existing supplier or distributor change.

     All BKC approved suppliers are required to purchase foodstuffs and supplies from BKC approved manufacturers and purveyors. BKC is responsible for monitoring quality control and supervision of these manufacturers and conducts regular visits to observe the preparation of foodstuffs, and to run various tests to ensure that only high quality foodstuffs are sold to BKC-approved suppliers. In addition, BKC coordinates and supervises audits of approved suppliers and distributors to determine continuing product specification compliance and to ensure that manufacturing plant and distribution center standards are met.

     For its Pollo Tropical restaurants, the Company has negotiated directly with local and national suppliers for the purchase of food and beverage products and supplies to ensure consistent quality and freshness and to obtain competitive prices. Each Pollo Tropical restaurant's food and supplies are ordered by its manager from approved suppliers and are shipped directly to the restaurants.

QUALITY ASSURANCE

     The Company's operations are focused on achieving a high level of customer satisfaction with speed, accuracy and quality of service closely monitored. The Company's senior management and restaurant management staff are principally responsible for ensuring compliance with the Company's and BKC's operating procedures. The Company and BKC have uniform operating standards and specifications relating to the quality, preparation and selection of menu items, maintenance and cleanliness of the premises and employee conduct. Detailed reports from the Company's management information system and surveys conducted by the Company or BKC are tabulated and distributed to management on a regular basis to help maintain compliance.

     The Company operates in accordance with quality assurance and health standards set by BKC, as well as standards set by Federal, state and local governmental laws and regulations. These standards include food preparation rules regarding, among other things, minimum cooking times and temperatures, sanitation and cleanliness. The "conveyor belt" cooking system utilized in all Burger King restaurants, which is calibrated to carry hamburgers through the flame broiler at regulated speeds, is one of the safest cooking systems among major quick-service restaurants and helps to ensure that the standardized minimum times and temperatures for cooking are met. In addition, BKC has set maximum time standards for holding prepared food.

     The Company closely supervises the operation of all of its Burger King restaurants to help ensure that standards and policies are followed and that product quality, customer service and cleanliness of the restaurants are maintained. In addition, BKC may conduct unscheduled inspections of Burger King restaurants throughout the nationwide system.

     At the Pollo Tropical restaurants, restaurant managers are actively involved in all aspects of operations with an emphasis on supervising the food preparation process as well as food safety while insuring prompt and precise order fulfillment at both the front counter and drive-thru windows. Through the use of a computer display and communications system, orders typically are filled within two minutes. Managers conduct internal inspections for taste, quality, cleanliness and food safety several times a day in order to provide a consistent level of customer service.

TRADEMARKS

     Prior to the Pollo Acquisition, the Company had no proprietary intellectual property other than the logo and trademark of Carrols Corporation. As a franchisee of Burger King, the Company has contractual rights to use certain BKC-owned trademarks, servicemarks and other intellectual property relating to the Burger King concept.

     Pollo Tropical has registered its principal trademarks for "Pollo Tropical", "TropiGrill" and "TropiChops" in the U.S. and presently has applications pending or registrations granted in various foreign countries in which it conducts business or may conduct business through its franchise system. As a result of the Pollo Acquisition, the Company has assumed ownership of these marks. In certain foreign countries, Pollo Tropical has been involved in trademark opposition proceedings to defend its rights to register certain trademarks. The Company intends to protect the Pollo Tropical and TropiGrill trademarks by appropriate legal action whenever necessary.

GOVERNMENT REGULATION

     The Company is subject to various Federal, state and local laws affecting its business, including various health, sanitation, fire and safety standards. Restaurants to be constructed or remodeled are subject to state and local building code and zoning requirements. In connection with the construction and remodeling of the Company's restaurants, the Company may incur costs to meet certain Federal, state and local regulations, including regulations promulgated under the Americans with Disabilities Act.

     The Company is subject to the Federal Fair Labor Standards Act and various state laws governing such matters as minimum wage requirements, overtime and other working conditions and citizenship requirements. In September 1997, the second phase of an increase in the minimum wage was implemented in accordance with a 1996 amendment to the Federal Fair Labor Standards Act. A significant number of the Company's food service personnel are paid at rates related to the Federal minimum wage and, accordingly, increases in the minimum wage have increased wage rates at the Company's restaurants.

     The Company also is subject to various Federal, state and local environmental laws, rules and regulations. The Company believes that it conducts its operations in substantial compliance with applicable environmental laws and regulations. In an effort to prevent and, if necessary, to correct environmental problems, the Company conducts environmental audits of proposed restaurant sites and restaurants it seeks to acquire.

     With respect to the franchising of Pollo Tropical restaurants, the Company is subject to franchise and related regulations in the U.S. and certain foreign jurisdictions where it offers and sells franchises. These regulations include obligations to provide disclosure about Pollo Tropical, the franchise agreements and the franchise system. They also include obligations to register certain franchise documents in the U.S. and foreign jurisdictions, and obligations to disclose the substantive relationship between the parties to the agreements.

COMPETITION

     The quick-service restaurant industry is highly competitive with respect to price, service, location and food quality. In each of its markets, the Company's restaurants compete with a large number of national and regional restaurant chains, as well as locally-owned restaurants, offering low and medium-priced fare. Convenience stores, grocery store delicatessens and food counters, cafeterias and other purveyors of moderately priced and quickly prepared foods also compete with the Company.

     With respect to its Burger King restaurants, the Company's largest competitors in the quick-service hamburger restaurant segment are McDonald's and Wendy's. According to publicly available information, as of December 31, 1997, McDonald's U.S. operations comprised 12,380 restaurants and had U.S. systemwide sales for the year ended December 31, 1997 of $17.1 billion. As of December 31, 1997, Wendy's U.S. operations comprised 4,575 restaurants and had total U.S. systemwide sales for the year ended December 31, 1997 of $4.6 billion. The Company believes that product quality and taste, national brand recognition, convenience of location, speed of service, menu variety, price and ambiance are the most important competitive factors in the quick-service restaurant industry and that its Burger King and Pollo Tropical restaurants effectively compete in each category.

     In addition to the quick-service hamburger restaurant chains, Pollo Tropical's competitors include international and regional chicken theme chains, such as Boston Market, KFC and Kenny Rogers Roasters, as well as other types of quick-service restaurants. The Company believes that the combination of freshly prepared food, distinctive menu items, tropical ambience, and fast service help to distinguish its Pollo Tropical restaurants from other quick-service food operations. The Company also believes that the strong brand awareness of its Pollo Tropical restaurants combined with the relatively high costs associated with starting a quick-service chain in Pollo Tropical's core markets will make it difficult for new competitors to effectively compete with the Company's Pollo Tropical restaurants in these markets.

EMPLOYEES

     At December 31, 1998, the Company employed approximately 12,725 persons of which approximately 225 were supervisory and administrative personnel and 12,500 were restaurant operating personnel. None of the Company's employees are covered by collective bargaining agreements. Approximately 10,850 of the Company's restaurant operating personnel at December 31, 1998 were part-time employees. The Company believes that its employee relations are good.

LITIGATION

     The Company is a party to various litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any of these matters will have a material adverse effect on its financial condition or results of operations and cash flows.

PROPERTIES

     In addition to the restaurant locations set forth under "Business--Restaurant Locations", the Company owns an approximately 22,000 square foot building at 968 James Street, Syracuse, New York, which houses its executive offices and most of the Company's administrative operations for its Burger King restaurants. The Company leases 10,488 square feet at 7300 North Kendall Drive, 8th Floor, Miami, Florida, which houses most of the Company's administrative operations for its Pollo Tropical restaurants.

                                   MANAGEMENT

     The following table sets forth information with respect to the current directors, executive officers and other officers of the Company:

NAME                                         AGE                 POSITION WITH THE COMPANY
------------------------------------------   ---   -----------------------------------------------------
Alan Vituli...............................   57    Chairman of the Board and Chief Executive Officer
Daniel T. Accordino.......................   48    President, Chief Operating Officer and Director
Paul R. Flanders..........................   42    Vice President--Finance and Treasurer
Joseph A. Zirkman.........................   38    Vice President, General Counsel and Secretary
Richard H. Liem...........................   45    Vice President--Financial Operations
Timothy J. LaLonde........................   42    Vice President--Controller
Steven Barnes.............................   50    Vice President--Regional Director
Michael A. Biviano........................   41    Vice President--Regional Director
Joseph W. Hoffman.........................   36    Regional Director
David R. Smith............................   49    Vice President--Regional Director
James E. Tunnessen........................   43    Vice President--Regional Director
Richard L. Verity.........................   42    Vice President--Regional Director
Nicholas A. Castaldo......................   47    President and Chief Operating Officer--Pollo Tropical
                                                     Division
Benjamin D. Chereskin.....................   40    Director
James M. Conlon...........................   31    Director
David J. Mathies, Jr......................   51    Director
Robin P. Selati...........................   32    Director
Clayton E. Wilhite........................   53    Director

     Certain biographical information regarding each current Director and executive officer of the Company is set forth below:

     Alan Vituli has been Chairman of the Board of the Company since 1986 and Chief Executive Officer since March 1992. He is also a Director and Chairman of the Board of Holdings. Between 1983 and 1985, Mr. Vituli was employed by Smith Barney, Harris Upham & Co., Inc. as a Senior Vice President responsible for real estate transactions. From 1966 until joining Smith Barney, Mr. Vituli was associated with the accounting firm of Coopers & Lybrand, first as an employee and the last ten years as a partner. Among the positions held by Mr. Vituli at Coopers & Lybrand was National Director of Mergers and Acquisitions. Prior to joining Coopers & Lybrand, Mr. Vituli was employed in a family-owned restaurant business. From 1993 through the Pollo Acquisition, Mr. Vituli served on the Board of Directors of Pollo Tropical, Inc.

     Daniel T. Accordino has been President, Chief Operating Officer and a Director of the Company since February 1993. Prior thereto, Mr. Accordino served as Executive Vice President--Operations of the Company from December 1986 and as Senior Vice President from April 1984. From 1979 to April 1984 he was Vice President responsible for restaurant operations of the Company, having previously served as the Company's Assistant Director of Restaurant Operations. Mr. Accordino has been employed by the Company since 1972.

     Paul R. Flanders has been Vice President--Finance and Treasurer since April 1997. Prior to joining the Company, he was Vice President--Corporate Controller of Fay's Incorporated from 1989 to 1997, and Vice President--Controller for Computer Consoles, Inc. from 1982 to 1989. Mr. Flanders was also associated with the accounting firm of Touche Ross & Co. from 1977 to 1982.

     Joseph A. Zirkman became Vice President and General Counsel of the Company in January 1993. He was appointed Secretary of the Company in February 1993. Prior to joining the Company, Mr. Zirkman was an associate with the New York City law firm of Baer Marks & Upham beginning in 1986.

     Richard H. Liem became Vice President--Financial Operations in May 1994. Prior to joining the Company, Mr. Liem was a Senior Audit Manager with the accounting firm of Price Waterhouse. Mr. Liem was with Price Waterhouse beginning in 1983.

     Timothy J. LaLonde has been Vice President--Controller since July 1997. Prior to joining the Company, he was a controller at Fay's Incorporated from 1992 to 1997. Prior to that he was a Senior Audit Manager with the accounting firm of Deloitte & Touche LLP, having been associated with that firm beginning in 1978.

     Steven Barnes is Vice President--Regional Director of the Company. He has been a Vice President since February 1997 and a Regional Director of Operations since 1993. Prior to joining the Company, Mr. Barnes was Vice
President--Operations of Snapps Restaurants, Inc. from 1989 to 1993.

     Michael A. Biviano is Vice President--Regional Director of the Company. Mr. Biviano has been Regional Director of Operations since October 1989, having served as District Supervisor from December 1983 to October 1989. Mr. Biviano has been employed by the Company since 1973.

     Joseph W. Hoffman has been Regional Director of the Company since July 1997. Mr. Hoffman joined the Company in 1993 in connection with one of the Company's acquisitions and served in the capacity of District Supervisor from 1993 to 1997. Prior to 1993 Mr. Hoffman was in a similar capacity with Community Food Service, Inc.

     David R. Smith is Vice President--Regional Director of the Company.
Mr. Smith has been Regional Director of Operations since 1984, having served as District Supervisor from 1975 to 1984. Mr. Smith has been employed by the Company since 1972.

     James E. Tunnessen is Vice President--Regional Director of the Company. He has been Regional Director of Operations since August 1988, having served as District Supervisor from 1979 to August 1988. Mr. Tunnessen has been employed by the Company since 1972.

     Richard L. Verity has been Vice President--Regional Director since August 1997 when he joined the Company in conjunction with the Company's acquisition of a group of 63 Burger King restaurants. Mr. Verity was previously with Resser Management Corp. from 1986 to 1997 and held the position of Executive Vice President.

     Nicholas A. Castaldo has been the President of Pollo Tropical, Inc. since October 1995 and its Chief Operating Officer since November 1, 1996. Prior to joining Pollo Tropical and since August 1993, Mr. Castaldo was employed as Vice President of Marketing of Denny's Inc. From 1986 to 1993, Mr. Castaldo was employed by S&A Restaurant Corp., which includes Steak & Ale and Bennigan's restaurant chains, and ultimately served as Senior Vice President of Marketing and Business Development. Mr. Castaldo's career spans 20 years and includes management positions at Burger King, Citicorp, and Clairol Inc.

     Benjamin D. Chereskin has served as a Director since March 1997.
Mr. Chereskin is a Managing Director of Madison Dearborn Partners, Inc. and co-founded the firm in 1993. Prior to that, Mr. Chereskin was with First Chicago Venture Capital for nine years. Mr. Chereskin also serves on the Board of Directors of Beverages & More, Inc., Cornerstone Brands, Inc., Tuesday Morning Corporation and NWL Holdings, Inc.

     James M. Conlon has served as Managing Director of Dilmun Investments, Inc. since 1992. Since 1997, Mr. Conlon has been the Co-Head of the bank's U.S. Merchant Banking group. Prior to joining Dilmun Investments, Inc., Mr. Conlon was employed as an Investment Analyst in the Securities Division of TIAA-CREF. Mr. Conlon serves on the Boards of Directors of Carrols Corporation; Capital Recovery Holdings, Inc; Thompson Products, Inc.; and Independent Pictures, Inc.

     David J. Mathies, Jr. has served as President of Dilmun Investments, Inc., since its inception in 1988. From 1971 to 1988, he was employed by Mellon Bank, where he was head of their Pension Management Group, providing investment management services to middle market clients. Mr. Mathies serves on the Boards of Directors of Carrols Corporation; Capital Recovery Holdings, Inc; Thompson Products; and Independent Pictures, Inc.

     Robin P. Selati has served as a Director since March 1997. Mr. Selati is a Managing Director of Madison Dearborn Partners, Inc. and joined the firm in 1993. Prior to 1993 Mr. Selati was associated with Alex Brown & Sons Incorporated in the consumer/retail investment banking group. Mr. Selati also serves as a Director on the Board of Directors of Peter Piper, Inc., Tuesday Morning Corporation and NWL Holdings, Inc.

     Clayton E. Wilhite has served as a Director since July 1997. Since January 1998, Mr. Wilhite has been with CFI Group, Inc., has been its Managing Partner since May 1998, and has served on the Board of Directors since September 1998. CFI Group, Inc. is an international marketing and consulting firm specializing in measuring customer satisfaction. Between 1996 and 1998, he was the Chairman of Thurloe Holdings, L.L.C. Prior to 1996 Mr. Wilhite was with D'Arcy Masius Benton & Bowles, Inc. ("DMB&B") having served as its Vice Chairman from 1995 to 1996, President of DMB&B/North America from 1988 to 1995, and as Chairman and Managing Director of DMB&B/St. Louis from 1985 to 1988. From August 1996 through the Pollo Acquisition, Mr. Wilhite served on the Board of Directors of Pollo Tropical, Inc.

     All Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. The executive officers of the Company are chosen by the Board and serve at its discretion. All Directors of Carrols also serve as Directors for Holdings.

EXECUTIVE COMPENSATION

     The following tables set forth certain information for the fiscal years ended December 31, 1997, 1996 and 1995 for the Chief Executive Officer and the next four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1997 and whose annual compensation exceeded $100,000. No other executive officers received total compensation in excess of $100,000 in 1997. Stock option data refers to the stock options of Holdings.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                     COMPENSATION
                                                                                                     ------------
                                                                         ANNUAL COMPENSATION         SECURITIES
                                                                     ----------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                                          YEAR     SALARY     BONUS(A)    OPTIONS(#)
------------------------------------------------------------------   ----    --------    --------    ------------
Alan Vituli ......................................................   1997    $392,758    $     --       72,830
  Chairman of the Board and Chief Executive Officer                  1996     363,160     128,210           --
                                                                     1995     352,632     245,000       20,000

Daniel T. Accordino ..............................................   1997     288,386          --       31,479
  President, Chief Operating Officer and Director                    1996     258,943      91,778           --
                                                                     1995     250,751     150,322       10,000

Joseph A. Zirkman ................................................   1997     120,436          --        1,118
  Vice President, General Counsel and Secretary                      1996     115,288      40,934           --
                                                                     1995     105,249      41,995        3,000

Paul R. Flanders .................................................   1997     105,925          --        1,500
  Vice President, Finance and Treasurer                              1996          --          --           --
                                                                     1995          --          --           --

Richard H. Liem ..................................................   1997     103,160          --          500
  Vice President, Financial Operations                               1996      94,750      30,288           --
                                                                     1995      93,092      37,153        3,000

------------------
(a) The Company provides bonus compensation to Executive Officers based on an individual's achievement of certain specified objectives and the Company's achievement of specified increases in shareholder value.

                       OPTION GRANTS IN 1997 FISCAL YEAR

                                                                                  % OF
                                                                                  TOTAL
                                                                   NUMBER OF     OPTIONS
                                                                   SECURITIES    GRANTED      EXERCISE
                                                                   UNDERLYING      TO           PRICE
                                                                   OPTIONS       EMPLOYEES     (PRICE       EXPIRATION
NAME                                                               GRANTED(C)    IN 1997      PER SHARE)       DATE
----------------------------------------------------------------   ----------    ---------    ----------    ----------
Alan Vituli(a)..................................................     72,830         61.1%      $ 101.76      3/26/2007
Daniel T. Accordino(a)..........................................     31,479         26.4%        101.76      3/26/2007
Joseph A. Zirkman(a)............................................        368           .3%        101.76      3/26/2007
                   (b)..........................................        750           .6%        110.00       6/9/2007
Paul R. Flanders(b).............................................      1,500          1.3%        110.00       6/9/2007
Richard H. Liem(b)..............................................        500           .4%        110.00       6/9/2007

                                                                            POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED RATES
                                                                           OF STOCK APPRECIATION
                                                                             FOR OPTION TERM(D)
                                                              ------------------------------------------------
NAME                                                                 5%                        10%
-----------------------------------------------------------   ----------------------    ----------------------
Alan Vituli(a).............................................         $5,429,590               $ 13,035,600
Daniel T. Accordino(a).....................................          2,346,808                  5,634,322
Joseph A. Zirkman(a).......................................             27,435                     65,867
(b)........................................................             51,884                    131,484
Paul R. Flanders(b)........................................            103,768                    262,968
Richard H. Liem(b).........................................             34,589                     87,656

------------------

(a) Stock option grants to Messrs. Vituli, Accordino and Zirkman include 29,480, 2,579 and 368 shares, respectively, granted at the time of the investment in the Company by Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P. (the "Madison Dearborn Investors") on March 27, 1997 ("MD Investment") under the Vituli Non-Plan Option Agreement, the Accordino Non-Plan Option Agreement and the Zirkman Non-Plan Option Agreement, respectively. At the time of the MD Investment, stock option grants under the 1996 Plan (as defined) were also made for 43,350 shares to the Vituli Family Trust in exchange for options that it was holding.
    Mr. Accordino was also granted options for 28,900 shares under the 1996 Plan. See "Management--Option Agreements Pursuant to the 1996 Plan" and "Management--Other Option Agreements."
(b) Stock option grants to Messrs. Zirkman, Flanders and Liem include 750, 1,500, and 500 shares, respectively, granted under the 1996 Plan. These options become exercisable at the rate of 25% per year beginning on December 31, 1997.
(c) All options are exercisable for the common stock of Holdings.
(d) Potential realizable value is based on an assumption that the price of Holdings' common shares appreciate at 5% and 10% annually (compounded) from the date of grant until the end of the ten year option term. These calculations are based on requirements promulgated by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the stock price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, no executive officer of the Company served as a director of or member of a compensation committee of any entity for which any of the persons serving on the Board of Directors of the Company or on the Compensation Committee of the Board of Directors (the "Compensation Committee") is an executive officer. The Compensation Committee is comprised of Messrs. Chereskin, Mathies and Wilhite.

BOARD OF DIRECTORS

     Directors Compensation. Directors who are Company employees do not receive any additional compensation for serving as directors. Directors who are not employees of the Company receive a fee of $15,000 per annum. All Directors are reimbursed for all reasonable expenses incurred by them in acting as Directors, including as members of any committee of the Board of Directors.

     Liability Limitation. As permitted under the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a Director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of a fiduciary duty owed to the Company or its stockholders. By its terms and in accordance with the laws of the State of Delaware, however, this provision does not eliminate or limit the liability of a Director of the Company: (i) for any breach of the Director's duty of loyalty to the Company or its stockholders; (ii) for an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; (iii) for any transaction from which the Director derived an improper personal benefit; or (iv) for an improper declaration of dividends or purchase or redemption of the Company's securities.

     Indemnification. The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its Directors and officers to the fullest extent permitted by Delaware law.

DESCRIPTION OF PLANS

     Employee Savings Plan. The Company offers certain of its salaried employees the option to participate in the Carrols Corporation Corporate Employee Savings Plan (the "Savings Plan") which is qualified as a profit-sharing plan by the Internal Revenue Service. In accordance with the Savings Plan, the Company matches up to $1,040 of an employee's mandatory contributions by contributing $0.50 for each dollar contributed by the employee. Employees are fully vested in their own contributions; employees become vested in the Company's contributions beginning in the fourth year of service, and are fully vested after seven years of service or upon retirement at age 65 with five years service, death, or permanent or total disability. Benefits may be paid out upon the occurrence of any of the foregoing events in a single cash lump sum or in periodic installments over not more than the employee's assumed life expectancy. The employee's contributions may be withdrawn at any time, subject to restrictions on future contributions. The Company's matching contributions may be withdrawn under certain conditions of financial necessity or hardship as defined in the Savings Plan.

     Bonus Plans. The Company has cash bonus plans designed to promote and reward excellent performance by providing employees with incentive compensation. Key senior management executives of each operating division can be eligible for bonuses equal to varying percentages of their respective annual salaries determined by the performance of the Company and the division.

     1996 Long-Term Incentive Plan. In connection with the MD Investment, Holdings adopted the Carrols Holdings Corporation 1996 Long-Term Incentive Plan (the "1996 Plan") pursuant to which the Company may grant "Incentive Stock Options" (as defined under Section 422 of the Internal Revenue Code), nonqualified stock options, stock appreciation rights, restricted stock, performance shares and performance units and other stock-based awards (the foregoing collectively "Awards") to certain officers and employees of the Company and its subsidiaries. The 1996 Plan replaced a prior long-term incentive plan which was adopted December 26, 1996 (the "Prior Incentive Plan"). The 1996 Plan is designed to advance the interests of Holdings and the Company by providing an additional incentive to attract, retain and motivate qualified and competent persons through the encouragement of stock ownership or stock appreciation rights in Holdings.

     The 1996 Plan permits the Compensation Committee of the Board of Directors of Holdings (the "Holdings Compensation Committee") to grant, from time to time, options to purchase an aggregate of up to 106,250 shares of common stock of Holdings ("Holdings Common Stock"). The vesting periods for awards and the expiration dates for exercisability of Awards granted under the 1996 Plan are determined by the Holdings Compensation Committee; however, the exercise period for an option granted under the 1996 Plan may not exceed ten years from the date of the grant. The Holdings Compensation Committee is authorized to grant options under the 1996 Plan to all eligible officers and employees of the Company and its subsidiaries, including executive officers and directors (other than outside Directors and members of the Holdings Compensation Committee).

     The option exercise price per share of any option granted under the 1996 Plan is determined by the Holdings Compensation Committee; however, in no event shall the option price per share of any option intended to qualify as an Incentive Stock Option be less than the fair market value of the Holdings Common Stock on the date such option is granted. Payment of such option exercise price shall be made (i) in cash, (ii) by delivering shares of Holdings Common Stock already owned by the holder of such options, (iii) by delivering a promissory note, (iv) by a combination for any of the foregoing, in accordance with the terms of the 1996 Plan, the applicable stock option agreement and any applicable guidelines of the Holdings Compensation Committee in effect at the time, or
(v) by any other means approved by the Holdings Compensation Committee. In the event that the holder of an option issued pursuant to the 1996 Plan elects to pay the exercise price of such option by delivering a promissory note, such promissory note may be either (A) unsecured and fully recourse against the holder of such option or (B) nonrecourse but secured by the shares of Holdings Common Stock being purchased by such exercise and by other assets having a fair market value equal to not less than forty percent of the exercise price of such option and, in either event, such note shall mature on the fifth anniversary of the date thereof and bear interest at the rate provided under
Section 1274(d) of the Internal Revenue Code of 1986, as amended from time to time.

     Pursuant to the 1996 Plan, in the event of a Change of Control (as defined in the 1996 Plan) any and all Awards issued and outstanding shall vest and become exercisable in full on the date of such Change of Control. In addition, as soon as practicable but in no event later than thirty days prior to the occurrence of such Change of Control, the Holdings Compensation Committee shall notify any holder of an Award granted under the 1996 Plan of such Change of Control. Further, upon a Change of Control that qualifies as an Approved Sale (as defined in the 1996 Plan) in which the outstanding Holdings Common Stock is converted or exchanged for or becomes a right to receive any cash, property or securities other than Illiquid Consideration (as defined in the 1996 Plan),
(i) each Award granted under the 1996 Plan shall become exercisable solely for the amount of such cash, property or securities that the holder of such Award would have been entitled to had such Award been exercised immediately prior to such event; (ii) the holder of such Award shall be given an opportunity to either (A) exercise such Award prior to the consummation of the Approved Sale and participate in such sale as a holder of Holdings Common Stock or (B) upon consummation of the Approved Sale, receive in exchange for such Award consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Holdings Common Stock received by the holders of Holdings Common Stock in connection with the Approved Sale less the exercise price per share of Holdings Common Stock of such Award to acquire Holdings Common Stock by (2) the number of shares of Holdings Common Stock represented by such Award; and (iii) to the extent such Award is not exercised prior to or simultaneous with such Approved Sale, any such Award shall be canceled.

     1998 Directors' Stock Option Plan. During 1998, Holdings adopted the Carrols Holdings Corporation 1998 Directors' Stock Option Plan (the "1998 Directors' Plan") pursuant to which the Company may grant "Incentive Stock Options" (as defined under Section 422 of the Internal Revenue Code), nonqualified stock options, stock appreciation rights, restricted stock, and other stock-based awards (the foregoing collectively "Director Awards") to certain non-employee Directors of Holdings. The 1998 Directors' Plan is designed to advance the interests of Holdings and the Company by providing an additional incentive to attract, retain and motivate non-employee individuals as Directors of the Board of Holdings and the Company.

     The 1998 Directors' Plan permits the Holdings Compensation Committee to grant, from time to time, options to purchase an aggregate of up to 10,000 shares of Holdings Common Stock. The vesting periods for Director Awards and the expiration dates for exercisability of Director Awards granted under the 1998 Directors' Plan are determined by the Compensation Committee; however, the exercise period for an option granted under the 1998 Directors' Plan may not exceed ten years from the date of the grant. The Holdings Compensation Committee is authorized to grant options under the 1998 Directors' Plan to all eligible non-employee Directors of Holdings. Directors that are employees of Holdings or the Company, Madison Dearborn or Atlantic, or any of their respective affiliates are not eligible under the 1998 Directors' Plan.

     The option exercise price per share of any option granted under the 1998 Directors' Plan is determined by the Holdings Compensation Committee; however, in no event shall the option price per share of any option intended to qualify as an Incentive Stock Option be less than the fair market value of the Holdings Common Stock on the date such option is granted. Payment of such option exercise price shall be made (i) in cash, (ii) by delivering shares of Common Stock already owned by the holder of such options, (iii) by delivering a promissory note, (iv) by a combination of any of the foregoing, in accordance with the terms of the 1998 Directors' Plan, the applicable stock option agreement and any applicable guidelines of the Holdings Compensation Committee in effect at the time, or (v) by any other means approved by the Holdings Compensation Committee. In the event that the holder of an option issued pursuant to the 1998 Directors' Plan elects to pay the exercise price of such option by delivering a promissory note, such promissory note may be either (A) unsecured and fully recourse against the holder of such options or (B) nonrecourse but secured by the shares of Holdings Common Stock being purchased by such exercise and by other assets having a fair market value equal to not less than forty percent of the exercise price of such option and, in either event, such note shall mature on the fifth anniversary of the date thereof and bear interest at the rate provided under
Section 1274(d) of the Internal Revenue Code of 1986, as amended from time to time.

     Pursuant to the 1998 Directors' Plan, in the event of a Change of Control (as defined in the 1998 Directors' Plan), any and all Director Awards issued and outstanding shall vest and become exercisable in full on the date of such Change of Control. In addition, as soon as practicable but in no event later than thirty days prior to the occurrence of a Change of Control, the Holdings Compensation Committee shall notify any holder of a Director Award granted under the 1998 Directors' Plan of such Change of Control. Further, upon a Change of Control that qualifies as an Approved Sale (as defined in the 1998 Directors'
Plan) in which the outstanding Holdings Common Stock is converted or exchanged for or becomes a right to receive any cash, property or securities other than Illiquid Consideration (as defined in the 1998 Directors' Plan), (i) each Director Award granted under the 1998 Directors' Plan shall become exercisable solely for the amount of such cash, property or securities that the holder of such Director Award would have been entitled to had such Director Award been exercised immediately prior to such event; (ii) the holder of such Director Award shall be given an opportunity to either (A) exercise such Director Award prior to the consummation of the Approved Sale and participate in such sale as a holder of Holdings Common Stock or (B) upon consummation of the Approved Sale, receive in exchange for such Director Award consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Holdings Common Stock received by the holders of Holdings Common Stock in connection with the Approved Sale less the exercise price per share of Holdings Common Stock of such Director Award to acquire Holdings Common Stock by (2) the number of shares of Holdings Common Stock represented by such Director Award; and (iii) to the extent such Director Award is not exercised prior to or simultaneous with such Approved Sale, any such Director Award shall be canceled.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

     Vituli Employment Agreement. On March 27, 1997, in connection with the MD Investment, the Company entered into a Second Amended and Restated Employment Agreement (the "Vituli Employment Agreement") with Alan Vituli, which amended and restated that certain Amended and Restated Employment Agreement dated
April 3, 1996 between the Company and Mr. Vituli. Pursuant to the Vituli Employment Agreement, Mr. Vituli will continue to serve as Chairman of the Board and Chief Executive Officer of the Company. The Vituli Employment Agreement shall be for an initial term of four years, commencing on March 27, 1997 and will be subject to automatic renewals for successive one-year terms unless either the Company or Mr. Vituli elects not to renew by giving written notice to the other at least 90 days before a scheduled expiration date. Pursuant to the Vituli Employment Agreement, Mr. Vituli will receive a base salary of $400,000 for the first year of the term, which amount increases annually by at least $25,000 subject to additional increases that may be authorized by the Compensation Committee. Pursuant to the Vituli Employment Agreement, Mr. Vituli will participate in the Executive Bonus Plan of the Company and any stock option plan of the Company applicable to executive employees. The Vituli Employment Agreement also requires that the Company is responsible for maintaining the premium payments on a split-dollar life insurance policy on the life of Mr. Vituli providing a death benefit of $1.5 million payable to an irrevocable trust designated by Mr. Vituli. The Vituli Employment Agreement provides that if Mr. Vituli's employment is terminated without Cause (as defined in the Vituli employment Agreement) following a Change of Control (as defined in the Vituli Employment Agreement),
(i) Mr. Vituli will receive a cash payment in the amount equal to 2.99 times his Five Year Compensation Average (as defined in the Vituli Employment Agreement) if such Change of Control occurs during the first two years of the initial term of the Vituli Employment Agreement and (ii) a cash lump sum equal to his salary during the previous twelve months if terminated thereafter. The Vituli Employment Agreement includes non-competition and non-solicitation provisions effective during term of the agreement and for two years following its termination.

     Accordino Employment Agreement. On March 27, 1997 in connection with the MD Investment, the Company entered into a Second Amended and Restated Employment Agreement (the "Accordino Employment Agreement") with Daniel T. Accordino, which amended and restated that certain Amended and Restated Employment Agreement dated April 3, 1996 between the Company and Mr. Accordino. Pursuant to the Accordino Employment Agreement, Mr. Accordino will continue to serve as President and Chief Operating Officer of the Company. The Accordino Employment Agreement shall be for an initial term of four years, commencing on March 27, 1997 and will be subject to automatic renewal for successive one-year terms unless either the Company or Mr. Accordino elects not to renew by giving written notice to the other at least 90 days before a scheduled expiration date. Pursuant to the Accordino Employment Agreement, Mr. Accordino will receive a base salary of $300,000 for the first year of the term, which amount increases annually by at least $20,000 subject to additional increases that may be authorized by the Compensation Committee. Pursuant to the Accordino Employment Agreement, Mr. Accordino will participate in the Executive Bonus Plan of the Company and any stock option plan of the Company applicable to executive employees. The Accordino Employment Agreement also will require that the Company is responsible for maintaining the premium payments on a split-dollar life insurance policy on the life of Mr. Accordino providing a death benefit of $1 million payable to an irrevocable trust designated by Mr. Accordino. The Accordino Employment Agreement provides that if Mr. Accordino's employment is terminated without Cause (as defined in the Accordino Employment Agreement) following a Change of Control (as defined in the Accordino Employment Agreement), (i) Mr. Accordino will receive a cash payment in the amount equal to
2.99 times his Five year Compensation Average (as defined in the Accordino Employment Agreement) if such Change of Control occurs during the first two years of the initial term of the Accordino Employment Agreement and (ii) a cash lump sum equal to his salary during the pervious twelve months if terminated thereafter. The Accordino Employment Agreement includes non-competition and non-solicitation provisions effective during term of the agreement and for two years following its termination.

     Castaldo Employment Agreement. Effective July 20, 1998, in connection with the Pollo Acquisition, the Company entered into an Amended and Restated Employment Agreement (the "Castaldo Employment Agreement") with Nicholas A. Castaldo, which amended and restated that certain Employment Agreement dated September 19, 1995, as amended May 5, 1997, between Pollo Tropical and
Mr. Castaldo. Pursuant to the Castaldo Employment Agreement, Mr. Castaldo will serve as the President and Chief Operating Officer of the Company's Pollo Tropical Division. The Castaldo Employment Agreement will be for an initial term commencing on July 20, 1998 and ending September 30, 2003, and will be subject to renewal for up to two additional one-year periods at the Company's option, exercisable by giving written notice to Mr. Castaldo by no later than July 31, 2003 or 2004, as applicable. Pursuant to the Castaldo Employment Agreement,
Mr. Castaldo will receive a base salary of $300,000 per year during the term, which amount increases on January 1, 2000 and on each January 1st thereafter during the term by at least 5% subject to additional increases that may be authorized by the Company's Board of Directors. Pursuant to the Castaldo Employment Agreement, Mr. Castaldo will be eligible to receive an annual bonus of up to 100% of his base salary (of which not more than 50% may be subject to deferral provisions in the Executive Bonus Plan of the Company (as defined in the Castaldo Employment Agreement)), which bonus will be payable in accordance with the Executive Bonus Plan of the Company and will be based solely upon the achievement by Mr. Castaldo of certain corporate and individual performance standards during the relevant period as reasonably established by the Company after consultation with Mr. Castaldo. For the period January 1, 1998 through June 30, 1998, Mr. Castaldo will receive a bonus based upon the previous Pollo Tropical Executive Bonus Plan (as defined in the Castaldo Employment Agreement), none of which bonus will be subject to any deferral provisions in the Executive Bonus Plan of the Company. Pursuant to the Castaldo Employment Agreement,
Mr. Castaldo will be entitled to be granted, and it is anticipated that he will be granted, non-qualified options or the equivalent to purchase 5% of Pollo Tropical's common stock or equity value if no such common stock has been issued. Such options will be issued pursuant to Pollo Tropical's 1998 Stock Option or Tracking Stock Option Plan, which the Company anticipates adopting in the future. The Castaldo Employment Agreement provides that if Mr. Castaldo's employment is terminated by the Company without Cause (as defined in the Castaldo Employment Agreement) or by Mr. Castaldo for Good Reason (as defined in the Castaldo Employment Agreement), or if the term of the Castaldo Employment Agreement expires, then Mr. Castaldo will be entitled to the following payments and benefits:

          (i) An amount equal to the greater of (x) Mr. Castaldo's base salary then in effect, from the date on which his employment is terminated or expires under the terms of the Castaldo Employment Agreement until 12 months after such termination date or (y) Mr. Castaldo's base salary from such termination date through the end of the initial term. The foregoing shall be payable as follows: a lump sum equal to one year's then current base salary payable within ten days of such termination date and the balance, if any, payable in 24 equal monthly installments.

          (ii) Mr. Castaldo's stock options to be granted under the Option Agreement (as defined in the Castaldo Employment Agreement) shall vest as set forth in and in accordance with the terms and provisions of the Option Agreement.

          (iii) Mr. Castaldo's health and medical insurance benefits will be continued at the Company's expense through the date which is 24 months following the termination date.

          (iv) Any portion of bonus that was deferred under the Pollo Tropical Executive Bonus Plan will be payable in a lump sum within ten days of the termination date.

     The Castaldo Employment Agreement includes non-competition and non-solicitation provisions effective during the term of the agreement and for two years following its termination.

OPTION AGREEMENTS PURSUANT TO THE 1996 PLAN

     Vituli Plan Option Agreement. On December 30, 1996 (during the Company's 1997 fiscal year), pursuant to the Securities Purchase Agreement dated as of March 6, 1996 among the Company, Holdings, the stockholders of Holdings and Atlantic Restaurants, Inc. (the "Atlantic Transaction"), Holdings granted to Alan Vituli, under the 1996 Plan, an option (the "Vituli Option") to purchase 43,350 shares of Holdings Common Stock. The Vituli Option (i) was immediately exercisable with regard to 15,300 shares of Holdings Common Stock at an exercise price of $110.00 per share and (ii) was to become exercisable on June 1, 1997 with regard to (a) 15,300 shares of Holdings Common Stock at an exercise price of $130.00 per share and (b) 12,750 shares of Holdings Common Stock at an exercise price of $140.00 per share. On January 22, 1997, Mr. Vituli contributed these options to the Vituli Family Trust for the benefit of his children.

     In connection with the MD Investment, Holdings granted an option to purchase 43,350 shares of Holdings Common Stock under the 1996 Plan in exchange for the options held by the Vituli Family Trust (the "New Vituli Plan Option"). The Vituli Family Trust agreed to reduce the exercise price to $101.7646 per share. The New Vituli Plan Option shall (i) have a term of ten years from the date of grant, (ii) shall become exercisable on the date of grant with regard to 15,300 shares of Holdings Common Stock and (iii) shall become exercisable
(a) on December 31, 1997 with regard to 5,610 shares of Holdings Common Stock,
(b) on December 31, 1998 with regard to 5,610 shares of Holdings Common Stock,
(c) on December 31, 1999 with regard to 5,610 shares of Holdings Common Stock and (d) on December 31, 2000 with regard to 11,220 shares of Holdings Common Stock.

     Accordino Plan Option Agreement. On December 30, 1996 (during the Company's 1997 fiscal year), pursuant to the Atlantic Transaction, Holdings granted to Daniel T. Accordino, under the 1996 Plan, an option (the "Accordino Option") to purchase 28,900 shares of Holdings Common Stock. The Accordino Option (i) was immediately exercisable with regard to 10,200 shares of Holdings Common Stock at an exercise price of $110.00 per share and (ii) was to become exercisable on December 31, 1997 with regard to (a) 10,200 shares of Holdings Common Stock at an exercise price of $130.00 per share and (b) 8,500 shares of Holdings Common Stock at an exercise price of $140.00 per share.

     In connection with the MD Investment, the Accordino Option was canceled and Holdings granted to Mr. Accordino, under the 1996 Plan, an option (the "New Accordino Plan Option") to purchase 28,900 shares of Holdings Common Stock at an exercise price of $101.7646 per share. The New Accordino Plan Option shall
(i) have a term of ten years from the date of grant, (ii) shall become exercisable on the date of grant with regard to 10,200 shares of Holdings Common Stock and (iii) become exercisable (a) on December 31, 1997 with regard to 3,740 shares of Holdings Common Stock, (b) on December 31, 1998 with regard to 3,740 shares of Holdings Common Stock, (c) on December 31, 1999 with regard to 3,740 shares of Holdings Common Stock and (d) on December 31, 2000 with regard to 7,480 shares of Holdings Common Stock.

OTHER OPTION AGREEMENTS

     Vituli Non-Plan Option Agreement. In connection with the MD Investment, Holdings granted to Mr. Vituli a nonqualified stock option (the "Vituli Non-Plan Option") to purchase 29,480 shares of Holdings Common Stock at an exercise price of $101.7646. The Vituli Non-Plan Option shall have a term of ten years from the date of grant and shall become exercisable in five equal parts on the five consecutive anniversaries of the date of grant. The Vituli Non-Plan Option will have substantially the same terms as options issued under the 1996 Plan with respect to (i) the method of payment of the exercise price of the Vituli Non-Plan Option and (ii) the effect of a Change of Control (as defined in the 1996 Plan).

     Accordino Non-Plan Option Agreement. In connection with the MD Investment, Holdings granted to Mr. Accordino a nonqualified stock option (the "Accordino Non-Plan Option") to purchase 2,579 shares of Holdings Common Stock at an exercise price of $101.7646. The Accordino Non-Plan Option shall have a term of ten years from the date of grant and shall become exercisable in five equal parts on the five consecutive anniversaries of the date of grant. The Accordino Non-Plan Option will have substantially the same terms as the Vituli Non-Plan Option.

     Zirkman Non-Plan Option Agreement. In connection with the MD Investment, Holdings granted to Joseph A. Zirkman a nonqualified stock option (the "Zirkman Non-Plan Option") to purchase 368 shares of Holdings Common Stock at an exercise price of $101.7646. The Zirkman Non-Plan Option shall have a term of ten years from the date of grant and shall become exercisable in five substantially equal parts on the five consecutive anniversaries of the date of grant. The Zirkman Non-Plan Option will have substantially the same terms as the Vituli Non-Plan Option.

                             PRINCIPAL STOCKHOLDERS

     The following tables set forth the number and percentage of shares of voting common stock of the Company and of Holdings beneficially owned, as of December 31, 1998, by (i) all persons known by the Company to be the beneficial owners of more than 5% of the shares of such voting common stock, (ii) each Director of the Company who owns shares of such voting common stock, (iii) each executive officer of the Company included in the Summary Compensation Table above and (iv) all executive officers and Directors of the Company as a group.

                                                                              SHARES BENEFICIALLY
                                                                                   OWNED(A)
                                                                             ---------------------    FULLY DILUTED(B)
                                                                             NUMBER     PERCENTAGE    PERCENTAGE
                                                                             -------    ----------    ----------------
Stockholders of Carrols Corporation:
  Carrols Holdings Corporation............................................        10         100%             100%
  968 James Street
     Syracuse, New York 13203
Stockholders of Carrols Holdings Corporation:
  Atlantic Restaurants, Inc...............................................   566,667       47.14%           44.14%
  Madison Dearborn Capital Partners, L.P..................................   283,333       23.57%           22.07%
  Madison Dearborn Capital Partners II, L.P...............................   283,334       23.57%           22.07%
Executive Officers and Directors:
  Alan Vituli(c)..........................................................    42,243        3.51%            6.44%
  Daniel T. Accordino.....................................................    19,056        1.59%            2.52%
  Joseph A. Zirkman.......................................................       672         .06%             .13%
  Paul R. Flanders........................................................       875         .07%             .16%
  Richard H. Liem.........................................................       325         .03%             .06%
  Clayton E. Wilhite......................................................       250         .02%             .08%
  Directors and executive officers of the Company as a group (12
     persons).............................................................    63,746        5.30%            9.44%

------------------

(a) The number of shares shown in the table includes stock options which are currently exercisable or exercisable within 60 days to purchase: 32,416 shares held by Mr. Vituli; 18,196 shares held by Mr. Accordino; 549 shares held by Mr. Zirkman; 875 shares held by Mr. Flanders; 325 shares held by Mr. Liem; and 250 shares held by Mr. Wilhite.
(b) Gives effect to the exercise of all outstanding options for Holdings Common Stock.
(c) Includes 26,520 vested stock options contributed to and held by the Vituli Family Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Stockholders Agreement. On March 27, 1997, in connection with the MD Investment, all holders of Holdings Common Stock entered into a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement provides that all holders of Holdings Common Stock will vote their Holdings Common Stock in order to cause the following individuals to be elected to the board of directors of Holdings and each of its subsidiaries (including the Company):
(a) three representatives designated by the Madison Dearborn Investors; (b) three representatives designated by Atlantic; and (c) two representatives designated by Mr. Vituli as long as Mr. Vituli is the Chief Executive Officer of the Company, subject in each case to adjustment if the percentage holdings of each decreases below a certain threshold. In addition, the Stockholders Agreement provides for certain limitations on the ability of holders of Holdings Common Stock to sell, transfer, assign, pledge or otherwise dispose of their Holdings Common Stock. The Stockholders Agreement contains covenants requiring the Company to obtain the prior consent of the Madison Dearborn Investors and Atlantic prior to taking certain actions including, without limitation, the redemption, purchase or other acquisition of Holdings' capital budget approved by Holdings' board of directors for that year or the entry into the ownership, active management or operation of any business other than Burger King franchise restaurants.

     Registration Rights Agreement. On March 27, 1997, in connection with the MD Investment, Atlantic, the Madison Dearborn Investors, Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman entered into a Registration Agreement with Holdings (the "Registration Agreement"). The Registration Agreement provides for demand and piggyback rights with respect to Holdings Common Stock. The Madison Dearborn Investors or Atlantic may demand registration under the Securities Act (a "Demand Registration") of all or any portion of their shares of Holdings Common Stock or options for shares of Holdings Common Stock (the "Registrable Securities"), provided that (i) in the case of the first Demand Registration, the Madison Dearborn Investors and Atlantic must consent to a Demand Registration unless Holdings has completed a registered public offering of the Holdings Common Stock and (ii) all Demand Registrations on Form S-1 must be underwritten. The Madison Dearborn Investors and Atlantic are each entitled to request: three Demand Registrations on Form S-1 in which Holdings shall pay all registration expenses, provided that the offering value of the Registrable Securities is at least $15 million; and an unlimited number of Demand Registrations on Form S-3 in which Holdings shall pay all registration expenses, provided that the offering value of the Registrable Securities is at least
$5 million with an underwritten offering equal to at least $10 million. Whenever Holdings proposes to register any of its securities (other than pursuant to a Demand Registration) and the registration form may be used for the registration of Registrable Securities, Holdings shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities to which Holdings has received written requests for inclusion therein within 20 days after receipt of Holdings' notice (a "Piggyback Registration"). Holdings shall pay the registration expenses of the holders of Registrable Securities in all Piggyback Registrations. The Registration Agreement contains typical "cut back" provisions in connection with both Demand Registrations and Piggyback Registrations. The Company will provide the holders of the Registrable Securities with typical indemnification in the event of certain misstatements or omissions made in connection with both Demand Registrations and Piggyback Registrations.

                      DESCRIPTION OF THE SENIOR CREDIT FACILITY

     The Senior Credit Facility, pursuant to which Chase Bank of Texas, National Association, is agent and lender and which includes certain other lenders parties thereto, provides for (i) a revolving credit facility under which the Company may borrow up to $25.0 million (including a standby letter of credit facility of up to $5.0 million) (the "Revolving Credit Facility") and (ii) a term loan facility under which the Company may borrow up to $125.0 million (the "Term Loan Facility"). Borrowings under the Revolving Credit Facility were, and are required to be, used to refinance existing indebtedness of the Company, to finance permitted acquisitions and new store development, and for other working capital and general corporate purposes. Borrowings under the Term Loan Facility were and are required to be, used to finance acquisitions by the Company and refinance certain indebtedness of the Company.

     Under the Senior Credit Facility, the Revolving Credit Facility expires on December 31, 2001 (subject to a one-year extension upon the request of the Company and unanimous approval of the lenders). Approximately $47.9 million of the proceeds of the Private Offering were used to prepay principal amounts under the Senior Credit Facility including $31.0 million which was applied to reduce the Term Loan Facility. The outstanding principal amount of Term Loan advances under the Term Loan Facility (after giving effect to the Private Offering and the application by the Company of the proceeds therefrom) are repayable as follows: (i) an aggregate of $7.1 million payable in four quarterly installments in 1999; (ii) an aggregate of $8.9 million payable in four quarterly installments in 2000; (iii) an aggregate of $10.8 million payable in four quarterly installments in 2001; (iv) an aggregate of $12.6 million payable in four quarterly installments in 2002; (v) an aggregate of $3.5 million payable in March 2003 and (vi) a final payment of an aggregate of $45.7 million payable upon the Term Loan Facility's maturity on June 30, 2003.

     Borrowings under the Revolving Credit Facility and the Term Loan Facility bear interest at a per annum rate, at the Company's option, of either
(i) (a) the greater of the prime rate or the federal funds rate plus .50%, plus
(b) a margin of 0%, .25%, .50%, .75% or 1.0%, based on the Company achieving certain leverage ratios (as defined in the Senior Credit Facility) or
(ii) LIBOR plus a margin of 1.50%, 1.75%, 2.00%, 2.25% or 2.50%, based on the Company achieving certain leverage ratios.

     In general, the Company's obligations under the Senior Credit Facility are secured by all of the assets, tangible or intangible, real, personal or mixed, of the Company and certain of its subsidiaries (other than certain leasehold property), and a pledge by Holdings of all of the outstanding capital stock of the Company. In addition, payment of all obligations under the Senior Credit Facility is guaranteed by Holdings. Under the Senior Credit Facility, the Company is required to make mandatory prepayments of principal annually in an amount equal to 50% of Excess Cash Flow (as defined in the Senior Credit Facility), and also in the event of certain dispositions of assets (all subject to certain exceptions) in an amount equal to 100% of the net proceeds received by the Company therefrom.

     The Senior Credit Facility contains certain covenants, including, without limitation, those limiting the Company's and its subsidiaries' ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of its business, make certain investments or pay dividends. In addition, the Senior Credit Facility will require the Company to meet certain financial ratio tests.

                          DESCRIPTION OF THE EXCHANGE NOTES

     The Old Notes have been, and the Exchange Notes are to be, issued under the Indenture. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to the "Company" include only Carrols Corporation and not its subsidiaries. The Old Notes and the Exchange Notes are collectively referred to herein as the "Notes."

     The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Exchange Notes. The Exchange Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to the holders of the Exchange Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Exchange Notes at the Trustee's corporate trust office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

     The Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness, including borrowings under the Senior Credit Facility. The Exchange Notes will rank pari pasu in right of payment with all other senior subordinated Indebtedness of the Company and senior in right of payment to all subordinated Indebtedness of the Company. The Exchange Notes will be limited in aggregate principal amount to $170,000,000, and will mature on December 1, 2008. Interest on the Exchange Notes will accrue at the rate of 9.5% per annum and will be payable semiannually in arrears on each June 1 and December 1, commencing on June 1, 1999, to the persons who are registered Holders at the close of business on the May 15 and November 15, respectively, immediately preceding the applicable interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

REDEMPTION

     Optional Redemption. The Exchange Notes will be redeemable, at the Company's option, in whole or in part at any time, on and after December 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                                                        PERCENTAGE
-----------------------------------------------------------------------------------------   ----------
2003.....................................................................................    104.750%
2004.....................................................................................    103.167%
2005.....................................................................................    101.583%
2006 and thereafter......................................................................    100.000%

     Optional Redemption Upon Public Equity Offerings. At any time, or from time to time, on or prior to December 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of Exchange Notes originally issued at a redemption price equal to 109.50% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Exchange Notes originally issued remain outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Exchange Notes are to be redeemed at any time, selection of such Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Notes are listed or, if such Exchange Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Exchange Notes of a principal amount of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Exchange Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first- class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

RANKING AND SUBORDINATION OF THE EXCHANGE NOTES

     The payment of the principal of, premium, if any, and interest on the Exchange Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness.

     Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds deposited in accordance with, and held in trust for the benefit of Holders pursuant to, "Legal Defeasance and Covenant Defeasance" (a "Defeasance Trust Payment")), all Senior Indebtedness then due shall first be paid in full in cash before the Holders of the Exchange Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Exchange Notes, or any payment by the Company to acquire any of the Exchange Notes for cash, property or securities, or any distribution by the Company with respect to the Exchange Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Exchange Notes upon any such dissolution or winding up or total liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Exchange Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash

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after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by the Company of principal of, premium, if any, or interest on the Exchange Notes, whether pursuant to the terms of the Exchange Notes, upon acceleration, pursuant to an Offer to Repurchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by the Company of principal of, premium, if any, or interest on the Exchange Notes, whether pursuant to the terms of the Exchange Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Exchange Notes to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Exchange Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     The failure to make any payment or distribution for or on account of the Exchange Notes by reason of the provisions of the Indenture described under this "Ranking and Subordination of the Exchange Notes" heading will not prevent, or be construed as preventing, the occurrence of any Event of Default in respect of the Exchange Notes. See "--Events of Default" below.

     By reason of the subordination provisions described above, in the event of insolvency of the Company, funds which would otherwise be payable to Holders of the Exchange Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Company may be unable to meet fully or at all its obligations with respect to the Exchange Notes. Furthermore, by reason of such subordination, in the event of any such insolvency of the Company, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than other creditors of the Company, including holders of the Exchange Notes. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness.

GUARANTEES

     Each Guarantor unconditionally guarantees, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Exchange Notes, including the payment of principal of and interest on the Exchange Notes. The Guarantees will be subordinated to Guarantor Senior Indebtedness on the same basis as the Exchange Notes

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
are subordinated to Senior Indebtedness. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants--Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "Certain Covenants--Limitation on Asset Sales," the Guarantor's Guarantee will be released.

     Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Exchange Notes, and the aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, each Holder has the right to require that the Company repurchase all or a portion of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer"), at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note repurchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control repurchase price for all the Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to repurchase outstanding Exchange Notes pursuant to a change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its repurchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control.

     Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments (as defined) and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Exchange Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may

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
not afford the Holders of Exchange Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Senior Credit Facility provides that certain change of control events with respect to the Company would constitute a default thereunder. Any permitted refinancings of the Senior Credit Facility to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Exchange Notes, the Company could seek the consent of its lenders to the purchase of the Exchange Notes or could attempt to repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing the Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Capital Stock and will not permit its Restricted Subsidiaries to issue any Preferred Stock except Preferred Stock of a Restricted Subsidiary issued to (and as long as it is held by) the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness), the Company may issue Disqualified Capital Stock and any Restricted Subsidiary may issue Preferred Stock, if, in any case, at the time of and immediately after giving pro forma effect to such incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock or Preferred Stock, as the case may be, and the use of proceeds therefrom, the Company's Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0.

     Limitation on Senior Subordinated Indebtedness. The Company shall not, and shall not cause or permit any Guarantor to, directly or indirectly, incur, or suffer to exist, any Indebtedness that by its terms would expressly rank senior in right of payment to the Exchange Notes or the Guarantees of such Guarantor, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock, (b) redeem any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, or (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a),
(b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of

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
such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum (the "Basket"), without duplication, of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); provided that for purposes of this clause (w), the definition of "Net Income" shall include (i) after-tax gains from Asset Sales or abandonments or reserves relating thereto and (ii) an add-back of amortization associated with the excess of purchase price over the value allocated to tangible property or assets, acquired by the Company or its Restricted Subsidiaries; plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or any equity contribution received by the Company from a holder of the Company's Capital Stock (other than Qualified Capital Stock or any equity contribution, the proceeds of which are to be used to redeem Notes pursuant to the provisions described under "Redemption--Optional Redemption Upon Public Equity Offerings"); plus (y) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Subsidiary of the Company incurred after the Issue Date which has been converted into or exchanged for Qualified Capital Stock of the Company (minus the amount of any cash or property distributed by the Company or any Subsidiary of the Company upon such conversion or exchange); plus (z) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from, and without duplication,
(i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed the amount of the Investment previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (z) to the extent it is already included in Consolidated Net Income.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) so long as no Default shall have occurred and be continuing or would arise therefrom, any purchase, redemption, defeasance or other acquisition of Capital Stock or subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Qualified Capital Stock of the Company; provided, however, that the value of any such Qualified Capital Stock issued in exchange for Capital Stock and subordinated Indebtedness are excluded from clause (iii)(x) of the immediately preceding paragraph; (3) so long as no Default shall have occurred and be continuing or would arise therefrom, any purchase, redemption, defeasance or other acquisition of subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, subordinated Indebtedness of the Company;
(4) so long as no Default shall have occurred and be continuing or would arise therefrom, dividends or distributions by the Company to Holdings to be promptly applied by Holdings to repurchase Capital Stock of Holdings (including rights, options or warrants to acquire such Capital Stock) from employees of Holdings or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1 million in any fiscal year; provided, however, that amounts not expended in any calendar year may be expended in succeeding fiscal years as long as no more than $3 million is so expended in any fiscal year;
(5) so long as no Default shall have occurred and be continuing or would arise therefrom, Restricted Payments not to exceed $10 million in the aggregate during the term of the Indenture; and (6) any dividends or payments to Holdings in respect of overhead expenses, including legal, accounting and other professional fees, that are directly attributable to the operations of the Company and its Restricted Subsidiaries. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1),
(4) and (5) shall be included in such calculation. Transactions pursuant to clauses (2) and (3) shall not increase the Basket.

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
     The amount of any non-cash Restricted Payment shall be the fair market value, on the date such Restricted Payment is made, of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company.

     Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 90% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Indebtedness incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness" and effect a permanent reduction thereunder, (B) to prepay any Senior Indebtedness and effect a permanent reduction thereunder, (C) to make an investment in Replacement Assets or (D) a combination of prepayment and investment permitted by the foregoing clauses
(iii)(A), (iii)(B) and (iii)(C). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines, as the case may be, not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B),
(iii)(C) and (iii)(D) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B), (iii)(C) and (iii)(D) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that the Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph). If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 90% of the consideration for such Asset Sale constitutes cash or Replacement Assets and
(ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may

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
elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business and consistent with past practices governing a leasehold interest of any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
(5) agreements existing on the Issue Date, including, without limitation, the Senior Credit Facility, to the extent and in the manner such agreements are in effect on the Issue Date; (6) customary Liens granted by the Company or any Restricted Subsidiary to secure Senior Indebtedness or Senior Indebtedness of a Restricted Subsidiary; (7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5);
(8) Purchase Money Indebtedness for property or assets acquired in the ordinary course of business that only imposes encumbrances or restrictions on the property so acquired; (9) Permitted Liens; and (10) any agreement for the sale or disposition of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrances and restrictions are only applicable to such assets or Restricted Subsidiary, as applicable, and any such sale or disposition is made in compliance with the "Limitation on Asset Sales" covenant to the extent applicable thereto.

     Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur or suffer to exist any Lien (other than Permitted Liens) on property or assets of the Company or such Restricted Subsidiary to secure Indebtedness that is pari passu or subordinate in right of payment to the Exchange Notes, in the case of the Company, or the Guarantors, in the case of a Restricted Subsidiary that is a Guarantor, without making, or causing such Restricted Subsidiary to make, effective provision for securing the Exchange Notes or the Guarantees, as the case may be (and, if the Company so determines, any other Indebtedness of the Company or of such Restricted Subsidiary that is not pari passu with or subordinated in right of payment to the Exchange Notes or the Guarantees, as the case may be); provided, however, that (i) in the case of a Lien securing Indebtedness that is pari passu with the Exchange Notes, in the case of the Company, or the Guarantees, in the case of a Restricted Subsidiary that is a Guarantor, the Lien securing the Exchange Notes or the Guarantees, as the case may be, is senior or pari passu in priority with such Lien and (ii) in the case of a Lien securing Indebtedness that is subordinated in right of payment to the Exchange Notes, in the case of the Company, or the Guarantees, in the case of a Restricted Subsidiary that is a Guarantor, the Lien securing the Exchange Notes or the Guarantees, as the case may be, is senior in priority to such Lien.

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
     (b) Notwithstanding the foregoing, any security interest granted by the Company or any Restricted Subsidiary to secure the Exchange Notes, in the case of the Company, or the Guarantees, in the case of a Restricted Subsidiary that is a Guarantor, created pursuant to paragraph (a) above shall provide by its terms that such security interest shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company or any Restricted Subsidiary described in paragraph (a) above of their security interest (including any deemed release upon indefeasible payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness that is pari passu or subordinated in right of payment to the Notes, or the Guarantees, as the case may be, has been secured by such property or assets of the Company or any such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is secured by such property or assets of the Company or any such Restricted Subsidiary release their security interest in such property or assets (including any deemed release upon indefeasible payment in full of all obligations under such Indebtedness).

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity")
(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Exchange Notes and the performance of every covenant of the Exchange Notes and the Indenture on the part of the Company to be performed or observed;
(ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture will provide that upon any consolidation, combination or merger of the Company or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, as applicable, under the

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Indenture and the Exchange Notes, as applicable, and the Registration Rights
Agreement with the same effect as if such surviving entity had been named as such.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee;
(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of the first paragraph of this covenant.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than
(i) Affiliate Transactions permitted under paragraph (b) below and
(ii) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. In addition, if the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions) involving aggregate payments or other property with a fair market value in excess of $5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors;
(ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date and any payment with respect thereto as required thereunder as of the Issue Date and as described herein under "Certain Transactions"; and (iv) Restricted Payments permitted by the Indenture.

     Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary, then such transferee or acquired or other Restricted Subsidiary shall
(i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Exchange Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

                                       85
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     Designation of Unrestricted Subsidiaries.  The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of such Designation (assuming the effectiveness of such Designation) pursuant the "Limitation on Restricted Payments" covenant in an amount (the "Designation Amount") equal to the fair market value of the Company's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the "Limitation on Restricted Payments" covenant for all purposes of the Indenture in the Designation Amount.

     Neither the Company nor any Restricted Subsidiary shall at any time
(x) provide credit support for or guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company may pledge equity interests or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any nonrecourse guarantee given solely to support the pledge by the Company of the capital Stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

     Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses other than Permitted Businesses.

     Reports to Holders. The Company will deliver to the Trustee and the Holders within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a). In addition, for so long as any Exchange Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Exchange Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

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EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not prohibited by the provisions of the Indenture described under "Ranking and Subordination of the Exchange Notes" above);

          (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not prohibited by the provisions of the Indenture described under "--Ranking and Subordination of the Exchange Notes" above);

          (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $10 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived;

          (v) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

          (vii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, and premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description

                                       87
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above of Events of Default, the Trustee shall have received an officers'
certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all Exchange Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a

                                       89
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majority in principal amount of Notes to waive Defaults or Events of Default
(other than Defaults or Events of Default with respect to the payment of principal and interest or the Notes); (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify the ranking or priority of any Note or Guarantee in respect thereof in any manner adverse to the Holders or modify the definition of Senior Indebtedness or amend or modify the subordination provisions of any Note or Guarantee in any manner adverse to the Holders; or (viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture.

GOVERNING LAW

     The Indenture provides that it, the Exchange Notes and the Guarantees are governed by, and to be construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of

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business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets," (iii) the Pollo Sale-Leaseback or (iv) transactions resulting in a Partnership Investment and a Partnership Loan.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;
(iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company):
(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) prior to the earlier to occur of (A) the first public offering of Capital Stock of Holdings or (B) the first public offering of Capital Stock of the Company, either (1) the

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Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 45% in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by Holdings or otherwise or (2) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the beneficial owner (as defined above), directly or indirectly, of more of the total voting power of the voting stock of the Company than the Permitted Holders; (iv) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (iii) above), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect designate for election a majority of the Board of Directors of the Company; or
(v) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Commodity Obligations" means the obligations of any Person pursuant to any commodity futures contract, commodity option or other similar agreement or arrangement.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (calculated in accordance with Regulation S-X under the Securities
Act) for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition)

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incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"
(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and
(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid with respect to such Preferred Stock held by such Person or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and
(ii) the interest component of Capitalized Lease Obligations, in each case paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except, for purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments," to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person unless, and to the extent, in the case of a Restricted Subsidiary who receives such dividends or distributions, such Restricted Subsidiary is subject to clause
(d) above, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

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     "Consolidated Net Worth" of any Person means the consolidated stockholders'
equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Currency Swap Obligations" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or similar agreement.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Senior Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least
$20 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "Guarantor" means (i) each of Carrols Realty Holdings Corp., Carrols Realty I Corp., Carrols Realty II Corp., Carrols J.G. Corp., Quanta Advertising Corp., Pollo Franchise, Inc. and Pollo Operations, Inc. and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all obligations of such Guarantor under the Senior Credit Facility; (b) all Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations of such Guarantor; (c) all obligations of such Guarantor under stand-by letters of credit; and (d) all other Indebtedness of such Guarantor, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of such Guarantor is incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Guarantee of such Guarantor, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior

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Indebtedness shall not include (a) to the extent that it may constitute
Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and the Company or any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries; (c) to the extent that it may constitute Indebtedness, any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business;
(d) that portion of any Indebtedness that is incurred in violation of the Indenture; (e) Indebtedness evidenced by the Guarantees; (f) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (h) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor. No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

     "Holder" means the registered holder of any Exchange Notes.

     "Holdings" means Carrols Holdings Corporation which owns all of the outstanding Capital Stock of the Company.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be incurred at such time. The accrual of interest or the accretion of original issue discount shall not be deemed to be an incurrence.

     "Indebtedness" means with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) reimbursement obligations of such Person on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of indebtedness or obligations referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations of such Person, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                                       95
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     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the applicable Designation Amount at the time of the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary and shall exclude the fair market value of the Company's proportionate interest in the net worth of such Unrestricted Subsidiary at the time of the Revocation with respect to such Unrestricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the Notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Partnership Investments" mean Investments by the Company or a Restricted Subsidiary in a partnership (i) which holds one or more Burger King franchises,
(ii) in which the Company or a Restricted

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Subsidiary has at least a 20% equity interest and the remaining equity interest is held by a former employee of the Company or a Restricted Subsidiary and
(iii) which has outstanding Partnership Loans, consistent with past practice.

     "Partnership Loans" means loans made by the Company or a Restricted Subsidiary to an entity (i) in which the Company or a Restricted Subsidiary has a Partnership Investment and (ii) which finance the acquisition of assets from the Company or a Restricted Subsidiary at fair market value.

     "Permitted Business" means the business conducted by the Company and the Restricted Subsidiaries on the Issue Date and other businesses similar thereto or reasonably related thereto.

     "Permitted Holders" means Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Alan Vituli or Daniel T. Accordino or their respective affiliates or, in the case of a natural person, any entity of which the controlling owners or beneficiaries consist of family members of such natural person or such natural person.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Notes and Permitted Refinancings thereof;

          (ii) Indebtedness incurred pursuant to a senior secured credit facility, including, without limitation, the Senior Credit Facility, in an aggregate principal amount at any time outstanding not to exceed
     $155 million in the aggregate;

          (iii) Permitted Refinancings of (x) other Indebtedness of the Company or any Restricted Subsidiary to the extent outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon and
     (y) Indebtedness incurred under the Consolidated Fixed Charge Coverage Ratio test of the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant;

          (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v) Currency Swap Obligations of the Company covering Indebtedness of the Company or any Restricted Subsidiary; provided, however, that such Currency Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in currency exchange rates on obligations incurred in accordance with the Indenture to the extent the notional principal amount of such Currency Swap Obligation does not exceed the amount of the underlying obligation to which such Currency Swap Obligation relates;

          (vi) Commodity Obligations of the Company covering Indebtedness of the Company or any Restricted Subsidiary; provided, however, that such Commodity Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (vii) Indebtedness of a Restricted Subsidiary to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (viii) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any

                                       97
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     Person other than a Restricted Subsidiary owns or holds any such
     Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted by this clause (viii);

          (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (x) Indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (xi) Indebtedness represented by Capitalized Lease Obligations of the Company and its Restricted Subsidiaries with respect to leasehold improvements and equipment;

          (xii) Purchase Money Indebtedness; and

          (xiii) additional Indebtedness of the Company in an aggregate principal amount not to exceed $30 million at any one time outstanding.

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary in any Person that immediately after such Investment will be a Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries (other than to Permitted Holders) in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding; (v) Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (viii) Partnership Loans and Partnership Investments in an aggregate amount not to exceed
$5 million (without duplication) at any one time outstanding; and
(ix) Investments made by the Company or any Restricted Subsidiary of the Company in a Restricted Subsidiary of the Company.

     "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or
(ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

     "Permitted Liens" means (a) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (b) Liens existing on the Issue Date; (c) Liens securing only the Notes; (d) Liens in favor of the Company or any Restricted Subsidiary; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required

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in conformity with GAAP shall have been made therefor; (f) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(g) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (h) judgment Liens not giving rise to an Event of Default; and (i) Liens securing letters of credit entered into in the ordinary course of business.

     "Permitted Refinancing" means, with respect to any Indebtedness of any Person, any Refinancing of such Indebtedness; provided, however, that (i) such Indebtedness shall not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing), (ii) such Indebtedness other than Senior Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced and (iii) if the Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes, as applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Pollo Sale-Leaseback" means a Sale and Leaseback Transaction in respect of real estate assets acquired in connection with the acquisition of Pollo Tropical, Inc. by the Company and effected within 360 days of the Issue Date.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of Holdings or the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided, however, that in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the date of redemption) of the Notes to be redeemed pursuant to "--Redemption--Optional Redemption upon Public Equity Offerings."

     "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing part of the purchase price, or the cost of installation, construction or improvement, of property or equipment (including quick-service restaurant properties and related franchises and other intangibles); provided, however, (A) the Indebtedness shall not exceed 75% of the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed, (B) the Indebtedness constituting such Indebtedness (other than the refinancing of such Indebtedness) shall have initially been incurred within 270 days of the entering into or incurrence of such underlying obligation and
(C) the Lien securing such Indebtedness shall be created within 270 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 270 days of such refinancing.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

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     "redeem" means redeem, repurchase, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Replacement Assets" means, with respect to an Asset Sale, properties and assets that replace the properties and assets that were the subject of such Asset Sale or properties and assets that will be used in a Permitted Business (or the Capital Stock of an entity all of whose assets constitute Replacement Assets).

     "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "Senior Credit Facility" means the Loan Agreement dated as of May 12, 1997, as amended, among Carrols Corporation, Chase Bank of Texas, National Association, as agent, and the lenders party thereto in their capacities as lenders thereunder, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Indebtedness" means, at any date, (a) all obligations of the Company under the Senior Credit Facility; (b) all Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations of the Company; (c) all obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company is incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries; (c) to the extent that it may constitute Indebtedness, any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is incurred in violation of the Indenture; (e) Indebtedness evidenced by the Notes;
(f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company. No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

     "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary

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circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

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                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL EXCHANGE NOTES

     The Exchange Notes initially will be represented by one or more registered notes in global form, without interest coupons (collectively, the "Global Exchange Note") in minimum denominations of $1,000 and integral multiples in excess thereof. The Global Exchange Note will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), or Cedel Bank, societe anonyme ("Cedel"), or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Notes may not be exchanged for Notes in physical, certificated form ("Certificated Exchange Notes") except in the limited circumstances described below.

     All interests in the Global Exchange Notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL EXCHANGE NOTES

     The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. The Company does not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

     DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000" problems. DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its Services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information on the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party

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vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     The Company expects that pursuant to procedures established by DTC
(i) upon deposit of each Global Exchange Note, DTC will credit the accounts of Participants with an interest in the Global Exchange Note and (ii) ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and Indirect Participants (with respect to the interests of persons other than Participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a Global Exchange Note to such persons may be limited. In addition, because DTC can act only on behalf of Participants, who in turn act on behalf of persons who hold interests through such Participants, the ability of a person having an interest in Exchange Notes represented by a Global Exchange Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of a Global Exchange Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by the Global Exchange Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Exchange Note will not be entitled to have Exchange Notes represented by such Global Exchange Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Exchange Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Exchange Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Exchange Note. The Company understands that under existing industry practice, in the event that the Company requests any action of holders of Exchange Notes, or a holder that is an owner of a beneficial interest in a Global Exchange Note desires to take any action that DTC, as the holder of such Global Exchange Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Exchange Notes.

     Payments with respect to the principal of, and premium, if any, and interest on, any Exchange Notes represented by a Global Exchange Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Exchange Note representing such Exchange Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Exchange Notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Exchange Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Exchange

Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Exchange Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Exchange Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a Global Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE NOTES

     If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Exchange Notes, Certificated Exchange Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Exchange Notes. Upon any such issuance, the Trustee is required to register such Certificated Exchange Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of Notes by holders that acquire Notes at original issuance for cash at their face value. This discussion does not address the tax consequences to subsequent purchasers of Notes and is limited to investors who hold the Notes as capital assets. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law (including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons who have acquired Notes as part of a straddle, hedge, conversion transaction or other integrated investment or persons whose functional currency is not the U.S. dollar). This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Department regulations ("Treasury regulations") promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A NOTE, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS, ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY PROPOSED CHANGES IN APPLICABLE TAX LAWS.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be considered a taxable exchange for U.S. federal income tax purposes because the Exchange Notes will not differ materially in kind or extent from the Old Notes and because the exchange will occur by operation of the terms of the Notes. Accordingly, such exchange will have no U.S. federal income tax consequences to Holders of Old Notes. A Holder's adjusted tax basis and holding period in an Exchange Note will be the same as such Holder's adjusted tax basis and holding period, respectively, in the Old Note exchanged therefor. All references to Notes under this heading "Certain U.S. Federal Income Tax Considerations," apply equally to Exchange Notes.

U.S. TAXATION OF U.S. HOLDERS

     As used herein, the term "U.S. Holder" means a holder of a Note that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, limited liability company or partnership created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust, if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; and the term "Non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

  Payments of Interest

     Stated interest payable on the Notes generally will be included in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with such U.S. Holder's method of accounting for U.S.federal income tax purposes.

  Disposition of the Notes

     Upon the sale, exchange, redemption, retirement at maturity or other disposition of a Note (collectively, a "Disposition"), a U.S. Holder generally will recognize a capital gain or loss equal to the difference between the amount realized by such U.S. Holder (except to the extent such amount is attributable to accrued interest, which will be treated as ordinary interest income) and such U.S. Holder's adjusted tax basis in the Note. Such capital gain or loss generally will be long-term capital gain or loss if the holding period for the Note exceeds one year at the time of the Disposition. Non-corporate taxpayers may be taxed at reduced rates of federal income tax in respect of long-term capital gains realized on a Disposition of Notes in certain instances. Prospective investors should consult their tax advisors regarding the tax consequences of realizing long-term capital gains.

U.S. TAXATION OF NON-U.S. HOLDERS

  Payments of Interest

     In general, payments of interest received by a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (a) (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership, (iii) the Non-U.S. Holder is not a bank receiving interest on a loan entered into in the ordinary course of its business, and (iv) either (x) the beneficial owner of the Note provides the Company or its paying agent with a properly executed certification on IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that the beneficial owner is not a "U.S. person" for United States federal income tax purpose and that provides the beneficial owner's name and address, or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its business holds the Note and certifies to the Company or its agent under penalties of perjury that the IRS Form W-8 (or a suitable substitute) has been received by it from the beneficial owner of the Note or a qualifying intermediary and furnishes the payor a copy thereof; (b) the interest received on the Note is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and the Non-U.S. Holder complies with certain certification requirements; or (c) the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the Non-U.S. Holder complies with certain certification requirements.

     Recently issued Treasury regulations (the "Withholding Regulations") that will be effective with respect to payments made after December 31, 1999, will provide alternative methods for satisfying the certification requirements described in clause (a)(iv) above. The Withholding Regulations will also require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause (a)(iv) above be provided by the partners and
(y) the partnership provide certain information, including its taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.

     Payments of interest to a Non-U.S. Holder that do not qualify for the non-imposition of U.S. withholding tax discussed above, will be subjected to U.S. federal withholding tax at a rate of 30% (or such reduced rate of withholding as provided for in an applicable treaty if such Non-U.S. Holder provides a properly executed Form 1001 or successor form).

  Disposition of the Notes

     A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax with respect to gain realized on the Disposition of a Note, unless (i) the gain is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder (see "U.S. Taxation of Non-U.S. Holders--Effectively Connected Income," below), (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note as a capital asset and is present in the United States for 183 or more days during the taxable year of the Disposition, or (iii) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to certain individuals who renounce their U.S. citizenship or terminate long-term U.S. residency. If a Non-U.S. Holder falls under clause (ii) above, the holder generally will be subject to U.S. federal income tax at a rate of 30% (or reduced treaty rate) on the gain derived from the sale. If a Non-U.S. Holder falls under clause
(iii) above, such holder generally will be taxed on the net gain derived from the Disposition of a Note in a manner similar to that of U.S. citizens and resident aliens.

  Effectively Connected Income

     If interest and other payments received by a Non-U.S. Holder with respect to the Notes (including proceeds from the Disposition of the Notes) are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or the Non-U.S. Holder is otherwise subject to U.S. federal income taxation on a net basis with respect to such Holder's ownership of the Notes), such Non-U.S. Holder generally will be subject to the rules described above under "U.S. Taxation of U.S. Holders" (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the U.S. "branch profits tax" if such Non-U.S. Holder is a corporation.

  U.S. Federal Estate Taxes

     A Note beneficially owned by an individual who is a Non-U.S. Holder at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of such death if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (ii) interest payments with respect to the Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     The backup withholding rules require a payor to deduct and withhold tax if
(i) the payee fails to furnish a taxpayer identification number ("TIN") in the prescribed manner, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (iv) the payee fails to certify under the penalty of perjury that such payee is not subject to backup withholding. If any one of the events discussed above occurs with respect to a holder of Notes, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest on a Note. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to backup withholding.

     Back-up withholding generally will not apply to a Note issued in registered form that is beneficially owned by a Non-U.S. Holder if the certification of Non-U.S. Holder status is provided to the Company or its agent as described above in "U.S. Taxation of Non-U.S. Holders--Payments and Interest", provided that the payor does not have actual knowledge that the holder is a U.S. person. The Company may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder.

     If payments of principal and interest are made to the beneficial owner of a Note by or through the foreign office of a custodian, nominee or other agent of such beneficial owner, or if the proceeds of the sale of Notes are paid to the beneficial owner of a Note through a foreign office of a "broker" (as defined in the pertinent Regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. person). Information reporting (but not backup withholding) will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that is
(i) a U.S. person, (ii) a controlled foreign corporation for U.S. federal income tax purposes, or (iii) a foreign person that derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period or, effective after December 31, 1999, by a foreign office of certain other persons; unless the broker has in its records documentary evidence that the holder is a Non-U.S. Holder and certain conditions are met (including that the broker has no actual knowledge that the holder is a U.S. Holder) or the holder otherwise establishes an exemption. Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies that it is a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.

     Any amount withheld under the backup withholding rules will be allowed as a credit against, or refund of, such holder's U.S. federal income tax liability, provided that any required information is provided by the holder to the IRS.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY, DOES NOT CONSTITUTE TAX ADVICE AND IS NOT BASED UPON ANY OPINION OF COUNSEL. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to such broker-dealer for use
in connection with any such resale. In addition, until [            ], 1999, all
dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchaser of any such Exchange Notes. Any broker-dealers that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be an underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than dealers' and brokers' discounts, commissions and counsel fees and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the Exchange Notes being offered hereby and certain other legal matters in connection with the Exchange Offer will be passed upon for the Company by Rosenman & Colin LLP, New York, New York.

                                    EXPERTS

     The consolidated balance sheet of Carrols and its subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1997 and December 31, 1995 included in this Prospectus have been audited by PricewaterhouseCoopers LLP, independent public accountants ("PricewaterhouseCoopers"), as stated in their report appearing herein. The consolidated financial statements of Carrols and its subsidiaries as of December 31, 1996 and for the year then ended included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants ("Arthur Andersen"), as stated in their report appearing herein.

     The consolidated financial statements of Pollo Tropical and its subsidiaries as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, 1996 and 1995 included in this Prospectus have been audited by Arthur Andersen, as stated in their report included herein.

     The reports on the aforementioned financial statements and schedules are included herein in reliance upon the authority of said firms as experts in giving said reports.

     On August 12, 1997 Carrols replaced the accounting firm of Arthur Andersen as their principal audit accountants with PricewaterhouseCoopers.

     Arthur Andersen was the principal audit accountants during the year ended December 31, 1996 and their report on the financial statements for the period ended December 31, 1996 did not contain an adverse opinion or disclaimer of opinion nor were financial statement opinions qualified or modified as to uncertainty, as to audit scope or as to accounting principles.

     There were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope of procedure with the accounting firm of Arthur Andersen.

                         INDEX TO FINANCIAL STATEMENTS

CARROLS CORPORATION AND SUBSIDIARIES
Audited Consolidated Financial Statements--Years Ended December 31, 1997, 1996 and 1995
  Reports of Independent Certified Public Accountants.....................................................    F-2
  Consolidated Balance Sheets.............................................................................    F-4
  Consolidated Statements of Operations...................................................................    F-6
  Consolidated Statements of Stockholders' Equity (Deficit)...............................................    F-7
  Consolidated Statements of Cash Flows...................................................................    F-8
  Notes to Consolidated Financial Statements..............................................................    F-9
Unaudited Consolidated Financial Statements--Nine Months Ended September 30, 1998 and 1997
  Consolidated Balance Sheets.............................................................................   F-19
  Consolidated Statements of Operations...................................................................   F-20
  Consolidated Statements of Cash Flows...................................................................   F-21
  Notes to Consolidated Financial Statements..............................................................   F-22

POLLO TROPICAL, INC. AND SUBSIDIARIES
Audited Consolidated Financial Statements--Years Ended December 31, 1997, 1996 and 1995
  Report of Independent Certified Public Accountants......................................................   F-24
  Consolidated Balance Sheets.............................................................................   F-25
  Consolidated Statements of Operations...................................................................   F-26
  Consolidated Statements of Shareholders' Equity.........................................................   F-27
  Consolidated Statements of Cash Flows...................................................................   F-28
  Notes to Consolidated Financial Statements..............................................................   F-30
Unaudited Condensed Consolidated Financial Statements--Six Months Ended June 30, 1998 and 1997
  Condensed Consolidated Balance Sheets...................................................................   F-42
  Condensed Consolidated Statements of Operations.........................................................   F-43
  Consolidated Statement of Shareholders' Equity..........................................................   F-44
  Condensed Consolidated Statements of Cash Flows.........................................................   F-45
  Notes to Condensed Consolidated Financial Statements....................................................   F-46

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
Carrols Corporation

We have audited the consolidated balance sheet of Carrols Corporation (a wholly owned subsidiary of Carrols Holdings Corporation) and Subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1997 and December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Carrols Corporation and Subsidiaries as of December 31, 1997, and the consolidated results of their operations and their cash flows for the years ended
December 31, 1997 and December 31, 1995, in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying schedule for the years ended December 31, 1997 and 1995 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Syracuse, New York
February 27, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Carrols Corporation:

We have audited the accompanying consolidated balance sheet of Carrols Corporation (a wholly-owned subsidiary of Carrols Holdings Corporation) and subsidiaries as of December 29, 1996, and the related consolidated statements of operations, stockholder's deficit, and cash flows for the year then ended. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carrols Corporation and subsidiaries as of December 29, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule for the year ended December 29, 1996 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          /s/ ARTHUR ANDERSEN LLP

Rochester, New York
March 7, 1997

                      CARROLS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                                        1997            1996
                                                                                    ------------    ------------
                                     ASSETS
Current assets:
  Cash and cash equivalents......................................................   $  2,252,000    $  1,314,000
  Trade and other receivables, net of reserves of $130,000 and $310,000 at 1997
     and 1996, respectively......................................................        748,000         793,000
  Inventories (Note 2)...........................................................      3,355,000       2,163,000
  Prepaid real estate taxes......................................................        939,000         725,000
  Prepaid expenses and other current assets......................................      1,388,000         932,000
  Refundable income taxes (Note 5)...............................................      2,141,000              --
  Deferred income taxes (Note 5).................................................      2,605,000       3,264,000
                                                                                    ------------    ------------
Total current assets.............................................................     13,428,000       9,191,000
                                                                                    ------------    ------------
Property and equipment, at cost (Notes 3 and 4):
  Land...........................................................................      7,280,000       9,066,000
  Buildings and improvements.....................................................     12,487,000      16,175,000
  Leasehold improvements.........................................................     43,146,000      38,816,000
  Equipment......................................................................     61,331,000      46,834,000
  Capital leases.................................................................     14,548,000      14,548,000
                                                                                    ------------    ------------
                                                                                     138,792,000     125,439,000
Less accumulated depreciation and amortization...................................    (67,908,000)    (63,356,000)
                                                                                    ------------    ------------
Net property and equipment.......................................................     70,884,000      62,083,000
                                                                                    ------------    ------------
Franchise rights, at cost less accumulated amortization of $25,047,000 and
  $21,787,000 at 1997 and 1996, respectively.....................................    108,938,000      46,203,000
Intangible assets, at cost less accumulated amortization of $8,900,000 and
  $8,326,000 at 1997 and 1996, respectively......................................      7,864,000       8,640,000
Other assets.....................................................................      7,778,000       5,834,000
Deferred income taxes (Note 5)...................................................      6,436,000       6,637,000
                                                                                    ------------    ------------
                                                                                    $215,328,000    $138,588,000
                                                                                    ------------    ------------
                                                                                    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS--(CONTINUED)

                           DECEMBER 31, 1997 AND 1996

                                                                                        1997            1996
                                                                                    ------------    ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................................   $ 11,950,000    $  9,319,000
  Accrued interest...............................................................      4,770,000       4,741,000
  Accrued payroll, related taxes and benefits....................................      6,299,000       4,620,000
  Accrued income taxes...........................................................             --       1,058,000
  Other liabilities..............................................................      5,104,000       3,875,000
  Current portion of long-term debt (Note 4).....................................      3,137,000           8,000
  Current portion of capital lease obligations (Note 3)..........................        441,000         574,000
                                                                                    ------------    ------------
Total current liabilities........................................................     31,701,000      24,195,000
Long-term debt, net of current portion (Note 4)..................................    154,649,000     118,180,000
Capital lease obligations, net of current portion (Note 3).......................      2,060,000       2,503,000
Deferred income--sale/leaseback of real estate (Note 3)..........................      4,555,000       2,154,000
Accrued postretirement benefits (Note 9).........................................      1,627,000       1,522,000
Other liabilities................................................................      3,289,000       1,696,000
                                                                                    ------------    ------------
Total liabilities................................................................    197,881,000     150,250,000
                                                                                    ------------    ------------
Commitments and contingencies
Stockholders' equity (deficit) (Note 6):
  Common stock, par value $1; authorized 1,000 shares, issued and outstanding--10
     shares......................................................................             10              10
  Additional paid-in capital.....................................................     28,362,990       1,411,990
  Accumulated deficit............................................................    (10,916,000)    (10,574,000)
  Less: note receivable--redemption of warrants..................................             --      (2,500,000)
                                                                                    ------------    ------------
Total stockholders' equity (deficit).............................................     17,447,000     (11,662,000)
                                                                                    ------------    ------------
                                                                                    $215,328,000    $138,588,000
                                                                                    ------------    ------------
                                                                                    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                       1997            1996            1995
                                                                   ------------    ------------    ------------
Restaurant sales................................................   $295,436,000    $240,809,000    $226,257,000
Costs and expenses:
  Cost of sales.................................................     85,542,000      68,031,000      63,629,000
  Restaurant wages and related expenses.........................     89,447,000      70,894,000      65,932,000
  Advertising expense...........................................     13,122,000      10,798,000       9,764,000
  Other restaurant operating expenses...........................     61,691,000      48,683,000      45,635,000
  Administrative expenses.......................................     13,121,000      10,387,000      10,434,000
  Depreciation and amortization.................................     15,102,000      11,015,000      11,263,000
  Costs associated with change of control.......................             --         509,000              --
                                                                   ------------    ------------    ------------
  Total operating expenses......................................    278,025,000     220,317,000     206,657,000
                                                                   ------------    ------------    ------------
Operating income................................................     17,411,000      20,492,000      19,600,000
Interest income (Note 5)........................................       (983,000)             --              --
Interest expense................................................     15,581,000      14,209,000      14,500,000
                                                                   ------------    ------------    ------------
Income before income taxes......................................      2,813,000       6,283,000       5,100,000
Provision (benefit) for income taxes (Note 5)...................        655,000       3,100,000      (9,826,000)
                                                                   ------------    ------------    ------------
Net Income......................................................   $  2,158,000    $  3,183,000    $ 14,926,000
                                                                   ------------    ------------    ------------
                                                                   ------------    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                           ADDITIONAL                                      TOTAL
                                                  COMMON      PAID-      ACCUMULATED       NOTES       STOCKHOLDERS'
                                                  STOCK    IN-CAPITAL      DEFICIT       RECEIVABLE    EQUITY (DEFICIT)
                                                  ------   -----------   ------------   ------------   ----------------
Balance at December 31, 1994....................   $ 10    $ 1,474,990   $(28,683,000)  $    --          $(27,208,000)
Net income......................................                           14,926,000                      14,926,000
Dividends declared..............................              (636,000)                                      (636,000)
Exercise of stock options.......................                 2,000                                          2,000
                                                   ----    -----------   ------------   ------------     ------------
Balance at December 31, 1995....................     10        840,990    (13,757,000)       --           (12,916,000)
Net income......................................                            3,183,000                       3,183,000
Dividends declared..............................            (1,000,000)                                    (1,000,000)
Exercise of stock options.......................                12,000                                         12,000
Tax benefit from sale of stock options due to
  change of control.............................             1,559,000                                      1,559,000
Loan to purchase warrants.......................                                          (2,500,000)      (2,500,000)
                                                   ----    -----------   ------------   ------------     ------------
Balance at December 31, 1996....................     10      1,411,990    (10,574,000)    (2,500,000)     (11,662,000)
Net income......................................                            2,158,000                       2,158,000
Dividends declared..............................            (4,338,000)                                    (4,338,000)
Capital contribution............................            30,382,000                                     30,382,000
Tax benefit from sale of stock options due to
  change of control.............................               907,000                                        907,000
Redemption of warrants..........................                           (2,500,000)     2,500,000
                                                   ----    -----------   ------------   ------------     ------------
Balance at December 31, 1997....................   $ 10    $28,362,990   $(10,916,000)  $    --          $ 17,447,000
                                                   ----    -----------   ------------   ------------     ------------
                                                   ----    -----------   ------------   ------------     ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                           1997            1996            1995
                                                                       ------------    ------------    ------------
  Cash Flows From Operating Activities:
  Net income........................................................   $  2,158,000    $  3,183,000    $ 14,926,000
    Adjustments to reconcile net income to net cash provided by operating activities:
    (Gain) loss on disposal of property equipment...................       (344,000)       (314,000)        156,000
    Depreciation and amortization...................................     15,102,000      11,015,000      11,263,000
    Deferred income taxes...........................................        860,000         160,000     (10,061,000)
  Changes in operating assets and liabilities:
       Refundable income taxes......................................     (2,141,000)             --              --
       Trade and other receivables..................................         45,000        (105,000)       (156,000)
       Inventories..................................................       (588,000)        129,000         (38,000)
       Prepaid real estate tax expenses and other current assets....       (731,000)       (174,000)        (45,000)
  Other assets......................................................       (149,000)       (611,000)        (80,000)
       Accounts payable.............................................      2,631,000         410,000       1,363,000
       Accrued payroll, related tax and benefits....................      1,286,000        (256,000)        297,000
       Accrued income taxes.........................................     (1,058,000)        983,000          48,000
       Other liabilities--current...................................      1,229,000         266,000        (893,000)
       Accrued interest.............................................         29,000         (68,000)        (90,000)
       Other liabilities--long-term.................................      1,593,000        (231,000)         84,000
       Other........................................................         18,000         (65,000)        (92,000)
                                                                       ------------    ------------    ------------
Net cash provided from operating activities.........................     19,940,000      14,322,000      16,682,000
                                                                       ------------    ------------    ------------
Cash Flows For Investing Activities:
  Capital expenditures:
       New restaurant development...................................     (9,732,000)     (5,280,000)     (2,767,000)
       Remodels.....................................................     (3,807,000)     (6,656,000)     (2,524,000)
       Other capital expenditures...................................     (4,671,000)     (3,319,000)     (2,731,000)
  Acquisition of restaurants........................................    (78,485,000)     (7,945,000)       (516,000)
  Notes and mortgages issued........................................             --        (749,000)     (2,503,000)
  Payments received on notes and mortgages..........................         88,000          39,000          32,000
  Disposal of property, equipment and franchise rights..............      1,224,000       2,342,000          17,000
  Other investments.................................................             --       1,330,000      (1,356,000)
                                                                       ------------    ------------    ------------
Net cash used for investing activities..............................    (95,383,000)    (20,238,000)    (12,348,000)
                                                                       ------------    ------------    ------------
Cash Flows From Financing Activities:
  Proceeds from long-term debt, net.................................     62,614,000       2,997,000       4,376,000
  Principal payments and retirements of long-term obligations.......    (26,184,000)     (2,047,000)     (9,184,000)
  Proceeds from sale-leaseback transactions.........................     13,000,000       4,246,000         861,000
  Dividends paid....................................................     (4,338,000)     (1,000,000)       (636,000)
  Exercise of employee stock options and related tax benefits.......        907,000       1,571,000           2,000
  Capital contribution..............................................     30,382,000              --              --
                                                                       ------------    ------------    ------------
Net cash provided from (used for) financing activities..............     76,381,000       5,767,000      (4,581,000)
                                                                       ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents................        938,000        (149,000)       (247,000)
Cash and cash equivalents, beginning of year........................      1,314,000       1,463,000       1,710,000
                                                                       ------------    ------------    ------------
Cash and cash equivalents, end of year..............................   $  2,252,000    $  1,314,000    $  1,463,000
                                                                       ------------    ------------    ------------
                                                                       ------------    ------------    ------------
Supplemental disclosures:
  Interest paid on debt.............................................   $ 15,552,000    $ 14,277,000    $ 14,590,000
  Income taxes paid.................................................   $  1,456,000    $    393,000    $    153,000

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Consolidation. The consolidated financial statements include the accounts of Carrols Corporation and its subsidiaries (the "Company"). All significant intercompany transactions have been eliminated in consolidation. The Company is a wholly-owned subsidiary of Carrols Holdings Corporation ("Holdings").

     At December 31, 1997 the Company operated, as franchisee, 335 fast food restaurants under the trade name "Burger King" in seven Northeastern, four Midwestern and two Southeastern states. According to publicly available information the Burger King brand is the second largest franchised restaurant system in the world. The Company is the largest independent Burger King franchisee in the United States.

     Cash and Cash Equivalents. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Inventories. Inventories are stated at the lower of cost (first-in, first-out) or market.

     Property and Equipment. Property and equipment are recorded at cost. Depreciation and amortization is provided using the straight-line method over the following estimated useful lives:

Buildings and improvements....................  5 to 20 years

Leasehold improvements........................  Remaining life of lease including renewal options or life of asset, whichever is shorter

Equipment.....................................  3 to 10 years

Capital leases................................  Remaining life of lease

Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $9,718,000, $7,300,000 and $7,594,000, respectively.

     Franchise Rights. Fees for initial franchises and renewals paid to Burger King Corporation are amortized using the straight-line method over the term of the agreement, generally twenty years. Acquisition costs allocated to franchise rights are amortized using the straight-line method, principally over the remaining lives of the acquired leases including renewal options, but not in excess of 40 years.

     Intangible Assets. Intangible assets consist primarily of beneficial leases which are amortized using the straight-line method over the lives of the leases including renewal options, but not in excess of 40 years.

     Long-Lived Assets. The Company assesses the recoverability of property and equipment, franchise rights and intangible assets by determining whether the amortization of these assets, over their respective remaining lives, can be recovered through undiscounted future operating cash flows. Impairment is reviewed whenever events or changes in circumstances indicate the carrying amounts of these assets may not be fully recoverable.

     Deferred Financing Costs. Financing costs incurred in obtaining long-term debt are capitalized and amortized over the life of the related debt on an effective interest basis for costs associated with the Company's unsecured senior notes and on a straight-line basis for costs associated with the Company's advance loan facility.

     Income Taxes. The Company and its subsidiaries were included in the consolidated federal income tax return of Holdings through the date of the change of control at April 3, 1996. The Company and its subsidiaries have filed separate federal income tax returns for the period April 4, 1996 to December 31, 1996 and the year ended December 31, 1997.

     Advertising Costs.  All advertising costs are expensed as incurred.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments. The following methods were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that fair value:

          Current Assets and Liabilities--The carrying value of cash and cash equivalents and accrued liabilities approximates fair value because of the short maturity of those instruments.

          Senior Notes--The fair value of senior notes is based on quoted market prices. The fair value at December 31, 1997 is approximately $113,557,000.

          Revolving and Advance Loan Facilities--Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value. The recorded amount, as of December 31, 1997, approximates fair value.

     Stock-Based Compensation. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) which permitted entities to recognize as an expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allowed entities to continue to apply the provisions of APB 25 and provide pro forma net income disclosures for employee stock option grants as if the fair-value-based method defined in SFAS 123 has been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the pro forma disclosure provisions of SFAS 123.

     Fiscal Year. The Company uses a 52-53 week fiscal year ending on the Sunday closest to December 31. The financial statements included herein are as of December 28, 1997 (52 weeks), December 29, 1996 (52 weeks), and December 31, 1995 (52 weeks).

     Reclassifications. Certain amounts for prior years have been reclassified to conform to the current year presentation.

2. INVENTORIES

     Inventories at December 31, consisted of:

                                                                       1997          1996
                                                                    ----------    -----------
Raw materials (food and paper products)..........................   $2,111,000    $ 1,386,000
Supplies.........................................................    1,244,000        777,000
                                                                    ----------    -----------
                                                                    $3,355,000    $ 2,163,000
                                                                    ----------    -----------
                                                                    ----------    -----------

3. LEASES

     The Company utilizes land and buildings in its operations under various lease agreements. These leases are generally for initial terms of twenty years and, in most cases, contain renewal options for two to four additional five year periods. The rent payable under such leases is generally a percentage of sales with a provision for minimum rent. In addition, most leases require payment of property taxes, insurance and utilities.

     Deferred gains have been recorded as a result of sale/leaseback transactions and are being amortized over the lives of the leases. These leases are operating leases, with a twenty year primary term with four five-year renewal options and provide for additional rent based on a percentage of sales in excess of predetermined levels. The net deferred gain is $4,555,000 and $2,154,000 at December 31, 1997 and 1996, respectively. Accumulated

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3. LEASES--(CONTINUED)

amortization pertaining to capital leases for the years ended December 31, 1997 and 1996 was $9,951,000 and $9,151,000, respectively.

     Minimum rent commitments under noncancelable leases at December 31, 1997 were as follows:

YEARS ENDING:                                                      CAPITAL       OPERATING
-------------                                                     ----------    ------------
   1998........................................................   $  758,000    $ 18,807,000
   1999........................................................      541,000      17,884,000
   2000........................................................      480,000      17,470,000
   2001........................................................      469,000      16,889,000
   2002........................................................      429,000      16,069,000
   2003 and thereafter.........................................    1,329,000     123,819,000
                                                                  ----------    ------------
   Total minimum lease payments................................    4,006,000    $210,938,000
                                                                                ------------
                                                                                ------------
       Less amount representing interest.......................    1,505,000
                                                                  ----------
   Total obligations under capital leases......................    2,501,000
       Less current portion....................................      441,000
                                                                  ----------
   Long-term obligations under capital leases..................   $2,060,000
                                                                  ----------
                                                                  ----------

     Total rent expense on operating leases, including percentage rent on both operating and capital leases, for the past three years was as follows:

                                                                1997           1996           1995
                                                             -----------    -----------    -----------
Minimum rent on real property.............................   $15,303,000    $11,590,000    $11,108,000
Additional rent based on a percentage of sales............     3,099,000      2,700,000      2,548,000
Equipment rent............................................       162,000        167,000        164,000
                                                             -----------    -----------    -----------
                                                             $18,564,000    $14,457,000    $13,820,000
                                                             -----------    -----------    -----------
                                                             -----------    -----------    -----------

4. LONG-TERM DEBT

     Long-term debt at December 31 consisted of:

                                                                    1997            1996
                                                                ------------    ------------
Collateralized:
  Revolving loan facility....................................   $  2,500,000    $  4,669,000
  Acquisition loan...........................................             --       5,000,000
  Advance term loan facility.................................     46,786,000              --
  Other notes payable with interest rates to 10%.............        863,000         857,000
Unsecured 11.5% senior notes.................................    107,637,000     107,662,000
                                                                ------------    ------------
                                                                 157,786,000     118,188,000
Less current portion.........................................      3,137,000           8,000
                                                                ------------    ------------
                                                                $154,649,000    $118,180,000
                                                                ------------    ------------
                                                                ------------    ------------

     The Company issued $110 million of unsecured senior notes in August 1993. The senior notes bear interest at a rate of 11.5%, payable semi-annually on each February 15 and August 15, and are due August 15, 2003. The notes are redeemable at the option of the Company in whole or in part on or after August 15, 1998 at a price of 104.31% of the principal amount if redeemed before August 15, 1999 and 102.88% of the principal amount if redeemed before August 15, 2000, with other specified redemption prices thereafter. Provisions of the revolving

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

4. LONG-TERM DEBT--(CONTINUED)

line of credit facility place limitations on the redemption or repurchase of the notes so long as the facility remains in effect.

     On March 27, 1997, the Company entered into a loan agreement (the "Loan Agreement") among the Company, Texas Commerce Bank National Association, as Agent, and other lenders (collectively the "Lenders") who are parties thereto. The Loan Agreement provides for: (i) $127,000,000 Advance Term Loan Facility under which the Company may borrow, through December 31, 1999, up to 75% of the purchase costs incurred in connection with the acquisition of restaurants; and
(ii) a $25,000,000 Revolving Loan Facility which replaced the Company's previous revolving credit facility. The Revolving Loan Facility is available to finance restaurant acquisitions and new restaurant development by the Company, and for other working capital and general corporate purposes. At December 31, 1997, $21,525,000 was available for use under the Revolving Loan Facility after reserving $975,000 for a letter of credit guaranteed by the facility.

     The Loan Agreement provides for interest rate options of: (i) the greater of the prime rate (or the Federal Funds Rate plus .50%) plus a variable margin between 0% and 1% (1% at December 31, 1997); or (ii) the London Interbank offering rate plus a variable margin between 1.5% and 2.5% (2.5% of December 31, 1997), based upon debt to cash flow ratios. Commitment fees on the unused balances of the Advance Term Loan Facility and the Revolving Loan Facility are payable quarterly at the annual rates of 0.25% and 0.375%, respectively.

     The Revolving Loan Facility has a maturity date of December 31, 2001 while the Advance Term Loan Facility requires quarterly principal repayments at an annual rate of 6% beginning with the end of the second quarter after each advance loan and increasing 2% per year through the sixth year, with the remainder repayable on June 30, 2003.

     The $5 million acquisition loan was collateralized by twenty-two restaurants acquired during 1994. This loan was paid in full in 1997 and refinanced under the Company's Advance Term Loan Facility.

     Substantially all assets of the Company are or will be pledged to the lender as collateral under the loans made pursuant to the Loan Agreement.

     Restrictive covenants of the senior notes and the revolving loan facility include limitations with respect to the issuance of additional debt and redeemable preferred stock; the sale of assets; dividend payments and capital stock redemption; transactions with affiliates; investments; consolidations, mergers and transfers of assets and minimum interest and fixed charge coverage ratios.

     At December 31, 1997, principal payments required on all long-term debt are as follows:

1998......................................................   $  3,137,000
1999......................................................      4,274,000
2000......................................................      5,153,000
2001......................................................      8,486,000
2002......................................................      6,438,000
2003 and thereafter.......................................    129,798,000
                                                             ------------
                                                             $157,286,000
                                                             ------------
                                                             ------------

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

5. INCOME TAXES

     The income tax provision (benefit) was comprised of the following at December 31:

                                                                   1997          1996          1995
                                                                ----------    ----------    -----------
Current:
  Federal....................................................   $  887,000    $  981,000    $    35,000
  State......................................................      628,000       400,000        200,000
                                                                ----------    ----------    -----------
                                                                 1,515,000     1,381,000        235,000
                                                                ----------    ----------    -----------
Deferred:
  Federal....................................................     (672,000)    1,199,000     (8,552,000)
  State......................................................     (188,000)      520,000     (1,509,000)
                                                                ----------    ----------    -----------
                                                                  (860,000)    1,719,000    (10,061,000)
                                                                ----------    ----------    -----------
                                                                $  655,000    $3,100,000    $(9,826,000)
                                                                ----------    ----------    -----------
                                                                ----------    ----------    -----------

     The components of deferred income tax assets and liabilities at December 31, are as follows:

                                                                     1997           1996
                                                                  -----------    -----------
Deferred tax assets:
  Accounts receivable and other reserves.......................   $   408,000    $   503,000
  Accrued vacation benefits....................................       508,000        427,000
  Other accruals...............................................       168,000             --
  Deferred gain on sale of real estate.........................     1,710,000        853,000
  Postretirement benefits......................................       650,000        602,000
  Capital leases...............................................       464,000        463,000
  Property and equipment depreciation..........................       549,000        671,000
  Alternative minimum tax credit carryforward..................        21,000             --
  Net operating loss carryforwards.............................    10,459,000     12,348,000
                                                                  -----------    -----------
                                                                   14,937,000     15,867,000
Deferred tax liabilities:
  Amortization of franchise rights.............................     5,896,000      5,966,000
                                                                  -----------    -----------
Net deferred income tax assets.................................   $ 9,041,000    $ 9,901,000
                                                                  -----------    -----------
                                                                  -----------    -----------

     The Company has net operating loss carryforwards for income tax purposes of approximately $27 million. The net operating loss carryforwards expire in varying amounts beginning in 2003 through 2010. Due to change in ownership the Company is limited, for federal tax purposes, to a $4,354,000 utilization of net operating losses annually. Realization of the deferred income tax assets relating to these net operating losses is dependent on generating sufficient taxable income prior to the expiration of the loss carryforwards. Based upon results of operations, management believes it is more likely than not that the Company will generate sufficient future taxable income to fully realize the benefit of the net operating loss carryforwards and existing temporary differences, although there can be no assurance of this. Accordingly, during 1995, the previously provided valuation allowance was eliminated and the net deferred tax assets were recognized as a deferred income tax benefit.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

5. INCOME TAXES--(CONTINUED)

     A reconciliation of the statutory federal income tax rate to the effective tax rates for the years ended December 31, is as follows:

                                                                       1997                  1996
                                                                ------------------    ------------------
Statutory federal income tax rate............................     957,000     34.0%   $2,136,000    34.0%
State income taxes, net of federal benefit...................     266,000      9.5%      607,000     9.7%
Nondeductible expenses.......................................     197,000      7.0%      197,000     3.1%
Tax appeals settlement.......................................    (806,000)   (28.7)%          --      --
Miscellaneous................................................      41,000      1.4%      160,000     2.5%
                                                                ---------    -----    ----------    ----
                                                                $ 655,000     23.2%   $3,100,000    49.3%
                                                                ---------    -----    ----------    ----
                                                                ---------    -----    ----------    ----

     Included in refundable income taxes at December 31, 1997 is $983,000 of interest income associated with a federal tax appeals claim settlement.

6. STOCKHOLDERS' EQUITY (DEFICIT)

  The Company

     The Company has 1,000 shares of common stock authorized of which 10 shares are issued and outstanding. Dividends on the Company's common stock are restricted to amounts permitted by various loan agreements.

  Holdings

     The sole activity of Holdings is the ownership of 100% of the stock of Carrols Corporation. In February 1997, a 1 for 3.701 reverse stock split was effected to reduce the outstanding shares of common stock of Holdings to 850,000 shares. As a result of a recapitalization in February 1997, the capital structure of Holdings was as follows at December 31, 1997:

Class A, preferred stock 10% cumulative redeemable, par value $.01, authorized, issued and outstanding 3,633 shares, at liquidation preference and redemption
  price                                                                            $3,633,000

Voting common stock, par value $.01, authorized 3,000,000 shares, issued and
  outstanding 1,144,144 shares                                                         11,000

     The Class A preferred stock is subject to two remaining equal mandatory redemptions, scheduled for December 23, 1998 and 1999. In addition, subject to the redemption restrictions of various loan agreements, all preferred stock may be redeemed at the option of Holdings, at a price of $1,000 per share, plus accrued dividends. In the event that the scheduled redemptions are not made timely, the annual dividend rate on the amount of Class A Preferred Stock not redeemed is automatically increased to 14%.

     Holders of the Preferred Stock are entitled to cumulative dividends payable quarterly at the rate of 10% per annum. In the event that Holdings fails to pay four consecutive quarterly dividends on the Class A preferred stock, the subsequent dividend rate increases to 11.5%; if eight consecutive quarterly dividends are missed, the rate increases to 13% per annum until such dividends are paid.

     Warrants outstanding at December 31, 1996 to purchase 131,886 shares of Holdings Common Stock at exercise prices of $3.59 to $3.70 per share were owned by an independent third party. To facilitate the sale and purchase of the warrants, Holdings loaned $2,500,000 to the purchaser of the warrants which loan was secured by a collateral pledge of the shares of the purchaser and of the warrants. The receivable was reclassified to increase

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

6. STOCKHOLDERS' EQUITY (DEFICIT)--(CONTINUED)

stockholders' deficit as of December 31, 1996. In 1997, Holdings exercised its option to purchase the warrants at an aggregate price of $2,510,000 from the third party in exchange for payment on the related loan.

  Change of Control Transactions

     On April 3, 1996, Holdings, Carrols Corporation and certain selling shareholders of Holdings sold approximately 97 percent of the issued common stock and common stock equivalents (the Class B Convertible Preferred stock, warrants to buy common stock and options to buy common stock) exclusive of the warrants referred to above to Atlantic Restaurants, Inc. ("Atlantic"). This change in control resulted in the Company incurring a one-time charge of $509,000 in fiscal 1996.

     On March 27, 1997, Holdings and Atlantic, its then sole stockholder, entered into an agreement whereby they agreed to sell 141,667 shares of common stock of Holdings to each of Madison Dearborn Capital Partners, L.P. ("MDCP"), and Madison Dearborn Capital Partners II, L.P. ("MDCP II"), both independent third parties, resulting in approximately $30.4 million of new equity for the Company. Atlantic also sold 141,666 of its shares of Holdings to MDCP and 141,667 of such shares to MDCP II, resulting in both Atlantic and funds managed by Madison Dearborn Partners, Inc. having an equal interest in the Company.

     Both transactions constituted a "change of control" under the Indenture governing the Senior Notes Due 2003 ("Notes"). Accordingly, each holder of the Notes had the right to require the Company to repurchase all or any part of such holder's Notes at a repurchase price in cash equal to 101% of the principal amount of the Notes being repurchased plus accrued and unpaid interest in both 1996 and in 1997. Such redemptions totaled $25,000 in 1997 and $838,000 in 1996.

  Stock Options

     Holdings adopted an Employee Stock Option and Award Plan on December 14, 1993 ("The 1993 Plan"). Effective April 1, 1994, Holdings also adopted a Stock Option Plan for non-employee directors ("Directors Plan"). The Plans allowed for the granting of non-qualified stock options, stock appreciation rights and incentive stock options to directors, officers and certain other Company employees. The Company was authorized to grant options for up to 229,700 shares, 27,000 shares for non-employee directors and 202,700 shares for employees. Options were generally exercisable over 5 years with 25,600 options exerciseable as of December 31, 1995. As of December 31, 1995, non-employee directors were granted options totaling 4,900 shares. Under the Directors Plan, no options were exercised or canceled during 1995. During 1996, 57,000 options (36,600 at $14.80 and 20,400 at $22.65) were canceled by the sale of such options in conjunction with the sale to Atlantic and the plans were canceled. The remaining 32,426 options were subject to a deferred purchase agreement whereby the sale and cancellation occurred in January, 1997.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

6. STOCKHOLDERS' EQUITY (DEFICIT)--(CONTINUED)

     A summary of all option activity in the 1993 Plan and the Directors Plan for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                                         OPTIONS AT    OPTIONS AT
                                                                          $14.80        $22.65
                                                                         ----------    ----------
Balance at December 31, 1994..........................................      69,441            --
  Granted.............................................................          --        26,777
  Exercised...........................................................        (162)           --
  Canceled............................................................      (3,350)         (621)
                                                                          --------      --------
Balance at December 31, 1995..........................................      65,929        26,156
  Exercised...........................................................        (810)           --
  Canceled............................................................     (38,098)      (20,751)
                                                                          --------      --------
Balance at December 31, 1996..........................................      27,021         5,405
  Canceled............................................................     (27,021)       (5,405)
                                                                          --------      --------
Balance at December 31, 1997..........................................          --            --
                                                                          --------      --------
                                                                          --------      --------

     Holdings adopted a stock option plan in 1996 entitled the 1996 Long-Term Incentive Plan ("1996 Plan") and authorized a total of 106,250 shares to be granted at prices ranging from $101.77 to $140.00 per share. Options under this plan generally vest over a four year period There were no outstanding options in fiscal 1996 under this plan. In 1997, options were granted at prices ranging from $101.77 to $110.00 per share.

     A summary of all option activity in the 1996 Plan for the year ended December 31, 1997 was as follows:

                                                                         OPTIONS AT    OPTIONS AT
                                                                          $101.77       $110.00
                                                                         ----------    ----------
Balance at December 31, 1996..........................................          --            --
  Granted.............................................................      72,250        14,460
  Canceled............................................................          --          (570)
                                                                          --------      --------
Balance at December 31, 1997..........................................      72,250        13,890
                                                                          --------      --------
                                                                          --------      --------
Exercisable at December 31, 1997......................................      34,850            --
                                                                          --------      --------
                                                                          --------      --------

     In addition, in conjunction with the 1997 sale of Holdings common stock to Madison Dearborn, additional options not part of the 1996 Plan for 32,427 shares at a price of $101.77 were granted with vesting over a five year period. None of these options were exercisable at December 31, 1997.

     Had compensation cost been determined based upon the fair value of the stock options at grant date consistent with the method of SFAS 123, the Company's pro-forma net income for the year ended December 31, 1997 would have been $1,527,000 as compared with $2,158,000, as reported.

     The fair value of each option grant was estimated using the minimum value option pricing model with the following weighted-average assumptions for the year ended December 31, 1997:

Risk-free interest rate.........................................   6.53%
Annual dividend yield...........................................   0%
Expected life...................................................   5 years

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

7. LITIGATION

     The Company is a party to various legal proceedings arising from the normal course of business. Management believes adverse decisions relating to litigation and contingencies in the aggregate would not materially effect the Company's results of operations or financial condition.

8. EMPLOYEE SAVINGS PLAN

     The Company offers a savings plan for salaried employees. Under the plan, participating employees may contribute up to 10% of their salary annually. The Company's contributions, which begin to vest after three years and fully vest after seven years of service, are equal to 50% of the employee's contributions to a maximum Company contribution of $530 annually. The employees have various investment options available under a trust established by the plan. The plan expense was $208,000, $164,000 and $125,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

9. POSTRETIREMENT BENEFITS

     While the Company reserves the right to change its policy, the Company provides postretirement medical and life insurance benefits covering substantially all salaried employees. The following is the plan status and accumulated postretirement benefit obligation (APBO) at December 31:

                                                                        1997          1996
                                                                     ----------    ----------
Accumulated benefit obligation:
  Retirees........................................................   $  519,000    $  518,000
  Fully eligible active participants..............................       28,000        26,000
  Other active plan participants not fully eligible...............      814,000       697,000
                                                                     ----------    ----------
  Total APBO......................................................    1,361,000     1,241,000
Unrecognized prior service cost...................................      286,000       315,000
Unrecognized net actuarial losses.................................      (20,000)      (34,000)
                                                                     ----------    ----------
Accrued postretirement benefit obligation.........................   $1,627,000    $1,522,000
                                                                     ----------    ----------
                                                                     ----------    ----------

     Net periodic postretirement benefit cost for 1997, 1996 and 1995 included the following components:

                                                                         1997        1996        1995
                                                                       --------    --------    --------
Service cost--benefits earned during the year.......................   $ 69,000    $ 64,000    $ 47,000
Interest cost on accumulated benefit obligation.....................     85,000      77,000      76,000
Net amortization of actuarial gains and losses and prior service
  costs.............................................................    (25,000)    (25,000)    (29,000)
                                                                       --------    --------    --------
                                                                       $129,000    $116,000    $ 94,000
                                                                       --------    --------    --------
                                                                       --------    --------    --------

     A 6.50% annual rate of increase in the per capita costs of covered health care benefits was assumed for 1997, gradually decreasing to 5.5% by the year 2001. Increasing the assumed health care cost trend rates by one percentage point in each future year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by $137,000 and increase the sum of the service cost and interest cost components by $26,000 in 1997.

     For 1997, 1996 and 1995, a discount rate of 7% was used to determine the accumulated postretirement benefit obligation. Actual benefit costs paid on behalf of retirees in 1997, 1996 and 1995 was $24,000 in each year.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

10. ACQUISITIONS

     On March 28, 1997, the Company purchased certain assets and franchise rights of twenty-three Burger King restaurants in North and South Carolina for a cash price of approximately $21 million.

     On August 20, 1997, the Company purchased certain assets and franchise rights of sixty-three Burger King restaurants, primarily in Western New York State, Indiana and Kentucky for a cash price of approximately $52 million.

     The following unaudited proforma results of operations assume these acquisitions occurred as of the beginning of the respective periods:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ----------------------------
                                                                    1997            1996
                                                                ------------    ------------
                                                                        (UNAUDITED)
Revenues.....................................................   $341,889,000    $329,927,000
                                                                ------------    ------------
                                                                ------------    ------------
Operating Income.............................................   $ 21,129,000    $ 28,652,000
                                                                ------------    ------------
                                                                ------------    ------------
Net income...................................................   $  2,829,000    $  5,603,000
                                                                ------------    ------------
                                                                ------------    ------------

     The unaudited results of operations are not necessarily indicative of the actual operating results that would have occurred had the acquisitions been consummated on January 1 of each fiscal year, or of future operating results of the combined companies.

     During the year ended December 31, 1997, the Company acquired a total of 93 restaurants. Assets acquired and liabilities assumed in these transactions were as follows:

Inventory..................................................   $   604,000
Land.......................................................     1,025,000
Buildings and improvements.................................     1,532,000
Equipment..................................................    10,221,000
Franchise rights...........................................    65,496,000
Accrued payroll, related taxes and benefits................      (393,000)
                                                              -----------
                                                              $78,485,000
                                                              -----------
                                                              -----------

                      CARROLS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                                                                       SEPTEMBER 30,   DECEMBER 31,
                                                                                           1998            1997
                                                                                       ------------    ------------
                                                                                       (UNAUDITED)
                                       ASSETS
Current assets:
  Cash and cash equivalents.........................................................   $  2,442,000    $  2,252,000
  Trade and other receivables.......................................................        870,000         748,000
  Inventories.......................................................................      2,973,000       3,355,000
  Prepaid real estate taxes.........................................................      1,434,000         939,000
  Prepaid expenses and other current assets.........................................      2,540,000       1,388,000
  Refundable income taxes...........................................................        869,000       2,141,000
  Deferred income taxes.............................................................      2,980,000       2,605,000
                                                                                       ------------    ------------
Total current assets................................................................     14,108,000      13,428,000
Property and equipment, at cost:
  Land..............................................................................      9,026,000       7,280,000
  Buildings and improvements........................................................     24,639,000      12,487,000
  Leasehold improvements............................................................     54,058,000      43,146,000
  Equipment.........................................................................     75,114,000      61,331,000
  Capital leases....................................................................     14,548,000      14,548,000
                                                                                       ------------    ------------
                                                                                        177,385,000     138,792,000
  Less accumulated depreciation and amortization....................................    (76,060,000)    (67,908,000)
                                                                                       ------------    ------------
Net property and equipment..........................................................    101,325,000      70,884,000
Franchise rights, at cost less accumulated amortization of $27,974,000 and
  $25,047,000 at September 30, 1998 and December 31, 1997, respectively.............    107,106,000     108,938,000
Intangible assets, at cost less accumulated amortization of $9,229,000 and
  $8,900,000 at September 30, 1998 and December 31, 1997, respectively..............     71,547,000       7,864,000
Other assets........................................................................      7,251,000       7,778,000
Deferred income taxes...............................................................      5,561,000       6,436,000
                                                                                       ------------    ------------
                                                                                       $306,898,000    $215,328,000
                                                                                       ------------    ------------
                                                                                       ------------    ------------
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................................   $ 14,091,000    $ 11,950,000
  Accrued interest..................................................................      2,344,000       4,770,000
  Accrued payroll, related taxes and benefits.......................................      8,040,000       6,299,000
  Other liabilities.................................................................      9,672,000       5,104,000
  Current portion of long-term debt.................................................      8,351,000       3,137,000
  Current portion of capital lease obligations......................................        302,000         441,000
                                                                                       ------------    ------------
Total current liabilities...........................................................     42,800,000      31,701,000
Long-term debt, net of current portion..............................................    231,125,000     154,649,000
Capital lease obligations, net of current portion...................................      1,835,000       2,060,000
Deferred income--sale/leaseback of real estate......................................      4,342,000       4,555,000
Accrued postretirement benefits.....................................................      1,765,000       1,627,000
Other liabilities...................................................................      6,746,000       3,289,000
                                                                                       ------------    ------------
Total liabilities...................................................................    288,613,000     197,881,000
                                                                                       ------------    ------------
Stockholders' equity:
  Common stock, par value $1; authorized 1,000 shares, issued and outstanding--10
    shares..........................................................................             10              10
  Additional paid-in capital........................................................     24,484,990      28,362,990
  Accumulated deficit...............................................................     (6,200,000)    (10,916,000)
                                                                                       ------------    ------------
Total stockholders' equity..........................................................     18,285,000      17,447,000
                                                                                       ------------    ------------
                                                                                       $306,898,000    $215,328,000
                                                                                       ------------    ------------
                                                                                       ------------    ------------

   The accompanying notes are an integral part of these financial statements.
                                      F-19

                      CARROLS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                                        1998            1997
                                                                                    ------------    ------------
                                                                                     (40 WEEKS)      (39 WEEKS)
                                                                                            (UNAUDITED)
Revenues:
  Restaurant sales...............................................................   $305,866,000    $207,113,000
  Franchise fees and royalties...................................................        161,000              --
                                                                                    ------------    ------------
     Total revenues..............................................................    306,027,000     207,113,000
Costs and expenses:
  Cost of sales..................................................................     89,829,000      59,600,000
  Restaurant wages and related expenses..........................................     89,014,000      63,539,000
  Advertising expense............................................................     13,920,000       9,093,000
  Other restaurant operating expenses............................................     60,685,000      43,005,000
  Administrative expenses........................................................     13,364,000       9,337,000
  Depreciation and amortization..................................................     14,294,000      10,578,000
                                                                                    ------------    ------------
     Total operating expenses....................................................    281,106,000     195,152,000
                                                                                    ------------    ------------
Operating income.................................................................     24,921,000      11,961,000
  Refinancing expenses (Note 5)..................................................      1,639,000              --
  Interest expense...............................................................     14,716,000      11,059,000
                                                                                    ------------    ------------
Income before income taxes.......................................................      8,566,000         902,000
Provision for income taxes.......................................................      3,850,000         181,000
                                                                                    ------------    ------------
Net income.......................................................................   $  4,716,000    $    721,000
                                                                                    ------------    ------------
                                                                                    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                                        1998             1997
                                                                                    -------------    ------------
                                                                                     (40 WEEKS)       (39 WEEKS)
                                                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income.....................................................................   $   4,716,000    $    721,000
  Adjustments to reconcile net income to cash provided by operating activities:
     Depreciation and amortization...............................................      14,294,000      10,578,000
     Deferred income taxes.......................................................        (445,000)             --
     Gain on sale of property and equipment......................................        (119,000)       (344,000)
     Change in operating assets and liabilities..................................       3,808,000      (3,904,000)
                                                                                    -------------    ------------
     Cash provided by operating activities.......................................      22,254,000       7,051,000
                                                                                    -------------    ------------
Cash flows from investing activities:
  Capital expenditures:
     Purchase of Pollo Tropical, Inc.,
       net of cash acquired......................................................     (96,632,000)             --
     New restaurant development..................................................      (7,595,000)     (6,391,000)
     Remodels and other capital expenditures.....................................     (14,368,000)     (4,561,000)
     Acquisitions of Burger King restaurants.....................................        (629,000)    (78,056,000)
  Proceeds from sales of property and equipment..................................       1,337,000       1,092,000
                                                                                    -------------    ------------
     Net cash used for investing activities......................................    (117,887,000)    (87,916,000)
                                                                                    -------------    ------------
Cash flows from financing activities:
  Proceeds from revolving loan facility, net.....................................       8,800,000       3,600,000
  Proceeds from advance term loan facility.......................................      75,000,000      62,700,000
  Principal payments on advance term loan
     facility....................................................................      (2,177,000)       (200,000)
  Principal payments on capital leases...........................................        (364,000)       (444,000)
  Proceeds from issuing stock....................................................              --      30,442,000
  Proceeds from sale-leaseback transactions......................................      18,536,000              --
  Dividends paid.................................................................      (3,878,000)     (2,349,000)
  Retirement of long-term debt...................................................              --      (9,669,000)
  Financing costs associated with long-term debt.................................         (75,000)     (2,397,000)
  Other..........................................................................         (19,000)        (23,000)
                                                                                    -------------    ------------
     Net cash provided by financing activities...................................      95,823,000      81,660,000
                                                                                    -------------    ------------
Increase in cash and cash equivalents............................................         190,000         795,000
Cash and cash equivalents, beginning of period...................................       2,252,000       1,314,000
                                                                                    -------------    ------------
Cash and cash equivalents, end of period.........................................   $   2,442,000    $  2,109,000
                                                                                    -------------    ------------
                                                                                    -------------    ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

1. STATEMENT OF MANAGEMENT

     The accompanying consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and do not include all of the information and the footnotes required by generally accepted accounting principles for complete statements. In the opinion of management, all normal and recurring adjustments necessary for a fair presentation of such financial statements have been included.

     The Company uses a 52-53 week fiscal year ending on the Sunday closest to December 31. Fiscal 1998 will contain 53 weeks and the company has historically included the extra week in its second fiscal quarter. Accordingly the nine months results of operations and cash flows include 40 weeks and 39 weeks, respectively.

     The results of operations for the nine months ended September 30, 1998, are not necessarily indicative of the results to be expected for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1997 contained in the Company's 1997 Annual Report on Form 10-K. The December 31, 1997 balance sheet data is derived from these audited financial statements.

     Certain amounts for the prior year have been reclassified to conform to the current year presentation.

2. INVENTORIES

     Inventories at September 30, 1998 and December 31, 1997, consisted of:

                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                       1998            1997
                                                                   -------------    ------------
Raw materials (food and paper products).........................    $ 1,964,000      $2,111,000
Supplies........................................................      1,009,000       1,244,000
                                                                    -----------      ----------
                                                                    $ 2,973,000      $3,355,000
                                                                    -----------      ----------
                                                                    -----------      ----------

3. INCOME TAXES

     The income tax provision for the nine months ended September 30, 1998 and 1997 was comprised of the following:

                                                                          1998         1997
                                                                       ----------    --------
Current.............................................................   $4,295,000    $181,000
Deferred............................................................     (445,000)         --
                                                                       ----------    --------
                                                                       $3,850,000    $181,000
                                                                       ----------    --------
                                                                       ----------    --------

     For 1998 and 1997 the difference between the expected tax provision resulting from application of the federal statutory income tax rate to pre-tax income and the reported income tax provision results principally from state taxes and non-deductible amortization of certain franchise rights and other intangible assets.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

4. ACQUISITIONS

     On March 28, 1997, the Company purchased certain assets and franchise rights of 23 Burger King restaurants in North and South Carolina for a cash price of approximately $21 million.

     On August 20, 1997, the Company purchased certain assets and franchise rights of 63 Burger King restaurants, primarily in Western New York State, Indiana and Kentucky for a cash price of approximately $52 million.

     On July 9, 1998, the Company consummated the purchase of Pollo Tropical Inc. ("Pollo Tropical") for an approximate cash purchase price of $96.6 million and on July 20, 1998 merged Pollo Tropical into the Company. The excess purchase price over net assets acquired, of approximately $64.0 million, is included in intangible assets. The Company used its existing senior credit facility to finance the Pollo Tropical acquisition. This borrowing required the Company to amend this facility in July 1998 to modify, among other things, certain financial covenants with respect to debt to cash flow ratios.

     The following pro forma results of operations for the periods presented below assume these acquisitions occurred as of the beginning of the respective periods:

                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,
                                            ----------------------------
                                                1998            1997
                                            ------------    ------------
Revenues.................................   $344,114,000    $302,648,000
Operating income.........................   $ 30,519,000    $ 21,580,000
Net income...............................   $  5,441,000    $  1,083,000

     The preceding pro forma financial information is not necessarily indicative of the operating results that would have occurred had either acquisition been consummated as of the beginning of the respective periods, nor are they necessarily indicative of future operating results.

5. LOSS ON REFINANCING EXPENSES

     The Company expensed all costs associated with its efforts to refinance its existing debt in the third quarter of 1998 as the timing of any future refinancing is uncertain and the related activities have currently ceased. Approximately $1.2 million of these costs related to losses on interest rate hedge transactions, which were settled in the third quarter.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Pollo Tropical, Inc.:

     We have audited the accompanying consolidated balance sheets of Pollo Tropical, Inc. (a Florida corporation) and subsidiaries as of December 28, 1997 and December 29, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pollo Tropical, Inc. and subsidiaries as of December 28, 1997 and December 29, 1996, and the results of their operations and their cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Miami, Florida,
  February 18, 1998 (except with respect to the matters discussed in Note 13, as to which the date is March 16, 1998).

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                                          1997           1996
                                                                                       -----------    -----------
                                       ASSETS
Current assets:
  Cash and cash equivalents.........................................................   $   292,455    $    94,490
  Inventories.......................................................................       280,595        271,996
  Prepaid expenses..................................................................       244,753        316,559
  Prepaid income taxes..............................................................            --        354,062
  Deferred income taxes.............................................................       419,743      1,583,649
  Other current assets..............................................................       279,384        554,689
                                                                                       -----------    -----------
    Total current assets............................................................     1,516,930      3,175,445
Property and equipment, at cost, less accumulated
  depreciation and amortization.....................................................    35,405,159     42,539,997
Deferred restaurant pre-opening costs, net of
  accumulated amortization of $45,603 in 1997 and $702,614 in 1996..................        24,730         99,213
Intangible assets, net of accumulated amortization..................................       467,923        431,892
Leasehold acquisition costs, net of accumulated
  amortization of $387,537 in 1997 and $310,600 in 1996.............................     1,079,925      1,423,334
Note receivable, net of current portion.............................................       840,032             --
Deposits and deferred costs on future
  restaurant locations..............................................................       250,727         93,338
Other assets........................................................................       768,675        737,345
                                                                                       -----------    -----------
    Total assets....................................................................   $40,354,101    $48,500,564
                                                                                       -----------    -----------
                                                                                       -----------    -----------
                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................................   $ 1,553,056    $ 2,673,868
  Accrued liabilities...............................................................     2,617,624      1,524,906
  Current maturities of long-term debt..............................................       126,559         83,773
  Accrued restaurant closure expenses...............................................     2,125,525      6,273,830
                                                                                       -----------    -----------
    Total current liabilities.......................................................     6,422,764     10,556,377
Long-term debt, net of current maturities...........................................     1,087,393     11,290,952
Deferred rent.......................................................................     1,483,978      1,361,353
Deferred franchise fee income.......................................................       237,500        270,000
Deferred income taxes...............................................................     1,391,085        879,830
                                                                                       -----------    -----------
    Total liabilities...............................................................    10,622,720     24,358,512
                                                                                       -----------    -----------
Commitments and contingencies (Notes 11 and 13)
Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000 shares authorized, none issued or
    outstanding.....................................................................            --             --
  Common stock, $.01 par value, 15,000,000 shares authorized, 8,207,658 shares in
    1997 and 8,149,799 shares in 1996 issued and outstanding........................        82,076         81,498
  Additional paid-in capital........................................................    22,054,326     21,708,161
  Retained earnings.................................................................     7,594,979      2,352,393
                                                                                       -----------    -----------
    Total shareholders' equity......................................................    29,731,381     24,142,052
                                                                                       -----------    -----------
    Total liabilities and shareholders' equity......................................   $40,354,101    $48,500,564
                                                                                       -----------    -----------
                                                                                       -----------    -----------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                         1997            1996            1995
                                                                     ------------    ------------    ------------
Revenues:
  Restaurant sales................................................   $ 65,118,299    $ 63,734,848    $ 55,489,397
  Franchise revenues..............................................        811,700         499,304         554,416
                                                                     ------------    ------------    ------------
                                                                       65,929,999      64,234,152      56,043,813
                                                                     ------------    ------------    ------------
Operating expenses:
  Cost of sales...................................................     22,532,898      24,037,263      20,064,837
  Restaurant payroll..............................................     15,177,551      15,695,011      13,660,579
  Other restaurant operating expenses.............................     11,413,996      12,136,629       9,465,369
  General and administrative......................................      5,537,684       5,370,644       5,177,554
  Depreciation and amortization of property and equipment.........      2,023,311       2,202,074       1,961,783
  Amortization of deferred restaurant pre-opening costs...........        122,828         554,744       1,159,723
  Other amortization..............................................        209,378         204,514         274,970
  Restaurant closure expenses.....................................             --       6,324,242       1,491,934
                                                                     ------------    ------------    ------------
                                                                       57,017,646      66,525,121      53,256,749
                                                                     ------------    ------------    ------------
Income (loss) from operations.....................................      8,912,353      (2,290,969)      2,787,064
                                                                     ------------    ------------    ------------
Other income (expense):
  Interest expense, net of capitalization.........................       (545,104)       (991,144)       (785,648)
  Interest income.................................................         54,955          14,599          27,861
  Other, net......................................................         32,481          73,843        (130,865)
                                                                     ------------    ------------    ------------
                                                                         (457,668)       (902,702)       (888,652)
                                                                     ------------    ------------    ------------
Income (loss) before income taxes and extraordinary charge........      8,454,685      (3,193,671)      1,898,412
Provision for (benefit from) income taxes.........................      3,212,099      (1,213,278)        720,836
                                                                     ------------    ------------    ------------
Income (loss) before extraordinary charge.........................      5,242,586      (1,980,393)      1,177,576
Extraordinary charge for early extinguishment of debt, net of
  income tax benefit of $37,942...................................             --              --          62,967
                                                                     ------------    ------------    ------------
     Net income (loss)............................................   $  5,242,586    $ (1,980,393)   $  1,114,609
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
Net income (loss) per share:
  Basic...........................................................   $        .64    $       (.24)   $        .14
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
  Diluted.........................................................   $        .63    $       (.24)   $        .14
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                  COMMON STOCK,
                                                  $.01 PAR VALUE
                                               --------------------                                         TOTAL
                                               NUMBER OF                ADDITIONAL         RETAINED      SHAREHOLDERS'
                                                SHARES      AMOUNT     PAID-IN CAPITAL     EARNINGS         EQUITY
                                               ---------    -------    ---------------    -----------    -------------
Balance, December 31, 1994..................   7,944,990    $79,449      $21,321,047      $ 3,218,177     $24,618,673
  Proceeds from exercise of stock options,
     including tax benefit of $202,078......      77,962        780          223,907               --         224,687
  Restricted stock award, net of deferred
     compensation of $112,500...............      25,000        250             (250)              --              --
  Amortization of deferred
     compensation...........................          --         --            1,286               --           1,286
  Net income for the year...................          --         --               --        1,114,609       1,114,609
                                               ---------    -------      -----------      -----------     -----------
Balance, December 31, 1995..................   8,047,952     80,479       21,545,990        4,332,786      25,959,255
  Proceeds from exercise of stock options,
     including tax benefit of $123,038......     101,847      1,019          154,455               --         155,474
  Amortization of deferred
     compensation...........................          --         --            7,716               --           7,716
  Net loss for the year.....................          --         --               --       (1,980,393)     (1,980,393)
                                               ---------    -------      -----------      -----------     -----------
Balance, December 31, 1996..................   8,149,799     81,498       21,708,161        2,352,393      24,142,052
  Proceeds from exercise of stock options,
     including tax benefit of $53,107.......      57,859        578          275,005               --         275,583
  Amortization of deferred
     compensation...........................          --         --           71,160               --          71,160
  Net income for the year...................          --         --               --        5,242,586       5,242,586
                                               ---------    -------      -----------      -----------     -----------
Balance, December 31, 1997..................   8,207,658    $82,076      $22,054,326      $ 7,594,979     $29,731,381
                                               ---------    -------      -----------      -----------     -----------
                                               ---------    -------      -----------      -----------     -----------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                         1997            1996            1995
                                                                     ------------    ------------    ------------
Cash flows from operating activities:
  Net income (loss)...............................................   $  5,242,586    $ (1,980,393)   $  1,114,609
                                                                     ------------    ------------    ------------
  Adjustments to reconcile net income (loss) to net cash provided by operating activities--
     Depreciation and amortization................................      2,355,517       2,961,332       3,396,476
     Loss on disposal of property and equipment...................         87,156         221,239          63,856
     Restaurant closure expenses, net.............................             --       6,324,242       1,491,934
     Deferred rent................................................        122,625         168,444         322,682
     Amortization of stock based compensation.....................         71,160           7,716           1,286
     Extraordinary charge, net....................................             --              --          62,967
     Changes in operating assets and liabilities--
       (Increase) decrease in assets:
          Inventories.............................................         (8,599)         31,915          16,116
          Prepaid expenses........................................         71,806         (29,884)         91,810
          Prepaid income taxes....................................        421,343         (78,344)       (152,680)
          Other current assets....................................        291,644        (103,133)       (390,165)
          Deferred restaurant pre-opening costs...................        (48,345)       (247,516)       (530,748)
          Other assets............................................       (144,441)        (50,365)       (242,841)
       Increase (decrease) in liabilities:
          Accounts payable and accrued liabilities................        (42,267)       (602,491)        945,894
          Income taxes payable....................................             --              --         126,000
          Accrued restaurant closure expenses.....................      1,669,612        (155,198)        (92,418)
          Deferred franchise fee income...........................        (32,500)       (327,500)        (91,471)
     Deferred income taxes, net...................................      1,675,161      (1,508,057)         92,517
                                                                     ------------    ------------    ------------
     Total adjustments............................................      6,489,872       6,612,400       5,111,215
                                                                     ------------    ------------    ------------
       Net cash provided by operating activities..................     11,732,458       4,632,007       6,225,824
                                                                     ------------    ------------    ------------
Cash flows from investing activities:
  Payments for property and equipment.............................     (1,397,021)     (4,539,108)     (9,058,937)
  Proceeds from disposition of property and equipment.............             --              --       2,621,470
  Payments for intangible assets..................................        (53,596)        (81,896)       (273,890)
  Payments for leasehold acquisition costs........................             --              --        (265,772)
  Payments on note receivable.....................................         11,810              --              --
  (Increase) decrease in deposits and deferred costs on future
     restaurant locations.........................................       (157,389)         34,002          84,252
                                                                     ------------    ------------    ------------
       Net cash used in investing activities......................     (1,596,196)     (4,587,002)     (6,892,877)
                                                                     ------------    ------------    ------------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                         1997            1996            1995
                                                                     ------------    ------------    ------------
Cash flows from financing activities:
  Principal payments on long-term debt............................   $    (83,773)   $    (77,276)   $ (2,374,996)
  Net borrowings (repayments) under revolving credit agreement....    (10,077,000)       (596,999)      3,021,800
  Proceeds from exercise of stock options.........................        222,476          32,436          22,609
                                                                     ------------    ------------    ------------
       Net cash provided by (used in) financing activities........     (9,938,297)       (641,839)        669,413
                                                                     ------------    ------------    ------------
       Net increase (decrease) in cash and cash equivalents.......        197,965        (596,834)          2,360
Cash and cash equivalents,
  Beginning of period.............................................         94,490         691,324         688,964
                                                                     ------------    ------------    ------------
Cash and cash equivalents,
  End of period...................................................   $    292,455    $     94,490    $    691,324
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
Supplemental disclosures of cash flow information:
  Cash paid during the period for --
     Interest, net of capitalization of $4,022 in 1997, $43,894 in
       1996 and $205,694 in 1995..................................   $    483,877    $    973,072    $    790,260
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
     Income taxes.................................................   $    963,085    $    280,000    $    655,000
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
Supplemental disclosures of noncash investing and financing
  activities:
  Tax benefit from stock options recorded to additional paid-in
     capital......................................................   $     53,107    $    123,038    $    202,078
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
  Note received from sale of Company-owned restaurant.............   $    880,000    $         --    $         --
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.
                                      F-29

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(1) GENERAL

     Pollo Tropical, Inc. ("Pollo Tropical") and subsidiaries (collectively, the "Company"), as of December 31, 1997, owned and operated 36 "Pollo Tropical" restaurants located in Florida. As of December 31, 1997, there were 16 franchised restaurants open in Florida, Puerto Rico, the Dominican Republic, Ecuador and Netherlands Antilles.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Fiscal Year end

     The Company utilizes a 52/53 week year end and ends its year on the Sunday closest to January 1. All references to December 31, 1997, and Fiscal 1997 herein relate to December 28, 1997, and the 52 week period then ended, respectively. All references to December 31, 1996, and Fiscal 1996 herein relate to December 29, 1996, and the 52 week period then ended, respectively. All references to December 31, 1995, and Fiscal 1995 herein relate to December 31, 1995, and the 52 week period then ended, respectively.

  Basis of Financial Statement Presentation

     The accompanying consolidated financial statements include the accounts of Pollo Tropical and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with the current year presentation.

  Cash Equivalents

     All highly liquid instruments with an original maturity of three months or less when acquired are considered to be cash and cash equivalents.

  Fair Value of Financial Instruments

     The carrying amount of cash and cash equivalents, note receivable, accounts payable, accrued liabilities and long-term debt approximates fair value as of December 31, 1997 and 1996.

  Inventories

     Inventories, which consist of restaurant food items, related paper supplies and crew uniforms, are stated at the lower of cost (computed on the first-in, first-out method) or market.

  Property and Equipment

     Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the terms of the leases which are less than the estimated lives of the related improvements. Maintenance and repairs which do not improve or extend the life of the asset are expensed as incurred.

     The Company capitalizes interest cost as part of the historical cost of acquiring and constructing restaurant property. Interest capitalization ceases when the property is placed in service.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Deferred Restaurant Pre-Opening Costs

     Direct costs incurred prior to a restaurant opening to the public are capitalized and amortized over a period of one year beginning on the date the restaurant commences operations.

  Intangible Assets

     Intangible assets are amortized using the straight-line method over the following periods:

                                                        LIFE IN YEARS
                                                      ------------------
Covenant not to compete............................   Term of agreement
Organization costs.................................           5
Loan costs.........................................      Term of loan
Trademark costs....................................           40

  Leasehold Acquisition Costs

     Costs incurred to obtain leaseholds are capitalized and amortized over the initial terms of the related leases.

  Deferred Franchise Costs

     Deferred franchise costs, which are included in Other assets in the accompanying Consolidated Balance Sheets, are amortized and included in Other amortization in the accompanying Consolidated Statements of Operations, as franchised restaurants are opened.

  Long-Lived Assets

     The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of its intangible and other long-lived assets or whether the remaining balance of its intangible and other long-lived assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining lives of the intangible and other long-lived assets in determining whether an impairment has occurred.

  Consolidated Balance Sheet Data

     Other current assets consist of the following:

                                                                           1997        1996
                                                                         --------    --------
Insurance dividend receivable.........................................   $ 63,000    $215,000
Rebates...............................................................     97,676     129,664
Other.................................................................    118,708     210,025
                                                                         --------    --------
                                                                         $279,384    $554,689
                                                                         --------    --------
                                                                         --------    --------

     Accrued liabilities consist of the following:

                                                                        1997          1996
                                                                     ----------    ----------
Sales tax.........................................................   $  198,394    $  293,084
Payroll related...................................................    1,100,214       585,436
Workers compensation..............................................      449,014            --
Other.............................................................      870,002       646,386
                                                                     ----------    ----------
                                                                     $2,617,624    $1,524,906
                                                                     ----------    ----------
                                                                     ----------    ----------

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Franchise Revenues

     Franchise revenues consist of franchise fees, which are typically collected upon execution of an area development and/or franchise agreement, and continuing royalties, based upon gross sales. Franchise fees are initially recorded as deferred franchise fee income and are recognized in earnings either when franchised restaurants are opened, or upon forfeiture of such fees by the franchisees pursuant to the terms of the franchise development agreements, as applicable.

     Franchise revenues consist of the following:

                                                                        1997        1996        1995
                                                                      --------    --------    --------
Franchise fees.....................................................   $220,000    $227,500    $376,471
Continuing royalties...............................................    591,700     271,804     177,945
                                                                      --------    --------    --------
                                                                      $811,700    $499,304    $554,416
                                                                      --------    --------    --------
                                                                      --------    --------    --------

  Advertising Costs

     Advertising costs not directly related to the opening of a new restaurant are expensed during the period in which the cost is incurred. Advertising expense was $2,987,688, $2,978,255 and $2,103,155 for Fiscal 1997, Fiscal 1996
and Fiscal 1995, respectively, and is included in other restaurant operating expenses in the accompanying Consolidated Statements of Operations.

  Income Taxes

     The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such a valuation allowance would be included in the provision for deferred income taxes in the period of change.

  Net Income (Loss) Per Share

     In Fiscal 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). As a result, the Company's earnings per share have been restated for Fiscal 1995 and Fiscal 1996 to show basic and diluted earnings per share in accordance with SFAS 128. Prior to the adoption of SFAS 128, the Company reported primary earnings per share, which equaled diluted earnings per share pursuant to SFAS 128. Following is the reconciliation of the shares used in the computations for the periods presented.

                                                                    1997          1996          1995
                                                                 ----------    ----------    ----------
Weighted average shares used in basic computation.............    8,179,131     8,099,650     7,991,570
Stock options and warrants....................................      108,148            --        97,594
                                                                 ----------    ----------    ----------
Weighted average shares used in diluted computation...........    8,287,279     8,099,650     8,089,164
                                                                 ----------    ----------    ----------
                                                                 ----------    ----------    ----------

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     The effect of the extraordinary charge on basic and diluted earnings per share for Fiscal 1995 is as follows:

Basic:
  Income before extraordinary charge.............................. $ .15
  Extraordinary charge............................................  (.01)
                                                                   -----
  Net income...................................................... $ .14
                                                                   -----
                                                                   -----
Diluted:
  Income before extraordinary charge..............................  $ .15
  Extraordinary charge............................................  (.01)
                                                                   -----
  Net income...................................................... $ .14
                                                                   -----
                                                                   -----

     The net income (loss) amount used as the numerator in calculating basic and diluted earnings per share equals net income (loss) in the accompanying Consolidated Statements of Operations.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates with regard to the accompanying consolidated financial statements relate to accrued restaurant closure expenses and workers compensation expense, as discussed in Note 11. Although the Company believes its estimates are appropriate, changes in assumptions utilized in preparing such estimates could cause these estimates to change in the near term.

(3) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of the following:

                                                                           1997        1996
                                                                         --------    --------
Cash on hand..........................................................   $ 52,450    $ 49,900
Cash management fund..................................................    240,005      44,590
                                                                         --------    --------
                                                                         $292,455    $ 94,490
                                                                         --------    --------
                                                                         --------    --------

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(4) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                    LIFE IN
                                                                    YEARS         1997           1996
                                                                    -------    -----------    -----------
Land.............................................................     --       $ 9,257,525    $11,657,999
Buildings and leasehold improvements.............................    7-31       23,130,989     25,927,959
Furniture, fixtures and equipment................................    5-15        9,435,115      9,513,141
Signs............................................................     7          1,036,597      1,103,039
Software.........................................................     5             95,022         92,500
                                                                               -----------    -----------
                                                                                42,955,248     48,294,638
Less: Accumulated depreciation and amortization..................               (7,550,089)    (5,754,641)
                                                                               -----------    -----------
                                                                               $35,405,159    $42,539,997
                                                                               -----------    -----------
                                                                               -----------    -----------

     At December 31, 1997, property and equipment includes $2,164,448 of property and equipment, less accumulated depreciation and amortization of $136,923, related to closed restaurants (See Note 11).

     The Company's office space and the land underlying some of its existing restaurant locations are leased under operating leases (See Note 11).

(5) INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                           1997        1996
                                                                         --------    --------
Covenant not to compete...............................................   $ 50,000    $ 50,000
Organization costs....................................................         --      51,497
Loan costs............................................................    154,632     154,632
Trademark costs.......................................................    335,100     260,281
                                                                         --------    --------
                                                                          539,732     516,410
Less: Accumulated amortization........................................    (71,809)    (84,518)
                                                                         --------    --------
                                                                         $467,923    $431,892
                                                                         --------    --------
                                                                         --------    --------

(6) NOTE RECEIVABLE

     In conjunction with the Fiscal 1997 sale of a restaurant site (See
Note 11) the Company recorded a note receivable in the amount of $880,000. The note bears interest at a rate of 10% per annum based on a 15 year amortization period. The note is secured by a mortgage on the restaurant site. Subsequent to December 31, 1997, the mortgagee defaulted on the note. During Fiscal 1998, the Company intends to foreclose on the note and proceed with the sale of the restaurant site in order to satisfy the mortgage. The foreclosure is not expected to have a material effect on the Company's Fiscal 1998 results of operations.

(7) DEPOSITS AND DEFERRED COSTS ON FUTURE RESTAURANT LOCATIONS

     Deposits and deferred costs on future restaurant locations consist of amounts deposited with lessors and/or paid to others to secure real property and develop future restaurant locations. Upon opening of the restaurant, all such deposits and deferred costs are charged to the appropriate depreciable and amortizable asset categories.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(8) INDEBTEDNESS

     Long-term debt consists of the following:

                                                                       1997          1996
                                                                    ----------    -----------
Advances under a $25,000,000 revolving credit and term loan
  agreement with interest payable monthly, at the Company's
  option, at prime (8.50% at December 31, 1997) plus .375% or libor rate (5.969% at December 31, 1997) plus 2.65%. Loan
  converts to a term loan on August 31, 1998, at which time
  principal payments equal to the loan balance divided by 120
  commence, with a balloon payment due June 30, 2003.............   $1,075,000    $11,152,000
Mortgage note payable with interest at 8%, payable monthly in equal principal and interest installments from January 1996 through maturity in June 1999, collateralized by a restaurant
  location.......................................................      138,952        222,725
                                                                    ----------    -----------
                                                                     1,213,952     11,374,725
Less: Current maturities of long-term debt.......................     (126,559)       (83,773)
                                                                    ----------    -----------
                                                                    $1,087,393    $11,290,952
                                                                    ----------    -----------
                                                                    ----------    -----------

     The $25,000,000 revolving credit and term loan (the "Loan") is unsecured; however, the Company has agreed not to further encumber any of its presently owned real estate while the Loan is outstanding. The lender has no obligation to make further advances after July 13, 1998. At December 31, 1997, the available portion of the Loan was $23,775,000.

     The terms of the Loan require that the Company remain in compliance with certain financial and non-financial covenants, including the maintenance of certain financial ratios. The Company was in compliance with the debt covenants at December 31, 1997.

     In connection with obtaining the Loan, the proceeds from which were used to repay substantially all the outstanding indebtedness, the Company incurred costs in the aggregate of $154,632, which are capitalized as intangible assets in the accompanying Consolidated Balance Sheets, and are being amortized over the term of the Loan. The unamortized balance of capitalized costs associated with obtaining indebtedness retired with the proceeds from the Loan was charged to expense during the quarter ended October 1, 1995, and is included, net of income tax benefit, in the accompanying Consolidated Statements of Operations as an extraordinary charge.

     Repayment of future maturities of long-term debt at December 31, 1997 is as follows:

FISCAL YEAR
-----------
  1998......................................................   $  126,559
  1999......................................................      155,726
  2000......................................................      107,500
  2001......................................................      107,500
  2002......................................................      107,500
  Thereafter................................................      609,167
                                                               ----------
                                                               $1,213,952
                                                               ----------
                                                               ----------

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(9) INCOME TAXES

     The provision for (benefit from) income taxes consists of the following:

                                                                     1997          1996          1995
                                                                  ----------    -----------    --------
Federal........................................................   $3,035,434    $(1,225,018)   $618,257
State..........................................................      176,665         11,740     102,579
                                                                  ----------    -----------    --------
  Total........................................................   $3,212,099    $(1,213,278)   $720,836
                                                                  ----------    -----------    --------
                                                                  ----------    -----------    --------
Current........................................................   $1,536,938    $   294,779    $628,319
Deferred.......................................................    1,675,161     (1,508,057)     92,517
                                                                  ----------    -----------    --------
  Total........................................................   $3,212,099    $(1,213,278)   $720,836
                                                                  ----------    -----------    --------
                                                                  ----------    -----------    --------

     Deferred income taxes arise primarily due to temporary differences in recognizing certain revenues and expenses for tax purposes, the use of accelerated depreciation for tax purposes, and the expected use of alternative minimum tax carry-forwards in future periods. The components of the current deferred income tax asset and the net non-current deferred income tax liability are as follows:

                                                                       1997          1996
                                                                    ----------    -----------
Current deferred tax asset:
  Accrued restaurant closure expenses............................   $ (248,846)   $(1,583,649)
  Accrued liabilities............................................     (170,897)            --
                                                                    ----------    -----------
     Current deferred income tax asset...........................   $ (419,743)   $(1,583,649)
                                                                    ----------    -----------
                                                                    ----------    -----------

Non-current deferred tax liability:
  Depreciation and amortization of property and equipment........   $2,184,573    $ 2,024,154
  Deferred franchise fee income, net.............................      102,099         54,947
  Deferred rent..................................................     (527,085)      (341,705)
  Alternative minimum tax carry-forwards.........................     (162,590)      (736,747)
  Foreign tax credit carry-forwards..............................     (197,569)       (74,577)
  Other, net.....................................................       (8,343)       (46,242)
                                                                    ----------    -----------
     Non-current deferred income tax liability, net..............   $1,391,085    $   879,830
                                                                    ----------    -----------
                                                                    ----------    -----------

     At December 31, 1997, the Company had available foreign tax credit carry-forwards in the amount of $45,545 which expires in 2001, and $152,024, which expires in 2002.

     The following table reconciles the Federal statutory income tax rate and the Company's effective income tax rate as follows:

                                                                                     1997    1996    1995
                                                                                     ----    ----    ----
Provision for income taxes at Federal statutory rate..............................   34.0%   34.0%   34.0%
State taxes, net of Federal income tax benefit....................................    3.6     3.6     3.6
Nondeductible expenses............................................................    1.0     0.9     0.8
Jobs tax credits..................................................................    (.5)     --      --
Other, net........................................................................    (.1)    (.5)    (.4)
                                                                                     ----    ----    ----
Effective income tax rate.........................................................   38.0%   38.0%   38.0%
                                                                                     ----    ----    ----
                                                                                     ----    ----    ----

     The Company's December 31, 1993 Federal income tax return is currently being audited by the Internal Revenue Service. It is not possible to predict the ultimate outcome of this audit; however, the Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying consolidated financial statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(10) SHAREHOLDERS' EQUITY

  Stock Based Compensation Plans

     In September 1993, the Company adopted the 1993 Option Plan (as amended to date, the "1993 Plan"). Under the 1993 Plan, 800,000 shares of common stock are reserved for issuance upon exercise of options. All regular employees of the Company or any of its subsidiaries, including officers and directors, are eligible to receive grants of options under the 1993 Plan. The 1993 Plan is designed to serve as an incentive for retaining qualified and competent employees.

     In June 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"). Under the 1995 Plan, 500,000 shares of common stock are reserved for issuance upon exercise of options. All regular and former regular employees and consultants of the Company or any of its subsidiaries, including officers and directors, are eligible to receive grants of options under the 1995 Plan. The 1995 Plan is designed to serve as an incentive for retaining qualified and competent employees.

     In June 1995, the Company adopted the 1995 Bonus/Fee Stock Option Plan (the "1995 Bonus Plan"). Under the 1995 Bonus Plan, 500,000 shares of common stock are reserved for issuance upon exercise of options. The 1995 Bonus Plan allows certain eligible employees and directors who receive either a cash bonus or a director's fee of $2,500 or more to elect to receive stock options instead of receiving cash to which they are entitled (the "Deferred Cash"). The per share exercise price of the options granted pursuant to the 1995 Bonus Plan would be equal to 50% of the fair market value of the common stock on the day the option is granted. The number of shares of common stock covered by the option would be calculated by doubling the number of shares that could be purchased at fair market value with the Deferred Cash so that the "in-the-money" value of the option equals the Deferred Cash.

     In November 1995, the Company adopted the 1995 Directors' Stock Option Plan (the "1995 Directors' Plan"). Under the 1995 Directors' Plan, 200,000 shares of common stock are reserved for issuance upon exercise of options. Each existing Director received a grant of an option to purchase 18,000 shares on the effective date of the plan. Upon election as a member of the Board, each Director receives an option to purchase 15,000 shares of common stock, and an additional option to purchase 3,000 shares of common stock is granted to each eligible Director on each annual meeting date under certain conditions. All stock options granted to existing Directors pursuant to the 1995 Directors' Plan become exercisable as follows: 11,000 shares six months from the date of grant, the next 6,000 shares twelve months from the date of grant and the remaining 1,000 shares two years after the date of grant, so long as the optionee is a Director on the relevant exercise date. The remaining stock options granted pursuant to the 1995 Directors' Plan become exercisable equally over a three year period on each of the three one-year anniversaries of the date of grant, so long as the optionee is a Director on the relevant exercise date.

     In November 1995, the Company adopted the 1995 Restricted Stock Award Plan (the "1995 Restricted Plan"). Under the 1995 Restricted Plan, not less than 100,000 shares of common stock are reserved for award and issuance, generally at no cost to the employee. In November 1995, the Company awarded 25,000 shares of common stock to its President pursuant to the 1995 Restricted Plan. These shares vest as to 20% in September 1998, 30% in September 1999 and 50% in September 2000. The Company recorded deferred compensation of $112,500 on the date of grant based on the quoted market value of the common stock. Deferred compensation is being amortized to expense ratably over the restricted period, and is included in the accompanying consolidated financial statements.

     The Company's Board of Directors, or a committee thereof (the "Committee"), administers and interprets each of the above described plans (collectively, the "Plans"). The Plans provide for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code) and nonstatutory stock options or awards. Options are granted under the Plans on such terms and at such prices as determined by the

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(10) SHAREHOLDERS' EQUITY--(CONTINUED)

Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the common stock on the date of grant. Generally, the stock options granted pursuant to the 1993 Plan, the 1995 Plan and the 1995 Bonus Plan vest in increments of 33% per year over a three year period on the yearly anniversary of the grant and have a term of ten years from the date of grant.

     The following table summarizes stock option activity:

                                                           WEIGHTED-AVERAGE
                                                              EXERCISE                        AVAILABLE FOR
                                                           PRICE PER SHARE     OUTSTANDING    FUTURE GRANTS
                                                           ----------------    -----------    -------------
Balance, December 31, 1994..............................        $ 8.23            788,066         131,235
  Authorized, net.......................................            --                 --       1,065,000
  Granted/converted.....................................        $ 4.66            478,800        (478,800)
  Exercised.............................................        $ 0.29            (77,962)             --
  Canceled..............................................        $12.84           (213,400)        213,400
                                                                                ---------       ---------
Balance, December 31, 1995..............................        $ 6.10            975,504         930,835
  Granted...............................................        $ 4.50            136,900        (136,900)
  Exercised.............................................        $ 0.32           (101,847)             --
  Canceled..............................................        $ 6.09            (98,790)         98,790
                                                                                ---------       ---------
Balance, December 31, 1996..............................        $ 6.51            911,767         892,725
  Granted...............................................        $ 5.68             49,454         (49,454)
  Exercised.............................................        $ 3.86            (59,192)             --
  Canceled..............................................        $ 7.19           (118,135)        118,135
                                                                                ---------       ---------
Balance, December 31, 1997..............................        $ 6.36            783,894         961,406
                                                                                ---------       ---------
                                                                                ---------       ---------

     The following table summarizes information about the stock options outstanding at December 31, 1997:

                       OUTSTANDING
----------------------------------------------------------                      EXERCISABLE
                                          WEIGHTED-AVERAGE    -----------------------------------------------
         RANGE OF                         REMAINING           WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
      EXERCISE PRICES          SHARES     CONTRACTUAL LIFE    EXERCISE PRICE      SHARES     EXERCISE PRICE
---------------------------    -------    ----------------    ----------------    -------    ----------------
             $0.29 -  $0.58     27,034          3.98               $ 0.30          27,034         $ 0.30
             $2.71 -  $6.94    529,690          6.44               $ 4.42         214,987         $ 4.02
             $8.00 - $13.50    227,170          5.62               $11.62         227,170         $11.62
                               -------                                            -------
                               783,894                                            469,191
                               -------                                            -------
                               -------                                            -------

     The weighted-average exercise price and weighted-average market price of 13,100 options granted during 1997 for which the exercise price exceeds the market price of the stock on the grant date is $4.50 and $3.02, respectively.

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", in accounting for stock-based employee compensation arrangements whereby no compensation cost related to stock options is deducted in determining net income (loss) if the exercise price of a stock option is equal to quoted market value on the measurement date. Had compensation cost for the Company's stock option plans been determined pursuant to SFAS
No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net income (loss) and diluted net income (loss) per share would have been different than the amounts recorded in the accompanying Consolidated Statements of Operations. Using the Black-Scholes option pricing model for all options granted after December 31, 1994, the Company's pro forma net income

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(10) SHAREHOLDERS' EQUITY--(CONTINUED)

(loss), pro forma diluted net income (loss) per share and pro forma weighted average fair value of options granted, with related assumptions, are as follows:

                                                            1997           1996           1995
                                                         -----------    -----------    -----------
Pro forma net income (loss)...........................   $5,077,850     $(2,127,024)   $1,064,705
Pro forma diluted net income (loss) per share.........   $  0.62        $ (0.26)       $  0.13
Pro forma weighted average fair value of options
  granted.............................................   $  2.57        $  1.54        $  2.12
Risk free interest rates..............................   5.31%-6.46%    5.31%-6.46%    5.37%-7.11%
Expected lives........................................    3-5 Years      3-5 Years      3-5 Years
Expected volatility...................................       59%            59%            59%

     Pro forma net income (loss) reflects only options granted in Fiscal 1997, 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income
(loss) amounts presented above because compensation cost is reflected over the options' vesting period ranging from one to three years and compensation cost for options granted prior to January 1, 1995 is not considered.

(11) COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases land and facilities for office and restaurant locations under various noncancelable operating lease agreements, one of which is with a related party. Certain of these lease agreements contain provisions for rent overrides based on a percentage of gross sales. Additionally, the Company, in certain instances, is responsible for real estate taxes and common area maintenance costs. The leases also provide for renewal options. Future minimum rental commitments, excluding renewal option periods, under these operating lease agreements at December 31, 1997 are as follows:

                                                               RELATED       UNRELATED
FISCAL YEAR                                                    PARTIES        PARTIES         TOTAL
----------                                                   -----------    -----------
  1998.....................................................   $  102,879    $ 2,013,167    $ 2,116,046
  1999.....................................................      102,879      1,986,226      2,089,105
  2000.....................................................      111,881      1,908,793      2,020,674
  2001.....................................................      118,311      1,871,445      1,989,756
  2002.....................................................      118,311      1,725,974      1,844,285
  Thereafter...............................................      830,150     13,585,382     14,415,532
                                                              ----------    -----------    -----------
                                                              $1,384,411    $23,090,987    $24,475,398
                                                              ----------    -----------    -----------
                                                              ----------    -----------    -----------

     Future minimum rental commitments have been reduced by future minimum sublease rentals of $2,605,841 due under non-cancelable subleases.

     Rent expense was $2,201,655 (net of $159,010 in sublease rentals), $2,292,827 (net of $94,850 in sublease rentals) and $1,918,955 in Fiscal 1997,
Fiscal 1996 and Fiscal 1995, respectively, which included $102,879, $102,879 and $97,288, respectively, paid to related parties.

     Rent expense is recorded in the accompanying consolidated financial statements on the straight-line basis in accordance with generally accepted accounting principles. Actual rent is paid in accordance with the lease terms. The excess of rent expense over actual rent paid in Fiscal 1997, Fiscal 1996 and Fiscal 1995 was $88,047, $76,655 and $332,950, respectively.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(11) COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     In July 1995, the Company entered into sale/leaseback transactions with an unrelated party for two of its owned restaurant sites, which resulted in net proceeds that approximated the carrying value of the land, buildings and fixtures sold. The resulting leases are accounted for as operating leases.

  Employment Agreements

     In September 1995, the Company entered into an employment agreement with its President which calls for minimum annual compensation of $250,000 through September 1998 and which may be extended at the Company's discretion, through September 2000.

  Franchise Development Agreements

     The Company has entered into international area development and franchise agreements, granting the right to develop Pollo Tropical restaurants in the Caribbean and Latin America. The Company's standard franchise agreement has a 15-year term and provides for an initial franchise fee and a continuing royalty, based upon gross sales. The agreements grant the franchisee the rights to operate restaurants and use the associated trade name and trademark within the standards and guidelines established by the Company.

  Guarantee

     A loan (with a principal balance of approximately $485,000 at December 31, 1997) made by a bank to a related party is collateralized by all the assets of one of the Company's operating restaurants.

  Self-Insured Workers Compensation

     The Company is self-insured for workers compensation. The Company maintains stop loss coverage for individual claims in excess of $250,000 and for claims which exceed $700,000 in the aggregate in any one year. While the ultimate amount of claims incurred are dependent on future developments, in management's opinion, recorded reserves are adequate to cover the future payment of claims.

  Accrued Restaurant Closure Expenses

     During Fiscal 1995, the Company accrued estimated expenses in the amount of $1,565,108 for two restaurants closed in October 1995. The estimated expenses consisted of $1,243,626 in net losses on disposal of fixed assets and $321,482 in estimated liabilities associated with termination of leases. The assets related to the Fiscal 1995 closed restaurants were disposed of during Fiscal 1996 resulting in a gain in the amount of $174,047. This gain is primarily attributable to the sale of the one restaurant site and the reversal of an accrual due to a more favorable economic transaction than originally estimated associated with the subleasing of the other restaurant site.

     In the fourth quarter of Fiscal 1996, the Company accrued estimated expenses in the amount of $6,498,289 associated with the closing of six restaurants. The estimated expenses consist of $5,713,142 in net losses on disposal of fixed assets, $670,237 in estimated liabilities associated with termination of leases and $114,910 associated with employee termination benefits.

     During Fiscal 1997, the Company disposed of four of the six restaurants for which it had established a reserve in Fiscal 1996. Three of the restaurants were sold and one was subleased. As part of the sale of one of the restaurants, the Company received a note receivable in the amount of $880,000. Subsequent to December 31, 1997, the mortgagee defaulted on the note. During Fiscal 1998, the Company intends to foreclose on the property, which was held as collateral under the mortgage and proceed with its sale in order to satisfy the mortgage. During Fiscal 1997, the Company incurred $3,456,570 in net losses on disposal of fixed assets, $583,436 in expenses associated with termination of leases and $108,299 associated with employee termination

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(11) COMMITMENTS AND CONTINGENCIES--(CONTINUED)

benefits which were applied to the closure reserve established in Fiscal 1996. The remaining closure reserve in management's estimate represents amounts expected to be incurred, net of amounts realized upon the disposition of the remaining two restaurants. Any difference between these estimated expenses and the actual amounts of such expenses will be recorded during the period in which such differences become known. Actual results that substantially differ from management's estimate could be material to the Company's financial statements.

  Purchase Agreements

     During Fiscal 1997, the Company entered into three purchase agreements for future restaurant sites for an aggregate purchase price in the amount of $1,740,000. The anticipated closing dates for the purchase agreements will be during Fiscal 1998.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying consolidated financial statements.

(12) RELATED-PARTY TRANSACTIONS

     Included in Payments for property and equipment for the years ended December 31, 1997, 1996 and 1995 are $13,245, $32,920 and $26,758, respectively, paid to a related party for architectural services.

     Included in Deferred franchise fee income at December 31, 1996 is $120,000 received from a related party for initial franchise fees. During Fiscal 1997, forfeitures of exclusivity fees of $25,000 were recognized due to the termination of the area development agreement.

     Included in restaurant sales for the years ended December 31, 1997 and 1996 are $27,849 and $7,593, respectively, of sales to a related party.

     During Fiscal 1997, the Company entered into an agreement to purchase certain rights relating to parking, exclusivity and option terms from a related party in the amount of $150,000. The Company anticipates closing on the purchase during Fiscal 1998.

(13) SUBSEQUENT EVENTS

     On March 16, 1998, purported shareholders of the Company instituted suit against the Company, its principal officers and all of its directors, alleging a breach of fiduciary duties and seeking damages as well as injunctive and other relief in response to the Company's announcement that it had received a proposal from Larry J. Harris, the co-founder and Chief Executive Officer of the Company, for the merger of the Company, pursuant to which the public shareholders of the Company would receive $10.00 per share in cash. The plaintiff is seeking certification as the representative of a class of all of the Company's shareholders other than the defendants, the Company's principal shareholders, and all persons related thereto. The Company believes that the lawsuit has no basis, and intends to vigorously defend the action. Although the ultimate outcome of the lawsuit cannot be predicted, the Company does not believe the outcome of the lawsuit will have a material adverse effect on the financial position, results of operation or cash flows of the Company.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                       JUNE 30,      DECEMBER 31,
                                                                                         1998            1997
                                                                                      -----------    ------------
                                                                                      (UNAUDITED)
                                      ASSETS
Current assets:
  Cash and cash equivalents........................................................   $ 2,520,531    $    292,455
  Inventories......................................................................       284,602         280,595
  Prepaid expenses.................................................................       549,225         244,753
  Deferred income taxes............................................................       336,929         419,743
  Other current assets.............................................................       350,388         279,384
                                                                                      -----------    ------------
Total current assets...............................................................     4,041,675       1,516,930
Property and equipment, at cost, less accumulated depreciation and amortization....    35,753,202      35,405,159
Intangible assets, net.............................................................       636,112         467,923
Leasehold acquisition costs, net...................................................     1,037,854       1,079,925
Deposits and deferred costs on future restaurant locations.........................       237,911         250,727
Note receivable, net of current portion............................................       824,870         840,032
Other assets.......................................................................       801,582         793,405
                                                                                      -----------    ------------
Total assets.......................................................................   $43,333,206    $ 40,354,101
                                                                                      -----------    ------------
                                                                                      -----------    ------------
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................   $ 1,529,751    $  1,553,056
  Accrued liabilities..............................................................     3,465,113       2,603,450
  Current maturities of long-term debt.............................................        94,543         126,559
  Income tax payable...............................................................       277,117          14,174
  Accrued restaurant closure expenses..............................................     2,042,945       2,125,525
                                                                                      -----------    ------------
Total current liabilities..........................................................     7,409,469       6,422,764

Long-term debt, net of current maturities..........................................            --       1,087,393
Deferred rent......................................................................     1,574,891       1,483,978
Deferred franchise fee income......................................................       187,500         237,500
Deferred income taxes..............................................................     1,284,353       1,391,085
                                                                                      -----------    ------------
Total liabilities..................................................................    10,456,213      10,622,720
                                                                                      -----------    ------------
Shareholders' equity:
  Common stock.....................................................................        82,810          82,076
  Additional paid-in capital.......................................................    22,322,765      22,054,326
  Retained earnings................................................................    10,471,418       7,594,979
                                                                                      -----------    ------------
Total shareholders' equity.........................................................    32,876,993      29,731,381
                                                                                      -----------    ------------
Total liabilities and shareholders' equity.........................................   $43,333,206    $ 40,354,101
                                                                                      -----------    ------------
                                                                                      -----------    ------------

     See accompanying notes to condensed consolidated financial statements.
                                      F-42

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                                         1998           1997
                                                                                      -----------    -----------
Revenues:
  Restaurant sales.................................................................   $35,448,257    $31,816,551
  Franchise revenues...............................................................       454,016        420,045
                                                                                      -----------    -----------
                                                                                       35,902,273     32,236,596
                                                                                      -----------    -----------
Operating expenses:
  Cost of sales....................................................................    11,999,029     11,164,343
  Restaurant payroll...............................................................     7,994,411      7,471,827
  Other restaurant operating expenses..............................................     6,396,129      5,668,812
  General and administrative.......................................................     2,805,088      2,902,578
  Depreciation and amortization of property
     and equipment.................................................................     1,036,607        999,145
  Other amortization...............................................................        96,398        208,900
  Other income, net................................................................       (15,860)        (8,410)
  Acquisition expenses.............................................................       503,457             --
                                                                                      -----------    -----------
                                                                                       30,815,259     28,407,195
                                                                                      -----------    -----------

Income from operations.............................................................     5,087,014      3,829,401
Interest (income) expense, net.....................................................       (31,204)       362,859
                                                                                      -----------    -----------
Income before income taxes.........................................................     5,118,218      3,466,542
Provision for income taxes.........................................................     2,241,779      1,316,939
                                                                                      -----------    -----------
Net income.........................................................................   $ 2,876,439    $ 2,149,603
                                                                                      -----------    -----------
                                                                                      -----------    -----------

     See accompanying notes to condensed consolidated financial statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                                  COMMON STOCK,
                                                  $.01 PAR VALUE
                                               --------------------    ADDITIONAL                       TOTAL
                                               NUMBER OF                 PAID-IN       RETAINED      SHAREHOLDERS'
                                                SHARES      AMOUNT       CAPITAL       EARNINGS         EQUITY
                                               ---------    -------    -----------    -----------    -------------
Balance, December 31, 1997..................   8,207,658    $82,076    $22,054,326    $ 7,594,979     $29,731,381
  Proceeds from exercise of stock options,
     including tax benefit of $13,131.......      73,338        734        243,497             --         244,231
  Amortization of deferred
     compensation...........................          --         --         24,942             --          24,942
  Net income for the period.................          --         --             --      2,876,439       2,876,439
                                               ---------    -------    -----------    -----------     -----------
Balance, June 30, 1998......................   8,280,996    $82,810    $22,322,765    $10,471,418     $32,876,993
                                               ---------    -------    -----------    -----------     -----------
                                               ---------    -------    -----------    -----------     -----------

     See accompanying notes to condensed consolidated financial statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                                            1998           1997
                                                                                         -----------    -----------
Cash flows from operating activities:
  Net income..........................................................................   $ 2,876,439    $ 2,149,603
                                                                                         -----------    -----------
    Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation and amortization................................................     1,133,005      1,208,045
         Loss on disposal of property and equipment...................................        93,354          6,481
         Deferred rent................................................................        90,913         81,110
         Amortization of stock based compensation.....................................        24,942         33,788
         Deferred income taxes........................................................       (23,918)       667,186
         Amortization of deferred loan costs..........................................        10,144         10,144
    Changes in operating assets and liabilities:
       (Increase) decrease in--
         Inventories..................................................................        (4,007)        (9,530)
         Prepaid expenses.............................................................      (304,472)      (206,660)
         Other current assets.........................................................       (55,842)        39,251
           Other assets...............................................................       (58,228)        20,453
       Increase (decrease) in--
         Accounts payable and accrued liabilities.....................................       838,358      1,029,503
         Income tax payable...........................................................       276,076        337,116
         Deferred franchise fee income................................................       (50,000)       (66,892)
         Accrued restaurant closure expenses..........................................         5,665        982,405
                                                                                         -----------    -----------
    Total adjustments.................................................................     1,975,990      4,132,400
                                                                                         -----------    -----------
    Net cash provided by operating activities.........................................     4,852,429      6,282,003
                                                                                         -----------    -----------

Cash flows from investing activities:
  Payments for property and equipment.................................................    (1,558,950)      (616,098)
  Payment for intangible assets.......................................................      (189,910)       (43,108)
    Decrease in deposits and deferred costs on future
       restaurant locations...........................................................        12,816         75,436
                                                                                         -----------    -----------
         Net cash used in investing activities........................................    (1,736,044)      (583,770)
                                                                                         -----------    -----------

Cash flows from financing activities:
  Net borrowings (repayments) under revolving credit agreement........................    (1,074,950)    (4,701,794)
  Principal payments on long-term debt................................................       (44,459)       (41,051)
  Proceeds from issuance of common stock..............................................       231,100         89,303
                                                                                         -----------    -----------
         Net cash used in financing activities........................................      (888,309)    (4,653,542)
                                                                                         -----------    -----------
         Net increase in cash and cash equivalents....................................     2,228,076      1,044,691
  Cash and cash equivalents, beginning of period......................................       292,455         94,490
                                                                                         -----------    -----------
  Cash and cash equivalents, end of period............................................   $ 2,520,531    $ 1,139,181
                                                                                         -----------    -----------
                                                                                         -----------    -----------

     See accompanying notes to condensed consolidated financial statements.
                                      F-45

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (UNAUDITED)

(1) BASIS OF PRESENTATION

     The condensed consolidated balance sheet as of December 31, 1997, which has been derived from audited financial statements, and the unaudited interim condensed financial statements included herein, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission, except that earnings per share data has been omitted. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made herein are adequate to make the information presented not misleading. These financial statements must be read in conjunction with the financial statements and the notes thereto included elsewhere in this Offering Memorandum.

     In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of Pollo Tropical and the results of operations and cash flows for the periods indicated. Results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

(2) ACCOUNTING POLICIES

     During interim periods Pollo Tropical follows the accounting policies set forth in its consolidated financial statements included elsewhere in this Offering Memorandum. Reference should be made to such financial statements for information on such accounting policies and further financial details. Certain prior year amounts have been reclassified to conform to the current year presentation.

(3) NEWLY ISSUED ACCOUNTING STANDARD

     In April 1998, the Financial Accounting Standards Board issued Statement of Position ("SOP") No. 98-5, "Reporting on the Cost of Start-Up Activities". SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred. Pollo Tropical plans to adopt SOP 98-5 when required in the first quarter of Fiscal 1999, although early adoption is permitted. Initial adoption of SOP 98-5 should be as of the beginning of the Fiscal year in which first adopted, and will be reported as the cumulative effect of a change in accounting principle in the first quarter of Fiscal 1999. At the present time, Pollo Tropical cannot predict the amount of the cumulative effect of the change in accounting principle that will be recorded in the first quarter of Fiscal year 1999, however, had the Company adopted the new standard at the beginning of Fiscal year 1998, the cumulative effect of the change in accounting principle that would have been recorded in the accompanying Condensed Consolidated Statements of Operations for the six months ended June 30, 1998, would not have been material to income before cumulative effect of a change in accounting principle. Had the provisions of SOP 98-5 been applicable to the accompanying condensed consolidated financial statements, income before cumulative effect of a change in accounting principle as calculated in accordance with the provisions of SOP 98-5 would not have been materially different than the historical amount reported herein.

(4) ACQUISITION EXPENSES

     As of July 20, 1998, Pollo Tropical consummated an Agreement and Plan of Merger, ("Merger Agreement"), with Carrols Corporation ("Carrols"). Pursuant to the Merger Agreement, Pollo Tropical shareholders tendering their shares to Carrols will receive $11.00 per share and Pollo Tropical will be merged with and into Carrols (the "Merger") and upon the Merger, the remaining shares outstanding, if any, will be converted into the right to receive $11.00 per share. Carrols will be the surviving corporation of the Merger.

     Simultaneously with the execution of the Merger Agreement, Pollo Tropical, Carrols and Larry Harris, Pollo Tropical's Chairman and Chief Executive Officer entered into a Non-Competition and Confidentiality Agreement

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

(4) ACQUISITION EXPENSES--(CONTINUED)

(the "Confidentiality Agreement"). Under the Confidentiality Agreement, Carrols will pay $350,000 to Mr. Harris within five days after the consummation of the Merger and an additional $90,000 in connection with Mr. Harris' accrued bonus for the six months ended June 30, 1998. Additionally, Carrols will pay William Carl Drew, Pollo Tropical's Chief Financial Officer, half his full maximum annual bonus due plus a lump sum severance payment upon his departure equal to Mr. Drew's one year annual base salary. The total amount of these payments to Mr. Drew approximates $168,000. During the six months ended June 30, 1998, Pollo Tropical has incurred approximately $300,000 in financial services advisory fees, $97,000 in legal fees, $93,000 in director fees for special committee meetings and $14,000 in outside professional and office expenses associated with the merger, which are included in Acquisition expenses in the accompanying Condensed Consolidated Statements of Operations. In addition, Pollo Tropical will also incur approximately $1.1 million in financial services advisory fees upon the consummation of the Merger Agreement, write off approximately $101,000 in capitalized loan costs approximately $51,000 in unamortized deferred compensation, and will record approximately $18,000 due to the accelerated vesting of stock options.

     The accompanying Condensed Consolidated Financial Statements do not include any adjustments to reflect the amount of Carrols' investment in the Company.

(5) COMMITMENTS AND CONTINGENCIES

  Accrued Restaurant Closure Expenses

     During the six months ended June 30, 1998, Pollo Tropical incurred $88,597 in net losses on disposal of fixed assets and $141,118 in expenses associated with termination of leases which were applied to the closure reserve established in Fiscal 1996. In the second quarter of Fiscal 1998 Pollo Tropical increased the accrued restaurant closure expenses $150,000, consisting of $50,000 in net losses on disposal of fixed assets and $100,000 in estimated liabilities associated with the termination of leases. Any difference between these estimated expenses and the actual amounts of such expenses will be recorded during the period in which such differences become known.

  Purchase and Construction Agreements

     During Fiscal 1997, Pollo Tropical entered into a purchase agreement for a future restaurant site with a purchase price of approximately $640,000. Pollo Tropical expects to close the agreement during Fiscal 1998. Pollo Tropical has also entered into a construction contract for a new restaurant in the amount of approximately $492,000 and estimates incurring an additional $3.3 million in capital expenditures to develop five restaurants in 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                                  $170,000,000

                              CARROLS CORPORATION

                                ----------------
                                   PROSPECTUS
                                ----------------

 OFFER TO EXCHANGE UP TO $170,000,000 9 1/2% SENIOR SUBORDINATED NOTES DUE 2008

 FOR ANY AND ALL OUTSTANDING $170,000,000 9 1/2% SENIOR SUBORDINATED NOTES DUE
                                      2008

                                           , 1999

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of the date of this Prospectus.

Until             , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Carrols Corporation (the "Company"), Carrols Realty Holdings Corp. ("Realty Holdings"), Carrols Realty I Corp. ("Realty I"), Carrols Realty II Corp. ("Realty II") and Carrols J.G. Corp. ("J.G.") are all incorporated in Delaware. Under Section 145 of the General Corporation Law of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Ninth of the Restated Certificate of Incorporation of the Company provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation contains such a provision.

     Quanta Advertising Corp. ("Quanta") is incorporated in New York.
Section 722 of the New York Business Corporation Law permits a New York corporation to indemnify its directors and officers in connection with actions or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors or officers of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall only be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, if such person had no reasonable cause to believe that his conduct was unlawful.
Section 721 of the New York Business Corporation Law states that the indemnification provided for by Article 7 thereof shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

     Pollo Franchise, Inc. ("Pollo Franchise") and Pollo Operations, Inc. ("Pollo Operations") are both incorporated in Florida. Section 607.0850 of the Florida Business Corporation Act permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of the company. Section 607.0850 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The by-laws of Pollo Franchise and Pollo Operations each contain such a provision in Article VIII thereof.

     The Company, Realty Holdings, Realty I, Realty II, J.G., Quanta, Pollo Franchise and Pollo Operations all have directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Company, Realty Holdings, Realty I, Realty II, J.G., Quanta, Pollo Franchise and Pollo Operations in connection with the performance of their respective duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

     (b) See the Schedule Index included immediately preceding the Exhibit Index to this Registration Statement.

ITEM 22. UNDERTAKINGS.

     Each of the undersigned Registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON FEBRUARY 2, 1999.

                                          CARROLS CORPORATION

                                          By:           /s/ ALAN VITULI
                                             -----------------------------------
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ALAN VITULI AND PAUL R. FLANDERS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THE WITHIN REGISTRATION STATEMENT ON FORM S-4 AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUCH OTHER STATE AND FEDERAL GOVERNMENT COMMISSIONS AND AGENCIES AS MAY BE NECESSARY OR ADVISABLE, AND GRANTS UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT AND COULD DO IN PERSON, HEREBY FULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

             /s/ ALAN VITULI                Chairman and Chief Executive Officer;          February 2, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

         /s/ DANIEL T. ACCORDINO            President and Chief Operating Officer and      February 2, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President--Finance and Treasurer          February 2, 1999
------------------------------------------  (Principal Financial Officer)
             Paul R. Flanders

        /s/ BENJAMIN D. CHERESKIN           Director                                       February 2, 1999
------------------------------------------
          Benjamin D. Chereskin

           /s/ JAMES M. CONLON              Director                                       February 2, 1999
------------------------------------------
             James M. Conlon

        /s/ DAVID J. MATHIES, JR.           Director                                       February 2, 1999
------------------------------------------
          David J. Mathies, Jr.

           /s/ ROBIN P. SELATI              Director                                       February 2, 1999
------------------------------------------
             Robin P. Selati

          /s/ CLAYTON E. WILHITE            Director                                       February 2, 1999
------------------------------------------
            Clayton E. Wilhite

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS REALTY HOLDINGS CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON FEBRUARY 2, 1999.

                                          CARROLS REALTY HOLDINGS CORP.

                                          By:           /s/ ALAN VITULI
                                             -----------------------------------
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ALAN VITULI AND PAUL R. FLANDERS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THE WITHIN REGISTRATION STATEMENT ON FORM S-4 AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUCH OTHER STATE AND FEDERAL GOVERNMENT COMMISSIONS AND AGENCIES AS MAY BE NECESSARY OR ADVISABLE, AND GRANTS UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT AND COULD DO IN PERSON, HEREBY FULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

             /s/ ALAN VITULI                Chairman and Chief Executive Officer;          February 2, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

         /s/ DANIEL T. ACCORDINO            President and Chief Operating Officer and      February 2, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief            February 2, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS REALTY I CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON FEBRUARY 2, 1999.

                                          CARROLS REALTY I CORP.

                                          By:           /s/ ALAN VITULI
                                             -----------------------------------
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ALAN VITULI AND PAUL R. FLANDERS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THE WITHIN REGISTRATION STATEMENT ON FORM S-4 AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUCH OTHER STATE AND FEDERAL GOVERNMENT COMMISSIONS AND AGENCIES AS MAY BE NECESSARY OR ADVISABLE, AND GRANTS UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT AND COULD DO IN PERSON, HEREBY FULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

             /s/ ALAN VITULI                Chairman and Chief Executive Officer;          February 2, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

         /s/ DANIEL T. ACCORDINO            President and Chief Operating Officer and      February 2, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief            February 2, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS REALTY II CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON FEBRUARY 2, 1999.

                                          CARROLS REALTY II CORP.

                                          By:         /s/ ALAN VITULI
                                            ------------------------------------
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ALAN VITULI AND PAUL R. FLANDERS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THE WITHIN REGISTRATION STATEMENT ON FORM S-4 AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUCH OTHER STATE AND FEDERAL GOVERNMENT COMMISSIONS AND AGENCIES AS MAY BE NECESSARY OR ADVISABLE, AND GRANTS UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT AND COULD DO IN PERSON, HEREBY FULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

             /s/ ALAN VITULI                Chairman and Chief Executive Officer;          February 2, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

         /s/ DANIEL T. ACCORDINO            President and Chief Operating Officer and      February 2, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief            February 2, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS J.G. CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON FEBRUARY 2, 1999.

                                          CARROLS J.G. CORP.

                                          By:           /s/ ALAN VITULI
                                            ------------------------------------
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ALAN VITULI AND PAUL R. FLANDERS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THE WITHIN REGISTRATION STATEMENT ON FORM S-4 AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUCH OTHER STATE AND FEDERAL GOVERNMENT COMMISSIONS AND AGENCIES AS MAY BE NECESSARY OR ADVISABLE, AND GRANTS UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT AND COULD DO IN PERSON, HEREBY FULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

             /s/ ALAN VITULI                Chairman and Chief Executive Officer;          February 2, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

         /s/ DANIEL T. ACCORDINO            President and Chief Operating Officer and      February 2, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief            February 2, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, QUANTA ADVERTISING CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON FEBRUARY 2, 1999.

                                          QUANTA ADVERTISING CORP.

                                          By:         /s/ ALAN VITULI
                                            ------------------------------------
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ALAN VITULI AND PAUL R. FLANDERS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THE WITHIN REGISTRATION STATEMENT ON FORM S-4 AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUCH OTHER STATE AND FEDERAL GOVERNMENT COMMISSIONS AND AGENCIES AS MAY BE NECESSARY OR ADVISABLE, AND GRANTS UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT AND COULD DO IN PERSON, HEREBY FULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

             /s/ ALAN VITULI                Chairman and Chief Executive Officer;          February 2, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

         /s/ DANIEL T. ACCORDINO            President and Chief Operating Officer and      February 2, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief            February 2, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, POLLO FRANCHISE, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON FEBRUARY 2, 1999.

                                          POLLO FRANCHISE, INC.

                                          By:        /s/ ALAN VITULI
                                            ------------------------------------
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ALAN VITULI AND PAUL R. FLANDERS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THE WITHIN REGISTRATION STATEMENT ON FORM S-4 AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUCH OTHER STATE AND FEDERAL GOVERNMENT COMMISSIONS AND AGENCIES AS MAY BE NECESSARY OR ADVISABLE, AND GRANTS UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT AND COULD DO IN PERSON, HEREBY FULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

             /s/ ALAN VITULI                Chairman and Chief Executive Officer;          February 2, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

         /s/ NICHOLAS A. CASTALDO           President and Chief Operating Officer and      February 2, 1999
------------------------------------------  Director
           Nicholas A. Castaldo

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief            February 2, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, POLLO OPERATIONS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON FEBRUARY 2, 1999.

                                          POLLO OPERATIONS, INC.

                                          By:         /s/ ALAN VITULI
                                            ------------------------------------
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ALAN VITULI AND PAUL R. FLANDERS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THE WITHIN REGISTRATION STATEMENT ON FORM S-4 AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUCH OTHER STATE AND FEDERAL GOVERNMENT COMMISSIONS AND AGENCIES AS MAY BE NECESSARY OR ADVISABLE, AND GRANTS UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT AND COULD DO IN PERSON, HEREBY FULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

             /s/ ALAN VITULI                Chairman and Chief Executive Officer;          February 2, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

         /s/ NICHOLAS A. CASTALDO           President and Chief Operating Officer and      February 2, 1999
------------------------------------------  Director
           Nicholas A. Castaldo

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief            February 2, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer)

                       FINANCIAL STATEMENT SCHEDULE INDEX

Schedule II...................  Valuation and qualifying accounts for the years ended December 31, 1997, 1996 and
                                1995

                      CARROLS CORPORATION AND SUBSIDIARIES
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                            ------------------------

COL. A                                                             COL. B        COL. C        COL. D         COL. E
---------------------------------------------------------------   ----------    ----------    ----------     ----------
                                                                                ADDITIONS
                                                                  BALANCE AT    CHARGED TO                   BALANCE AT
                                                                  BEGINNING     COSTS AND                     END OF
DESCRIPTION                                                       OF PERIOD     EXPENSES      DEDUCTIONS      PERIOD
---------------------------------------------------------------    --------      --------      --------       --------
Year ended December 31, 1997:
Reserve for doubtful trade accounts receivable.................     310,000                    (180,000)(b)    130,000
Other reserves(a)..............................................     753,000       133,000                      886,000
Year ended December 31, 1996:
Reserve for doubtful trade accounts receivable.................     419,000        16,000      (125,000)(b)    310,000
Other reserves(a)..............................................     788,000                     (35,000)(b)    753,000
Year ended December 31, 1995:
Reserve for doubtful trade accounts receivable.................     424,000        12,000       (17,000)(b)    419,000
Other reserves(a)..............................................     542,000       388,000      (142,000)(b)    788,000

(a) Included principally in other assets
(b) Represents write-offs of accounts

                                 EXHIBIT INDEX

EXHIBIT                                                                                                    SEQUENTIAL
NUMBER         DESCRIPTION                                                                                 PAGE NO.
------         -----------------------------------------------------------------------------------------   ----------
  2.1     --   Agreement and Plan of Merger dated June 3, 1998 by and between Carrols Corporation and
               Pollo Tropical, Inc. (incorporated by reference to Exhibit (c)(1) to the Tender Offer
               Statement on Schedule 14 (d)(1) dated July 3, 1998)
  3.1     --   Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.(3)(a) to
               Carrols Corporation's 1987 Annual Report on Form 10-K)
  3.2     --   Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Carrols Corporation's 1996 Annual Report on Form 10-K)
  3.3     --   Restated By-laws (incorporated by reference to Exhibit 3.(3)(b) to Carrols Corporation's
               1986 Annual Report on Form 10-K )
 *4.1     --   Indenture, dated as of November 24, 1998, between Carrols Corporation, the Guarantors named therein and IBJ Schroder Bank & Trust Company, as Trustee
 *4.2     --   Exchange and Registration Rights Agreement, dated as of November 24, 1998, among Carrols
               Corporation and Chase Securities Inc. and NationsBanc Montgomery Securities LLC
 *4.3     --   Form of 9 1/2% Senior Subordinated Note due 2008
 *5.1     --   Opinion of Rosenman & Colin LLP
*10.1     --   Loan Agreement dated as of May 12, 1997 by and among Carrols Corporation, Texas Commerce
               Bank National Association, Heller Financial, Inc., First Union National Bank of North
               Carolina, and the other lenders now or thereafter parties thereto
 10.2     --   Amendment to Carrols Corporation's Senior Credit Facility titled Amendment to Loan
               Agreement, made and entered into as of July 9, 1998, by and among Carrols Corporation,
               Heller Financial, Inc., NationsBank, and Chase Bank of Texas, National Association
               (incorporated by reference to Exhibit (b)(2) to the Tender Offer Statement on Schedule
               (d)(1) dated July 3, 1998)
*10.3     --   Amendment to Loan Agreement dated as of December 31, 1998, by and among Carrols
               Corporation, Heller Financial, Inc., NationsBank, and Chase Bank of Texas, National
               Association
 10.4     --   Supply Agreement between ProSource Services Corporation and Carrols Corporation dated
               April 1, 1994 (incorporated by reference to Exhibit 10.11 to Carrols Corporation's 1994
               Annual Report on Form 10-K)
 10.5     --   Stock Purchase Agreement dated as of February 25, 1997 by and among Madison Dearborn
               Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Atlantic Restaurants,
               Inc. and Carrols Holdings Corporation (incorporated by reference to Exhibit 10.12 to
               Carrols Corporation's 1996 Annual Report on Form 10-K)
 10.6     --   1994 Regional Directors Bonus Plan (incorporated by reference to Exhibit 10.19 to Carrols
               Corporation's 1994 Annual Report on Form 10-K)
 10.7     --   Carrols Corporation Corporate Employee's Savings Plan dated December 31, 1994
               (incorporated by reference to Exhibit 10.21 to Carrols Corporation's 1994 Annual Report
               on Form 10-K)
 10.8     --   Seventh Amendment to Third Amended and Restated Loan and Security Agreement by and among
               Heller Financial, Inc., Carrols Holdings Corporation and Carrols Corporation dated as of
               April 3, 1996 (incorporated by reference to Exhibit 10.27 to Carrols Corporation's current report on Form 8-K filed April 10, 1996)

EXHIBIT                                                                                                    SEQUENTIAL
NUMBER         DESCRIPTION                                                                                 PAGE NO.
------         -----------------------------------------------------------------------------------------       --
 10.9     --   Amended and Restated Employment Agreement dated as of April 3, 1996 by and between
               Carrols Corporation and Alan Vituli (incorporated by reference to Exhibit 10.23 to
               Carrols Corporation's Current Report on Form 8-K filed on April 10, 1996)
 10.10    --   Amended and Restated Employment Agreement dated as of April 3, 1996 by and between
               Carrols Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.24 to Carrols Corporation's Current Report on Form 8-K filed on April 10, 1996)
*10.11    --   Amended and Restated Employment Agreement dated as of July 20, 1998 by and between
               Carrols Corporation and Nicholas A. Castaldo
 10.12    --   Carrols Corporation 1996 Long-Term Incentive Plan (incorporated by reference to Exhibit
 10.20    --   to Carrols Corporation's 1996 Annual Report on Form 10-K)
 10.13    --   Stock Option Agreement dated as of December 30, 1996 by and between Carrols Corporation and Alan Vituli (incorporated by reference to Exhibit 10.21 to Carrols Corporation's 1996
               Annual Report on Form 10-K)
 10.14    --   Stock Option Agreement dated as of December 30, 1996 by and between Carrols Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.22 to Carrols
               Corporation's 1996 Annual Report on Form 10-K)
 10.15    --   Form of Stockholders Agreement by and among Carrols Holdings Corporation, Madison
               Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Atlantic
               Restaurants, Inc., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.23 to Carrols Corporation's 1996 Annual Report on Form 10-K)
 10.16    --   Form of Registration Agreement by and among Carrols Holdings Corporation, Atlantic
               Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital
               Partners II, L.P., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.24 to Carrols Corporation's 1996 Annual Report on Form 10-K)
 10.17    --   Form of Second Amended and Restated Employment Agreement by and between Carrols
               Corporation and Alan Vituli (incorporated by reference to Exhibit 10.25 to Carrols
               Corporation's 1996 Annual Report on Form 10-K)
 10.18    --   Form of Second Amended and Restated Employment Agreement by and between Carrols
               Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.26 to
               Carrols Corporation's 1996 Annual Report on Form 10-K)
 10.19    --   Form of Carrols Holdings Corporation 1996 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to Carrols Corporation's 1996 Annual Report on Form 10-K)
 10.20    --   Form of Stock Option Agreement by and between Carrols Holdings Corporation and Alan
               Vituli (incorporated by reference to Exhibit 10.28 to Carrols Corporation's 1996 Annual
               Report on Form 10-K)
 10.21    --   Form of Stock Option Agreement by and between Carrols Holdings Corporation and Daniel T.
               Accordino (incorporated by reference to Exhibit 10.29 to Carrols Corporation's 1996
               Annual Report on Form 10-K)
 10.22    --   Form of Unvested Stock Option Agreement by and between Carrols Holdings Corporation and
               Alan Vituli (incorporated by reference to Exhibit 10.30 to Carrols Corporation's 1996
               Annual Report on Form 10-K)
 10.23    --   Form of Unvested Stock Option Agreement by and between Carrols Holdings Corporation and
               Daniel T. Accordino (incorporated by reference to Exhibit 10.31 to Carrols Corporation's
               1996 Annual Report on Form 10-K)

EXHIBIT                                                                                                    SEQUENTIAL
NUMBER         DESCRIPTION                                                                                 PAGE NO.
------         -----------------------------------------------------------------------------------------       --
 10.24    --   Form of Unvested Stock Option Agreement by and between Carrols Holdings Corporation and
               Joseph A. Zirkman (incorporated by reference to Exhibit 10.32 to Carrols Corporation's
               1996 Annual Report on Form 10-K)
 10.25    --   First Amendment to the Stock Purchase Agreement dated March 27, 1997 by and among Carrols
               Holdings Corporation, Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P.
               and Madison Dearborn Capital Partners II, L.P. (incorporated by reference to
               Exhibit 10.38 to Carrols Corporation's current report on Form 8-K filed March 27, 1997)
 10.26    --   Purchase and Sale Agreement dated as of January 15, 1997 by and between Carrols
               Corporation, as Purchaser, Omega Services, Inc. as Seller and Mr. Harold W. Hobgood as
               Omega's Agent (incorporated by reference to Exhibit 10.39 to Carrols Corporation's current report on Form 8-K filed March 27, 1997)
 10.27    --   Purchase and Sale Agreement dated as of January 15, 1997 by and between Carrols
               Corporation, as Purchaser, Omega Services, Inc. as Seller and Mr. Harold W. Hobgood as
               Omega's Agent (incorporated by reference to Exhibit 10.40 to Carrols Corporation's current report on Form 8-K filed March 27, 1997)
 10.28    --   Purchase Agreement dated as of July 7, 1997 among Carrols Corporation, as Purchaser, and the individuals and trusts listed on Exhibit A attached thereto, as Sellers, the individuals and entities listed on Exhibit B attached thereto, as Affiliated Real
               Property Owners, and Richard D. Fors, Jr. and Charles J. Mund, as the Seller's
               representatives (incorporated by reference to Exhibit 10.41 to Carrols Corporation's current report on Form 8-K filed August 20, 1997)
*10.29    --   Carrols Holdings Corporation 1998 Directors' Stock Option Plan
*12.1     --   Calculation of Earnings to Fixed Charges Ratio
 16.1     --   Letter re: Change in Certifying Accountant (incorporated by reference to Exhibit 16.1 to
               Carrols Corporation's Current Report on Form 8-K filed with the Commission on August 15,
               1997)
*21.1     --   List of Subsidiaries
*23.1     --   Consent of PricewaterhouseCoopers LLP
*23.2     --   Consent of Arthur Andersen LLP
*23.3     --   Consent of Arthur Andersen LLP
*23.4     --   Consent of Rosenman & Colin LLP (included in Exhibit 5.1)
*24       --   Power of Attorney (included on signature pages at II-3, II-4, II-5, II-6, II-7, II-8,
               II-9 and II-10)
*25       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of IBJ Whitehall
               Bank & Trust Company, as Trustee
*99.1     --   Form of Letter of Transmittal for Old Notes
*99.2     --   Form of Notice of Guaranteed Delivery for Old Notes

------------------

* Filed herewith.